UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Newfield Exploration Company
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NEWFIELD EXPLORATION COMPANY
Houston, Texas

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 7, 2010

To the stockholders of Newfield Exploration Company:

Our 2010 annual meeting of stockholders will be held at 8:00 a.m., local time, on Friday, May 7, 2010, in the 19th Floor Front Range Room of our Rocky Mountains office located at 1001 Seventeenth Street, Denver, Colorado, for the following purposes:

(1) to elect the 11 nominees for directors named in this Proxy Statement to serve until our 2011 annual meeting of stockholders;

(2) to approve the Newfield Exploration Company 2010 Employee Stock Purchase Plan;

(3) to ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, as our independent auditors for the year ending December 31, 2010; and

(4) to transact any other business that may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

The close of business on March 9, 2010 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournments or postponements of the meeting.  This Notice, Proxy Statement and the form of proxy/voting instruction card are first being sent or made available to stockholders on or about March 23, 2010.

You are cordially invited to attend the meeting.

By order of the Board of Directors,

/s/ John D. Marziotti

John D. Marziotti
                    Secretary

March 15, 2010

YOUR VOTE IS IMPORTANT You are urged to vote your shares via the Internet, our toll-free telephone number or by signing, dating and promptly returning your proxy card in the enclosed envelope.

i

ii

NEWFIELD EXPLORATION COMPANY
363 N. Sam Houston Parkway E.
Suite 100
Houston, Texas 77060
(281) 847-6000
www.newfield.com

PROXY STATEMENT

For the 2010 Annual Meeting of Stockholders

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2010

The notice of the meeting, this Proxy Statement and our 2009 Annual Report (which includes our annual report on Form 10-K for the year ended December 31, 2009) are available at:

http://phx.corporate-ir.net/phoenix.zhtml?c=63798&p=proxy.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Who is soliciting my vote?

Newfield’s Board of Directors is soliciting your vote at our 2010 annual meeting of stockholders.

What is the purpose of the meeting?

The purpose of the meeting is to:

•	elect the 11 nominees for directors named in this Proxy Statement;

•	approve the Newfield Exploration Company 2010 Employee Stock Purchase Plan;

•	ratify the selection of PricewaterhouseCoopers LLP, independent registered public accounting firm, as our independent auditors for the year ending December 31, 2010; and

•	transact any other business that may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on March 9, 2010, the record date for the meeting, are entitled to receive notice of and to vote at the meeting or any adjournments or postponements of the meeting.  Stockholders are entitled to one vote for each share of our common stock that they owned as of the record date.  Stockholders may not cumulate their votes in the election of directors.  On the record date, we had 133,448,765 shares of our common stock outstanding.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of our issued and outstanding shares of common stock entitled to vote will constitute a quorum at the meeting.  All shares of our common stock represented at the meeting, including shares for which proxies have been received but for which stockholders have abstained and broker non-votes, will be treated as present and entitled to vote for purposes of determining whether there is a quorum.

What are your Board’s recommendations?

Our Board recommends that you vote:

•	“FOR” each of the 11 nominees proposed in this Proxy Statement for election as directors;

•	“FOR” approval of the Newfield Exploration Company 2010 Employee Stock Purchase Plan; and

•	“FOR” ratification of the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, as our independent auditors for the year ending December 31, 2010.

If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board.  If no recommendation is given, the proxy holders will vote in their discretion.

What vote is required to elect the directors and approve each proposal?

Under our Bylaws, to be elected as a director, each of the 11 nominees named in this Proxy Statement for election as directors must receive a majority of the votes cast, which means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee.

Under our Bylaws, the approval of each of (1) the Newfield Exploration Company 2010 Employee Stock Purchase Plan and (2) the ratification of the appointment of the independent registered public accounting firm also requires a majority of the votes cast.  However, under New York Stock Exchange (“NYSE”) rules, the total votes cast in favor of the 2010 Employee Stock Purchase Plan must represent a majority of all issued and outstanding shares of our common stock entitled to vote on the proposal.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If you are a beneficial owner and your broker holds your shares in its name (that is, in “street name”), your broker is permitted to vote your shares on the ratification of the appointment of the independent registered public accounting firm, even if your broker does not receive instructions from you.  Your broker may not vote on the election of directors or the 2010 Employee Stock Purchase Plan without instructions from you.  Without your voting instructions, a broker non-vote will occur with regard to those matters.

A broker non-vote will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the election of the 11 nominees for directors and the approval of the 2010 Employee Stock Purchase Plan.  Broker non-votes will have no effect on the vote on the ratification of the appointment of the independent registered public accounting firm.

What if I abstain?

Abstentions are counted as present for purposes of determining a quorum.  If you abstain, it will have no effect on the election of the 11 nominees for directors or the ratification of the appointment of the independent registered public accounting firm.  However, if you abstain, it will have the same effect as a vote “AGAINST” the approval of the 2010 Employee Stock Purchase Plan.

How do I give voting instructions?

As described on the enclosed proxy card, proxies may be submitted:

•	over the Internet;
•	by telephone; or
•	by mail.

If you submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, your shares will be voted as you indicate.  If you sign your proxy card without indicating your vote, your shares will be voted in accordance with the recommendations of our Board.

Proxies submitted over the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on May 6, 2010.

If you hold your Newfield shares in a brokerage account, your ability to vote over the Internet or by telephone depends on your broker’s voting process.  Please follow the directions on your proxy card or the voter instruction card from your broker carefully.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.  If you plan to vote in person at the meeting and you hold your Newfield stock in street name, you must obtain a proxy or voter instruction card from your broker and bring that proxy to the meeting.

For participants in our 401(k) Plan, the plan permits you to direct the plan trustee on how to vote the Newfield common stock allocated to your account.  Your instructions to the plan trustee regarding how to vote your plan shares will be delivered via the enclosed proxy card, which may be returned as described on the enclosed proxy card:

•	over the Internet;
•	by telephone; or
•	by mail.

Your proxy for shares held in the 401(k) plan must be received by 11:59 p.m. Eastern Daylight Time on May 3, 2010.  The plan administrator will direct the trustee to vote shares as to which no instructions are received in proportion to voting directions received by the trustee from all plan participants who vote.

Can I change my vote?

Yes.  You may revoke or change a proxy before the vote is taken at the annual meeting by:

•	giving notice of the revocation in writing to our Secretary at 363 N. Sam Houston Parkway E., Suite 100, Houston, Texas 77060;
•	submitting another valid proxy by mail, telephone or over the Internet that is later dated and

o	if mailed, is properly signed; or
o	if submitted by telephone or over the Internet, is received by 11:59 p.m. Eastern Daylight Time on May 6, 2010;

•	voting in person at the meeting; or
•	if you have instructed your broker or other nominee to vote your shares, by following the directions received from your broker or nominee to change those instructions.

If your shares are held in our 401(k) plan, you also may revoke or change your proxy by submitting another valid proxy by mail, telephone or over the Internet that is later dated and, if mailed, is properly signed.  The new 401(k) plan participant proxy must be received by 11:59 p.m. Eastern Daylight Time on May 3, 2010.

Can I access Newfield’s Proxy Statement and Annual Report from the Internet?

Yes.  These documents are available at http://phx.corporate-ir.net/phoenix.zhtml?c=63798&p=proxy.

Can I receive these materials electronically in the future?

Yes.  You also can help us reduce future printing and mailing costs and the environmental impact by signing up to receive future Newfield stockholder communications electronically via email or the Internet.  With electronic delivery, you will receive documents such as our Annual Report and Proxy Statement as soon as they are available, without waiting for them to arrive in the mail.  Electronic delivery can also help us eliminate duplicate mailings.  To sign up for electronic delivery of future stockholder communications, please follow the instructions on the proxy card to vote using the Internet (at www.proxyvote.com) and, when prompted, indicate that you agree to receive or access future stockholder communications electronically.  Your electronic delivery enrollment will be effective until cancelled.

What is householding?

We have adopted a procedure approved by the Securities and Exchange Commission known as “householding.”  Under this procedure, multiple stockholders residing at the same address have the convenience of receiving a single copy of our Annual Report and Proxy Statement, unless they have notified us that they want to continue receiving multiple copies.  This allows us to save money by reducing the number of documents we print and mail, and helps reduce the environmental impact as well.

If you received a householded mailing this year and you would like to have additional copies of the Annual Report and/or Proxy Statement mailed to you, or you would like to revoke your consent to the householding of documents, please submit your request to Broadridge Financial Solutions, Inc. either by calling 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  If you received a householded mailing this year and would like to have additional copies mailed to you, Broadridge will promptly deliver the requested copies.  If you revoke your consent, you will begin to receive individual copies of future mailings within 30 days after we receive your revocation notice.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm.  For example, if you and your spouse each have two accounts containing our common stock at two different brokerage firms, your household will receive two copies of our annual meeting materials—one from each brokerage firm.  To reduce the number of duplicate sets of materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program.  See “Can I receive these materials electronically in the future?”

FORWARD-LOOKING STATEMENTS

      Some of the amounts set forth in this Proxy Statement in the disclosure regarding executive compensation are forward-looking statements within the meaning of the federal securities laws.  These amounts include estimates of future amounts payable under awards, plans and agreements or the present value of future amounts, as well as the estimated value at December 31, 2009 of awards the vesting of which will depend on performance over future periods.  Estimating future payments of this nature is necessarily subject to contingencies and uncertainties, many of which are difficult to predict.  In order to estimate amounts that may be paid in the future, we had to make assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions.  These variables include the price of our common stock, the date of termination of employment, final pay, interest rates, applicable tax rates and other assumptions.  Accordingly, amounts and awards paid out in future periods may vary from the related estimates and values set forth in this Proxy Statement.

ELECTION OF DIRECTORS

Proposal 1 on Proxy Card

The Nominating & Corporate Governance Committee of our Board has nominated the 11 people named below for election as directors at our 2010 annual meeting of stockholders.  If elected, each director will serve until our 2011 annual meeting of stockholders and thereafter until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.  Unless instructions to the contrary are given, all properly delivered proxies will be voted for the election of these 11 nominees as directors.

Our Bylaws require that each director receive a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee).  All director nominees identified in the following list currently are serving on our Board.  If our stockholders do not elect a nominee who is serving as a director, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Bylaws, if a nominee who currently is serving as a director does not receive a sufficient number of votes for re-election, that director must submit an irrevocable resignation in writing to the Chairman of the Nominating & Corporate Governance Committee of our Board.  The Nominating & Corporate Governance Committee must make a recommendation to our Board regarding whether to accept or reject the resignation, or whether other action should be taken.  Our Board would then act on the Nominating & Corporate Governance Committee’s recommendation and, if the resignation is rejected, publicly disclose its decision and the rationale behind it within 90 days after the date that the election results were certified.

If any nominee is unable or unwilling to serve, the proxy holders will vote for such other person as may be nominated by the Nominating & Corporate Governance Committee.  Alternatively, our Board may reduce the size of the Board.  We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected as a director.

Dennis R. Hendrix and David A. Trice are retiring as members of our Board of Directors and are not standing for re-election as directors at our 2010 annual meeting.  Mr. Trice retired as our Chief Executive Officer in May 2009, and agreed to continue to serve as our Chairman of the Board in a non-executive capacity until our 2010 annual meeting.  Lee K. Boothby was appointed to succeed Mr. Trice as our Chief Executive Officer upon Mr. Trice’s retirement in May 2009.  Subject to his re-election as a director, our Nominating & Corporate Governance Committee has recommended, and our Board has approved, the appointment of Mr. Boothby to serve as our Chairman of the Board beginning May 7, 2010.  See “Corporate Governance—Board of Directors” for a description of our leadership structure.

Our Board is a collection of individuals with a variety of complimentary skills derived from their diverse backgrounds and experiences.  Our Nominating & Corporate Governance Committee has nominated the 11 people named below for election as directors through a process that focuses on the make-up of our entire Board as a whole.  See “Corporate Governance—Nominating & Corporate Governance Committee” for a description of the processes and guidelines used by the committee when considering director nominees.  All of our director nominees currently serve on our Board, and our Board has determined that each of our nominees, other than Mr. Boothby (our President and Chief Executive Officer), is independent.  The following information, which is as of March 1, 2010, is furnished with respect to each of the nominees for election at our 2010 annual meeting:

Lee K. Boothby, 48
Mr. Boothby was first elected as a member of our Board on May 7, 2009 and, subject to his re-election as a director, will become Chairman of our Board on May 7, 2010.  He currently serves as our President and Chief Executive Officer.  He was promoted to the position of President on February 5, 2009 and to the additional role of Chief Executive Officer on May 7, 2009.  Prior to February 5, 2009, Mr. Boothby served as our Senior Vice President—Acquisitions & Business Development since October 2007.  He managed our Mid-Continent operations from February 2002 to October 2007, and was promoted from General Manager to Vice President in November 2004.  Mr. Boothby’s first assignment with us, from 1999 to 2002, was as Vice President and General Manager of our previous Australian business unit, managed from Perth, Australia.

Prior to joining Newfield, Mr. Boothby worked for Cockrell Oil Corporation, British Gas and Tenneco Oil Company. He holds a degree in petroleum engineering from Louisiana State University and an M.B.A. from Rice University.

As our Chief Executive Officer, Mr. Boothby gives our Board insight and in-depth knowledge of our industry and our specific operations and strategies.  He also provides leadership skills, international experience, petroleum engineering expertise and knowledge of our local community and business environment, which he has gained through his long career in the oil and gas industry.

Philip J. Burguieres, 66
Mr. Burguieres has been a member of our Board since 1998 and, subject to his re-election as a director, will become our independent Lead Director on May 7, 2010.  He is Chairman of our Nominating & Corporate Governance Committee and a member of our Compensation & Management Development Committee.

He currently serves as Chairman and Chief Executive Officer of EMC Holdings, LLC (a private energy investment firm), Vice Chairman of Houston Texans, Chairman Emeritus of Weatherford International, Inc. and as a director of FMC Technologies, Inc.

Mr. Burguieres previously served as President and Chief Executive Officer for Weatherford International, Panhandle Eastern Corporation and Cameron Iron Works, Inc. He holds a degree in mechanical engineering from the University of Louisiana-Lafayette and an M.B.A. from The Wharton School of the University of Pennsylvania.

Through his long career in the oilfield service industry, including his other public company directorships, previous service as Chief Executive Officer of three Fortune 500 companies and his service as Chief Executive Officer of a private energy investment firm, Mr. Burguieres provides our Board with extensive industry experience, leadership skills, international and financial experience, as well as knowledge of our local community and business environment.

Pamela J. Gardner, 53
Ms. Gardner has been a member of our Board since 2005.  She is a member of our Compensation & Management Development Committee and our Nominating & Corporate Governance Committee.

She currently serves as President, Business Operations of Houston McLane Company d/b/a Houston Astros Baseball Club.  She holds a degree in vocational rehabilitation and psychology from the University of Wisconsin—Stout.

Ms. Gardner manages all business and operational aspects of the Houston Astros Baseball Club, including oversight of all revenue areas, building management, customer service, finances, sponsorship and ticket sales, community, advertising and marketing, as well as non-baseball events at Minute Maid Park.  She brings to our Board a diverse business background, talent management and leadership skills, as well as knowledge of our local community and business environment.

John Randolph Kemp III, 65
Mr. Kemp has been a member of our Board since 2003.  He is the Chairman of our Compensation & Management Development Committee and a member of our Nominating & Corporate Governance Committee.

He is the Principal of The Kemp Company, and is the retired President, Exploration Production, Americas of Conoco Inc.  He holds a degree in petroleum and natural gas engineering from The Pennsylvania State University.

Mr. Kemp progressed through a series of engineering and managerial roles of increasing responsibility during his more than 30 years with Conoco, including many international positions.  Through his broad range of domestic and international experiences in the oil and gas industry and his directorships (public and private companies), Mr. Kemp provides our Board with oil and gas engineering expertise, leadership skills, international experience in our industry and knowledge of our local community and business environment.

J. Michael Lacey, 64
Mr. Lacey has been a member of our Board since 2004.  He is a member of our Audit Committee and a member of our Nominating & Corporate Governance Committee.

He is the retired Senior Vice President – Exploration and Production of Devon Energy Corporation.  Mr. Lacey holds graduate and undergraduate degrees in petroleum engineering from the Colorado School of Mines, and was a registered Professional Engineer prior to his retirement from Devon in 2004.

Mr. Lacey held multiple roles of increasing technical and managerial responsibility during his career with Devon Energy Corporation and previously with Tenneco Oil Company.  Mr. Lacey brings the Board worldwide exploration and production industry experience, extensive knowledge in the areas of mergers, acquisitions and corporate finance, as well as leadership skills and knowledge of his local community and business environment.

Joseph H. Netherland, 63
Mr. Netherland has been a member of our Board since 2004.  He is a member of our Compensation & Management Development Committee and our Nominating & Corporate Governance Committee.  He also currently serves as a director of FMC Technologies, Inc. (an oil and gas equipment and services company) and Tidewater Inc. (a provider of vessels for the global offshore energy industry).

He retired as Chairman of the Board of FMC Technologies, Inc. on December 31, 2008.  Mr. Netherland also served as President and Chief Executive Officer of FMC Technologies, Inc. from February 2001 to March 2006.  He holds a degree in industrial engineering from the Georgia Institute of Technology and an M.B.A. from The Wharton School of the University of Pennsylvania.

Through his more than 30 years with FMC Technologies, including serving as Chairman, President and Chief Executive Officer, and his other directorships, Mr. Netherland has a broad background in oil and gas equipment and services.  He provides our Board with extensive oilfield service sector industry knowledge, leadership skills and international experience, as well as knowledge of our local community and business environment.

Howard H. Newman, 62
Mr. Newman has been a member of our Board since 1990.  He is a member of our Compensation & Management Development Committee.

He has served as the President and Chief Executive Officer of Pine Brook Road Partners, LLC (a private equity firm) and its predecessor since April 2006.  Mr. Newman was a general partner of Warburg, Pincus & Co. from January 1987 to April 2005 and was Vice Chairman and Senior Advisor of Warburg Pincus LLC from January 2001 to April 2006.  He also currently serves as a director of SLM Corporation (known as “Sallie Mae”).  Mr. Newman previously served as a director of ADVO, Inc. (a marketing services company) from 1986 to 2007, Cox Insurance Holdings Plc (an insurer) from 1996 to 2005, Spinnaker Exploration, Inc. (an oil and gas exploration and development company) from 1996 to 2005 and Encore Acquisition Company (an oil and gas acquisition and development company) from 1998 to 2005.  He holds undergraduate and graduate degrees in economics from Yale University and a Ph.D. in business economics from Harvard University.

Mr. Newman has extensive historical knowledge about our company through his role at Warburg, one of our early investors before the initial public offering of our common stock.  Through his roles at Pine Brook Road Partners and Warburg and his service as a director of multiple energy companies and other public companies, Mr. Newman also brings to our Board investment and financial experience, as well as experience analyzing risks and strategy of energy investments.

Thomas G. Ricks, 56
Mr. Ricks has been a member of our Board since 1992.  He is the Chairman of our Audit Committee and a member of our Nominating & Corporate Governance Committee.

He currently serves as Chief Investment Officer of H&S Ventures L.L.C. (a private investment firm) and was Chief Executive Officer of The University of Texas Investment Management Company.  He holds a degree in economics from Trinity College and an M.B.A. from the University of Chicago and is a certified public accountant.

Through his roles at H&S Ventures and The University of Texas Investment Management Company and his other private company directorships, Mr. Ricks provides our Board with investment and financial experience, and accounting and audit experience.  Our Board also has determined that Mr. Ricks qualifies as an audit committee financial expert, as defined by the Securities and Exchange Commission.

Juanita F. Romans, 59
Ms. Romans has been a member of our Board since 2005.  She is a member of our Audit Committee and our Nominating & Corporate Governance Committee.

She currently serves as Chief Executive Officer and Central Market Leader of Memorial Hermann – Texas Medical Center.  Ms. Romans was Senior Vice President of Memorial Hermann Healthcare System and Chief Executive Officer of Memorial Hermann Hospital from January 2003 to June 2006.  She holds a Masters degree in nursing from Wayne State University.

Ms. Romans has held roles of increasing responsibility with Memorial Hermann and brings to our Board a diverse business background, with leadership experience in a heavily-regulated industry and people-intensive business.  She also provides knowledge of our local community and business environment.

C. E. (Chuck) Shultz, 70
Mr. Shultz has been a member of our Board since 1994.  He has served as our Lead Director since July 2005 and is a member of our Audit Committee.

He currently serves as Chairman and Chief Executive Officer of Dauntless Energy Inc., and Chairman Emeritus of Canadian Oil Sands Ltd. (previously served as Chairman since its inception) and a director of Enbridge Inc.  Mr. Shultz previously served as Chief Executive Officer of Gulf Canada and as a senior executive of Tenneco Oil Company.  Mr. Shultz holds a degree in geological engineering from the Colorado School of Mines, is the former Chairperson of the Canadian Energy Research Institute and holds an ICD.D designation as a professional director from the Canadian Institute of Corporate Directors.

Mr. Shultz has more than 30 years of North American and International executive experience in the upstream oil and gas industry.  Through his extensive industry experience and service as a director of other public companies, Mr. Shultz brings to our Board geological engineering expertise, international experience, leadership skills and guidance regarding corporate governance matters.

J. Terry Strange, 66
Mr. Strange has been a member of our Board since 2004.  He is a member of our Audit Committee and our Nominating & Corporate Governance Committee.

He is the retired Vice Chairman of KPMG, LLP and currently serves as a director of Group 1 Automotive, Inc., New Jersey Resources Corporation and SLM Corporation (known as “Sallie Mae”).  Mr. Strange previously served as a director of BearingPoint, Inc. from 2003 to 2009.  He holds undergraduate and Masters degrees in accounting from the University of North Texas.

Mr. Strange has more than 30 years of experience with KPMG in the audit division, including six years as Vice Chairman of KPMG and global managing partner of the audit division.  He has extensive experience serving on the audit committees of multiple public companies, and our Board has determined that Mr. Strange qualifies as an audit committee financial expert, as defined by the Securities and Exchange Commission.  In addition to his audit and leadership experience, Mr. Strange provides the Board with international experience and experience analyzing risk.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership information with respect to our common stock as of March 1, 2010 for (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each of our directors and nominees for director, (3) each of our named executive officers referenced in the Summary Compensation Table, and (4) all of our directors and executive officers as a group.  Unless otherwise noted, each person listed below has sole voting and investment power with respect to the shares of our common stock listed below as beneficially owned by the person.

None of the shares beneficially owned by our executive officers or directors has been pledged as security for an obligation.  Our insider trading policy prohibits our executive officers and directors from holding Newfield securities in a margin account or pledging Newfield securities as collateral for a loan.

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares	Percent
Holders of More Than 5%:
BlackRock, Inc. (2)	15,996,487	12.04
Goldman Sachs Asset Management (3)	9,686,087	7.30
Wellington Management Company, LLP (4)	6,894,791	5.19

Executive Officers and Directors:
Lee K. Boothby	112,881	*
Philip J. Burguieres	23,896	*
George T. Dunn	146,756	*
Pamela J. Gardner	9,378	*
Dennis R. Hendrix	34,434	*
John Randolph Kemp III	13,886	*
J. Michael Lacey	10,374	*
Joseph H. Netherland	10,374	*
Howard H. Newman	181,112	*
Gary D. Packer	158,160	*
Terry W. Rathert	218,147	*
Thomas G. Ricks	15,602	*
Juanita F. Romans	9,378	*
William D. Schneider	97,750	*
C. E. (Chuck) Shultz	25,012	*
J. Terry Strange	10,374	*
David A. Trice	669,262	*
Executive officers and directors as a group (consisting of 29 persons)	2,428,900	1.82
_______________
*  Less than 1%

(1)
The amounts shown include, as of March 1, 2010: (a) shares of common stock held under Newfield’s 401(k) plan for the accounts of participants; (b) shares of restricted stock; and (c) shares of common stock that may be acquired within 60 days through the exercise of stock options or the vesting of restricted stock units.   The shares beneficially owned by Messrs. Boothby, Dunn, Packer, Rathert, Schneider and Trice and by our executive officers and directors as a group include 12,000 shares, 7,200 shares, 48,000 shares, 70,000 shares, 12,500 shares, 215,000 shares and 547,860 shares, respectively, that may be acquired by such persons within 60 days through the exercise of stock options.  The shares beneficially owned by Mr. Trice and by our executive officers and directors as a group include 100,000 shares and 101,000 shares, respectively, that may be acquired by such persons within 60 days through the vesting of restricted stock units.  None of our named executive officers (other than Mr. Trice) owns restricted stock units that may vest within 60 days after March 1, 2010.  Until stock options are exercised or restricted stock units vest, these individuals have neither voting nor investment power over the underlying shares of common stock.

(2)
BlackRock, Inc., in its capacity as a parent holding company or control person for various subsidiaries (none of which individually owns more than 5% of our outstanding common stock), may be deemed to beneficially own the indicated shares.  BlackRock’s address is 40 East 52nd St., New York, NY 10022.  This information is based on BlackRock’s most recent Statement on Schedule 13G.

(3)
Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC (collectively, “Goldman Sachs Asset Management”) are wholly owned subsidiaries of The Goldman Sachs Group, Inc.  Goldman Sachs Asset Management, in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares, with respect to which its clients have or may have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the indicated shares held in their accounts.  Goldman Sachs Asset Management has shared voting power over 9,397,611 shares and shared investment power over 9,686,087 shares.  Goldman Sachs Asset Management’s address is 32 Old Slip, New York, NY 10005.  This information is based on Goldman Sachs Asset Management’s most recent Statement on Schedule 13G.

(4)
Wellington Management Company, LLP, in its capacity as an investment adviser, may be deemed to beneficially own the indicated shares, which are held of record by clients of Wellington.  Wellington has shared voting power over 1,799,060 shares and shared investment power over 6,894,791 shares.  Wellington’s address is 75 State St., Boston, MA 02109.  This information is based on Wellington’s most recent Statement on Schedule 13G.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our common stock to file reports of beneficial ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  These persons are required by SEC rules to furnish us with copies of these reports.  Based solely on our review of the copies of these reports received by us and representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that all such filing requirements were complied with during the year ended December 31, 2009 or prior fiscal years, with the exception of one inadvertent late Form 4 filing with respect to one transaction during 2009 by Samuel E. Langford and five inadvertent late Form 4 filings with respect to five gifts made by David A. Trice from September 2002 to April 2008.

CORPORATE GOVERNANCE

Set forth below in question and answer format is a discussion about our corporate governance policies and practices, some of which have been modified since last year’s annual meeting, and other matters relating to our Board and its committees.

General

Have you adopted corporate governance guidelines?

Yes.  Our Board has formally adopted corporate governance guidelines that address matters such as director qualification standards, director responsibilities, Board committees, director access to management and independent advisors, director compensation, director orientation and continuing education, evaluation of our Chief Executive Officer, management succession and performance evaluations of our Board and its committees.

Have you adopted a code of ethics and conduct?

Yes.  Our Board has formally adopted a corporate code of business conduct and ethics applicable to our directors, officers and employees.  Our corporate code includes a financial code of ethics applicable to our Chief Executive Officer, Chief Financial Officer and Controller or Chief Accounting Officer.

How can I view or obtain copies of your corporate governance materials?

The guidelines and codes mentioned above, as well as the charters for the Audit Committee, Compensation & Management Development Committee and Nominating & Corporate Governance Committee of our Board, are available on our website for viewing and printing.  Go to http://www.newfield.com and then to the “Corporate Governance — Overview” tab.

Board of Directors

How many independent directors do you have?  How do you determine whether a director is independent?

Our Board has affirmatively determined that 11 of our 13 current directors are independent, as that term is defined by NYSE rules.  In making this determination, our Board considered various transactions and relationships between each director nominee or his or her immediate family and our company and its subsidiaries.  The purpose of this review by our Board was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent.  In the ordinary course of business during 2009, we entered into purchase and sale transactions for products and services with certain companies affiliated with members of our Board of Directors, as described below (amounts are shown net to our interest, where applicable):

•	Mr. Burguieres and Mr. Netherland are directors of FMC Technologies, Inc. In 2009, we paid FMC Technologies and its subsidiaries approximately $7.5 million for well head and other equipment.
•	Mr. Burguieres is Chairman Emeritus of Weatherford International, Inc. In 2009, we paid Weatherford and its subsidiaries approximately $15.7 million for various oilfield services.
•
Ms. Gardner was a member of the Advisory Board of JPMorgan Chase until the Advisory Board dissolved in February 2009.  JPMorgan Chase is the agent and a lender under our revolving credit facility and has been an underwriter in our public debt offerings.  We also are parties to commodity and interest rate hedge agreements with JPMorgan Chase.

•	Mr. Netherland is a director of Tidewater Inc. In 2009, we paid Tidewater and its subsidiaries approximately $1.0 million for various marine services.
•	Mr. Newman is a director of Phoenix Exploration Company LP. In 2009, we paid Phoenix Exploration Company approximately $137,000 as the operator of wells in which we own non-operated interests.
•	Mr. Shultz is a director of Enbridge Inc. In 2009, Enbridge and its subsidiaries paid us approximately $5.2 million for purchases of natural gas from us.
•	Mr. Trice is a director of Hornbeck Offshore Services Inc. In 2009, we paid Hornbeck approximately $3.1 million for various offshore oil and gas services.

In each case, the transactions were for less than 2% of the consolidated gross revenues of the director-affiliated company.  See also “Interests of Management and Others in Certain Transactions.”  We generally expect transactions of a similar nature to occur during 2010.

As a result of its review, our Board affirmatively determined, based on its understanding of such transactions and relationships, that all of our current directors are independent of our company under the standards set forth by the NYSE, with the exception of Lee K. Boothby and David A. Trice.  Mr. Trice currently serves as our Chairman and served as our Chief Executive Officer until May 7, 2009.  Mr. Boothby currently serves as our President and Chief Executive Officer.  Mr. Trice is not standing for re-election at our 2010 annual meeting and our Board of Directors has announced that Mr. Boothby will serve as our new Chairman of the Board beginning May 7, 2010, subject to his re-election as a director at our 2010 annual meeting. Dennis R. Hendrix, one of our independent directors, also is not standing for re-election at our 2010 annual meeting.  See “Election of Directors” for information regarding our nominees for election as directors.  There are no family relationships between any of our directors, nominees for director or executive officers.

How many times did your Board meet last year?

Our Board met in person or by telephone conference nine times during 2009.

Did any of your directors who served on your Board during 2009 attend fewer than 75% of the meetings of your Board and his or her assigned committees during 2009?

No.

Do you have a policy regarding director attendance at annual meetings of stockholders?

Yes.  Directors are expected to attend the annual meetings of stockholders.   All of our directors attended the 2009 annual meeting, with the exception of Ms. Pamela J. Gardner, who was unable to attend due to an unexpected scheduling conflict.

Do your non-management directors and independent directors meet in executive session?

Yes.  Our non-management directors and independent directors meet in executive session on a regular basis – usually at each regularly scheduled meeting of our Board.  All of our non-management directors are independent, other than Mr. Trice.  Mr. Trice is not standing for re-election at our 2010 annual meeting.  Our corporate governance guidelines provide that our independent directors will meet in executive session at least annually and more frequently as needed at the call of one or more of our independent directors.  Our corporate governance guidelines also provide that executive sessions will be presided over by our independent “Lead Director.”  C. E. (Chuck) Shultz has served as our Lead Director since July 2005.  Subject to his re-election as a director at our 2010 annual meeting, our Board of Directors has determined that Philip J. Burguieres will serve as our independent Lead Director beginning May 7, 2010.  If the Lead Director is not in attendance, these executive sessions will be presided over by such other person chosen by vote of the non-management or independent directors, as applicable.

How is your Board’s leadership structured?

We historically have combined the roles of Chairman of the Board and Chief Executive Officer, other than for periods of time after the retirement of a Chief Executive Officer.  David A. Trice currently serves as our Chairman of the Board.  Mr. Trice was elected as our Chief Executive Officer in early 2000 and as our Chairman of the Board in 2004. Prior to Mr. Trice’s service as Chairman and Chief Executive Officer, our Founder Joe B. Foster held those roles.

Mr. Trice retired as our Chief Executive Officer in May 2009, and agreed to continue to serve as our Chairman of the Board in a non-executive capacity for a transition period until our 2010 annual meeting.  Lee K. Boothby was appointed to succeed Mr. Trice as Chief Executive Officer upon Mr. Trice’s retirement in May 2009.  Since the early 2009 announcement of Mr. Trice’s anticipated retirement and succession by Mr. Boothby, our Nominating & Corporate Governance Committee and the other independent members of our Board of Directors have evaluated the appropriate leadership structure for our company.  As part of their evaluation, they considered our past leadership structures, the leadership structures of peer companies in our industry, corporate governance trends and Mr. Boothby’s development as our President and Chief Executive Officer.  After considering all of these factors, our Nominating & Corporate Governance Committee recommended, and our Board of Directors approved, subject to their re-election as directors, the appointment of Mr. Boothby to serve as our Chairman of the Board and Mr. Burguieres to serve as our independent Lead Director beginning May 7, 2010.

Our Chairman of the Board is responsible for ensuring the overall effectiveness of the Board.  The Chairman generally:

•	sets the agendas and presides over meetings of the Board of Directors;

•	serves as a liaison between the Board of Directors and management; and

•	chairs the annual stockholder meetings.

Our independent Lead Director:

•	presides over executive sessions of our non-management and independent directors;

•	serves as a liaison between our non-management and independent directors and the Chairman of the Board and other directors;

•	presides over meetings of the Board of Directors at which the Chairman of the Board is not present;

•	coordinates the retention of consultants and advisors who report directly to the Board (as opposed to committee consultants and advisors); and

•
as requested from time to time by the Chairman of the Board, meets with management to preview significant matters (such as potential acquisitions and other large capital commitments) expected to be presented to the Board and serves as a general resource to the Chairman of the Board.

At this time, our Nominating & Corporate Governance Committee and Board believe that this leadership structure is appropriate for us in light of our historical success using this structure, the comparability of this leadership structure with those used at our peer companies, Mr. Boothby’s performance as President and Chief Executive Officer during 2009 and the Board’s confidence in his future performance as Chairman of the Board.  We believe that having the Chief Executive Officer also serve as Chairman of the Board provides us with a clear leadership structure, provides the Board with valuable insight into our operations and strategies from management’s perspective and facilitates the flow of information between management and the Board.  We also believe that our leadership structure ensures the appropriate level of independent oversight because:

•	we have an independent Lead Director, who presides over the executive sessions of our non-management and independent directors (which usually occur at each regularly scheduled Board meeting);

•	our Board committees are composed entirely of independent directors;

•
our independent Compensation & Management Development Committee annually evaluates the performance of our Chief Executive Officer and reviews the evaluation with the independent members of our Board; and

•	all of our director nominees, other than Mr. Boothby (our Chief Executive Officer), are independent under the standards set forth by the NYSE.

Can interested parties communicate directly with your non-management directors?

Yes.  We have established a toll-free Ethics Line so that investors, employees and any other interested parties can anonymously report through a third party any practices thought to be in violation of our corporate governance policies.  The Ethics Line also can be used to make concerns known to our non-management or independent directors (individually or as a group), including our Lead Director, on a direct and confidential basis.  The telephone number for the Ethics Line is 1-866-843-8694.  Additional information regarding the Ethics Line is available on our website at http://www.newfield.com under the tab “Corporate Governance — Overview.”

What is your Board of Directors’ role in risk oversight?

Management is responsible for implementing our financial and business strategies and assessing and managing the risks relating to our company and its performance under those strategies on a daily basis.  Our Board reviews, approves (where appropriate) and monitors our financial and business objectives, strategies, plans and major corporate actions, and assesses major risks relating to our company and its performance and reviews options to mitigate and address such risks.

Our Board retains the primary responsibility for strategic and risk oversight.  To assist the Board in discharging its oversight responsibilities, members of management report to the Board and its committees on areas of risk to our company, and our Board committees consider specific areas of risks inherent in their respective areas of oversight and report to the full Board regarding their activities.   For example, our Audit Committee discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures.  Our Compensation & Management Development Committee incorporates risk considerations, including the risk of loss of key personnel, as it evaluates the performance of our Chief Executive Officer and other executive officers, reviews management development and succession plans, and determines compensation structure and amounts.  Our Nominating & Corporate Governance Committee focuses on issues relating to Board composition, leadership structures and corporate governance matters.  In addition to receiving reports from Board committees regarding the risks considered in their respective areas, to ensure that our Board has a broad view of our strategy and overall risk management process, the Board will specifically review our long-term strategic plans and the principal issues and risks that we may face, as well as the processes through which we manage risk, during at least one Board meeting per year.  This enables the full Board to coordinate risk oversight, especially with respect to risk interrelationships.  At this point, we believe that combining the roles of Chairman and Chief Executive Officer enhances the Board’s administration of its risk oversight function because, through his role as Chairman of the Board, our Chief Executive Officer is able to provide the Board with valuable insight into our risk profile and the options to mitigate and address our risks based on his experiences with the daily management of our business as our Chief Executive Officer.

How are your directors compensated?

Only non-employee directors are compensated for serving as directors.  See “Non-Employee Director Compensation” beginning on page 53 for information about our non-employee director compensation.

Committees

Does your Board have any standing committees?

Yes.  Our Board presently has the following significant standing committees:

•	Audit Committee;

•	Compensation & Management Development Committee; and

•	Nominating & Corporate Governance Committee.

Each of these committees is composed entirely of independent directors.

Has your Board adopted charters for each of these committees?  If so, how can I view or obtain copies of them?

Yes.  Our Board has adopted a charter for each of these committees.  The charters are available on our website for viewing and printing.  Go to http://www.newfield.com and then to the “Corporate Governance — Overview” tab.

Audit Committee

What does the Audit Committee do?

The primary purposes of the committee are to assist the Board in monitoring:

•	the integrity of our financial statements and financial reporting processes and systems of internal control;

•	the qualifications and independence of our independent auditors;

•	the performance of our internal audit function and independent auditors; and

•	our compliance with legal and regulatory requirements.

The Audit Committee also prepares a report each year in conformity with the rules of the SEC for inclusion in our annual proxy statement.  The Audit Committee is responsible for appointing, retaining and terminating our independent auditors and also performs the specific functions set forth in its charter.

Who are the members of the committee?

The committee currently consists of Dennis R. Hendrix, J. Michael Lacey, Thomas G. Ricks, Juanita F. Romans, C. E. (Chuck) Shultz and J. Terry Strange, with Mr. Ricks serving as chairman.  Each committee member is independent, under the standards set forth by the NYSE.  Mr. Strange also serves on the audit committees of Group 1 Automotive, Inc., New Jersey Resources Corporation and SLM Corporation.  Our Board has determined that such simultaneous service on these other audit committees and on our Audit Committee would not impair the ability of Mr. Strange to serve effectively on our Audit Committee.

Does the committee have an audit committee financial expert?

Yes.  Our Board has determined that each of Messrs. Ricks and Strange meets the qualifications of an audit committee financial expert, as defined by SEC regulations.  Our Board has determined that each of Messrs. Ricks and Strange is independent, under the standards set forth by the NYSE.

How many times did the committee meet last year?

The committee held seven meetings in person or by telephone conference during 2009.

Compensation & Management Development Committee

What does the Compensation & Management Development Committee do?

The primary purposes of the committee are:

•	reviewing, evaluating, modifying and approving the compensation of our executive officers and other key employees;

•	producing a report on executive compensation each year for inclusion in our annual proxy statement;

•	overseeing the evaluation and development of company management; and

•	overseeing succession planning for our Chief Executive Officer and other senior executive officers.

The committee has authority to oversee the administration of compensation programs applicable to all of our employees, including executive officers, and also performs the specific functions set forth in its charter.  The committee may delegate some or all of its authority to subcommittees when it deems appropriate.

Who are the members of the committee?

The committee currently consists of Philip J. Burguieres, Pamela J. Gardner, John Randolph Kemp III, Joseph H. Netherland and Howard H. Newman, with Mr. Kemp serving as chairman.  Each committee member is independent, under the standards set forth by the NYSE.

How many times did the committee meet last year?

The committee held six meetings in person or by telephone conference during 2009.

What are the committee’s processes and procedures for consideration and determination of executive compensation?

Executive compensation is reviewed at least annually by the committee.  The committee generally makes its decisions regarding the annual compensation of our executive officers at its regularly scheduled meeting in February of each year.  These decisions include adjustments to base salary, grants of current and long-term cash awards under our incentive compensation plan and grants of long-term equity awards.  The committee also makes compensation adjustments as necessary at other times during the year in the case of promotions, changes in employment status and for competitive purposes.  The committee may delegate some or all of its authority to subcommittees when it deems appropriate.  See “Executive Compensation — Compensation Discussion and Analysis” beginning on page 20 for more information regarding the committee’s processes and procedures for consideration and determination of executive compensation.

Nominating & Corporate Governance Committee

What does the Nominating & Corporate Governance Committee do?

The primary purposes of the committee are:

•	advising our Board about the appropriate composition of the Board and its committees;

•	evaluating potential or suggested director nominees and identifying individuals qualified to be directors;

•	nominating directors for election at our annual meetings of stockholders or for appointment to fill vacancies;

•	recommending to our Board the directors to serve as members of each committee of our Board and the individual members to serve as chairpersons of the committees;

•	approving the compensation structure for all non-employee directors;

•
advising our Board about corporate governance practices, developing and recommending to the Board appropriate corporate governance practices and policies and assisting the Board in implementing those practices and policies;

•	overseeing the evaluation of our Board and its committees through an annual performance review; and

•	overseeing the new director orientation program and the continuing education program for all directors.

The committee also performs the specific functions set forth in its charter.

Who are the members of the committee?

The committee currently consists of Philip J. Burguieres, Pamela J. Gardner, John Randolph Kemp III, J. Michael Lacey, Joseph H. Netherland, Thomas G. Ricks, Juanita F. Romans and J. Terry Strange, with Mr. Burguieres serving as chairman.  Each committee member is independent, under the standards set forth by the NYSE.

How many times did the committee meet last year?

The committee held five meetings in person or by telephone conference during 2009.

What processes and guidelines does the committee follow when considering a director nominee for a position on your Board?

Our Board is a collection of individuals with a variety of complimentary skills derived from their diverse backgrounds and experiences.  Annually, the committee considers director candidates and the advisability or need for any changes in the number of directors or composition of the Board and recommends any proposed changes to our Board for full discussion and approval.  The committee is responsible for identifying individuals qualified to become directors and for evaluating potential or suggested director nominees.  The committee has the authority to retain a search firm to help identify director candidates, with the functions of the firm determined by the committee at the time.

Although the committee has not established written criteria or a set of specific minimum qualifications, our corporate governance guidelines provide that an assessment of a potential director nominee will include a review of independence, background, ability, judgment, desired skills (such as industry knowledge or specific expertise, such as financial expertise), experience, diversity, legal requirements and other factors that are relevant in the context of the make-up and needs of our Board at the time.  Our corporate governance guidelines also provide that a person must be age 71 or younger to be eligible for nomination as a director.  The committee does not have a specific policy regarding diversity and believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experiences, knowledge, attributes and abilities that will allow the Board to fulfill its responsibilities.  The committee conducts its assessment through committee discussions that generally focus on the make-up of the Board as a whole at the time, without assigning specific weights to particular experiences or qualifications.  In addition, as part of their annual self evaluations, the committee and the entire Board consider whether the Board as a whole possesses the right skills and background to address the issues facing our company at the time.  See “Election of Directors” beginning on page 5 of this Proxy Statement for information regarding each of our 11 nominees for election as a director.

Does the committee consider candidates for your Board submitted by stockholders and, if so, what are the procedures for submitting such recommendations?

Yes.  As provided in the committee’s charter, it is the committee’s policy to consider suggestions from many sources, including stockholders, regarding possible candidates for director.  The committee generally intends to use the same process to evaluate candidates recommended by stockholders as it uses to evaluate all other director candidates, as set forth in response to the previous question.  However, if a candidate is recommended by a specific stockholder or a group of stockholders, the committee would evaluate the candidate to assess whether the candidate could impartially represent the interests of all stockholders without unduly favoring the particular interests of the recommending stockholder or group of stockholders.

If a stockholder wants the Nominating & Corporate Governance Committee to consider a possible candidate for director, the name of the possible candidate, together with appropriate biographical information, should be submitted to the Chairman of the Nominating & Corporate Governance Committee, c/o John D. Marziotti, Secretary, Newfield Exploration Company, 363 N. Sam Houston Parkway E., Suite 100, Houston, Texas 77060.  Stockholders who wish to propose a matter for action at a stockholders’ meeting, including the nomination of directors, must comply with the provisions of our Bylaws that are described in this Proxy Statement in the section entitled “Stockholder Proposals for 2011 Annual Meeting and Director Nominations.”

What are the committee’s processes and procedures for consideration and determination of director compensation?

The committee has the sole authority to approve the compensation structure for all of our non-employee directors.  The committee may delegate some or all of its authority to subcommittees when it deems appropriate.

Director compensation is reviewed at least annually by the committee.  The committee seeks to set director compensation at an adequate level to compensate directors for their time and effort expended in satisfying their obligations to us without jeopardizing their independence.

In February 2009, the committee determined that no changes to director compensation were necessary for the annual period beginning with the 2009 annual meeting.  In considering non-employee director compensation for the annual period beginning with the 2010 annual meeting, the committee retained Longnecker & Associates to provide the committee with industry data regarding director compensation to assist the committee with its evaluation of whether our non-employee director compensation is commensurate with peer companies in our industry and is adequate compensation for their service on our Board.  As a result of the committee’s evaluation, for the annual period beginning with our 2010 annual meeting, the committee revised non-employee director compensation as follows:

•	eliminated Board and committee meeting fees;

•	increased the annual fee for the chairperson of the Nominating & Corporate Governance Committee from $6,000 to $7,500;

•	increased the value of the annual restricted stock award from $100,000 to $150,000; and

•	increased the annual fee for the Lead Director from $15,000 to $30,000.

See “Non Employee Director Compensation” beginning on page 53 of this Proxy Statement for a description of our non-employee director compensation programs.

COMPENSATION & MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation & Management Development Committee of the Newfield Board of Directors currently consists of the five directors whose names appear below.  Each member of the committee is “independent” as defined in the NYSE’s listing standards.  The primary purposes of the committee are:

•	reviewing, evaluating, modifying and approving the compensation of Newfield’s executive officers and other key employees;

•	producing a report on executive compensation each year for inclusion in Newfield’s proxy statement for its annual meeting of stockholders;

•	overseeing the evaluation and development of Newfield’s management; and

•	overseeing succession planning for Newfield’s chief executive and other senior executive officers.

The committee performs the specific functions set forth in its charter, which is available on Newfield’s website.  Go to http://www.newfield.com and then to the “Corporate Governance — Overview” tab.

The committee has reviewed and discussed with Newfield’s management the Compensation Discussion and Analysis included in this Proxy Statement.  Based on this review and discussion, the committee recommended to the Board of Directors of Newfield that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the Compensation & Management Development Committee.

          John Randolph Kemp III, Chairman
          Philip J. Burguieres
          Pamela J. Gardner
          Joseph H. Netherland
          Howard H. Newman

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation & Management Development Committee oversees the administration of compensation programs applicable to all of our employees, including our executive officers.  The committee generally makes its decisions regarding the annual compensation of our executive officers at its regularly scheduled meeting in February of each year.  These decisions include adjustments to base salary, grants of current and long-term cash awards under our incentive compensation plan and grants of long-term equity awards.  The committee also makes compensation adjustments as necessary at other times during the year in the case of promotions, changes in employment status and for competitive purposes.

Our recent performance highlights and changes in our executive compensation structure are summarized below:

2009 Performance Highlights:	Restructured Executive Compensation:
• Stock price increased 144% • Proved reserves increased 23% • Production increased 9% • Added 500,000 net acres in resource plays • Disciplined use of capital • Successful leadership transition
• Better alignment with stakeholders
• Larger percentage equity-based compensation, including performance-based long-term awards
• More competitive base salaries
• Annual incentive is cash for current performance
• Consistent compensation approach over time

Compensation Overview and Objectives.  The cornerstone of our compensation program at all levels is “pay for performance.”  We measure performance at individual, business unit and corporate levels.  We design our compensation program to attract and retain key employees and encourage growth in long-term stockholder value.  The oil and gas industry has experienced robust conditions in recent years.  Despite the adverse economic conditions in 2009 and the second half of 2008, the competition for geoscientists, petroleum engineers and other talented employees has remained strong.  We believe that it is imperative that we maintain highly competitive compensation programs to attract and retain quality personnel.

Historically, to achieve our objectives, we have structured our annual compensation program for executive officers to include a base salary, current and long-term cash awards under our performance-based incentive compensation plan and grants of long-term equity awards.  Base salaries for most of our executive officers historically have been set below the median for comparable positions at peer companies.  We have used our incentive compensation plan cash awards to keep our officers’ current cash compensation competitive and reward performance (using current cash awards) and also to provide a retention incentive (using long-term cash awards).  As a result, our executive officers’ total annual compensation generally has included a larger total cash component (base salaries plus current and long-term cash awards) and a smaller equity component compared to compensation at our peer companies.  In addition, the form of our long-term equity awards has in the past varied between time-vesting and performance-based vesting equity awards, depending on the mix of then-outstanding unvested awards, in an effort to balance our pay for performance objectives with retention incentives.  The combination of our past awards provided a performance incentive for stock price appreciation on both an absolute basis and relative to our industry peers, and has created meaningful ownership stakes for our executive officers, aligning their interests with our stockholders.

Over the past years, our company has evolved into one with a well diversified portfolio of assets capable of sustained growth.  Our number of employees has expanded from approximately 230 employees at the end of 1999 to almost 1,150 employees at the end of 2009.  In recognition of the changes in our company, the committee began a comprehensive assessment of our executive officer compensation programs in mid-2009.  The committee retained Hewitt Associates LLC, a consulting firm, to assist the committee with its assessment.  The committee also asked management to reassess our executive officer compensation programs and suggest improvements.

The goal of the committee’s comprehensive assessment was to evaluate our overall compensation structure and make changes as necessary to (1) ensure that our program structure could be applied consistently over many years as the company continues to grow, (2) provide a balanced performance orientation for both short-term and long-term performance, and (3) enable talent attraction and retention in the future.  Although the committee’s philosophy regarding competitive levels of total annual compensation for our executive officers remains unchanged, our executive officers’ annual compensation has been restructured beginning in 2010 as illustrated in the graphics below to focus on the following:

•	Base salaries approximating median for comparable positions at a selected group of peer companies;

•	Annual incentive awards paid in cash;

•	Long-term equity awards divided between time-vesting awards and performance-based vesting awards; and

•	Changing the mix of total annual compensation paid to our executive officers by:

o	Reducing the percentage of total annual compensation paid to our executive officers in cash;

o	Increasing the percentage of total annual compensation paid in equity; and

o	Providing balanced incentive opportunities covering varying time periods.

Base salaries provide a stable base of competitive cash compensation.  By increasing the annual base salaries for our executive officers to a more competitive level, the committee can use payments of annual cash incentive awards to focus on performance-based differentiation.  Equity awards that vest over a three-year period are designed to provide a retention incentive for our executive officers, and equity awards with the potential to vest based on our stock price performance relative to our peers over a five-year period are designed to more directly align our officers’ interests with stockholder return and provide an incentive to consistently improve performance over a longer-term performance horizon.  The ratio of time-vesting to performance-based equity awards varies by officer, based on the officer’s ability to influence overall corporate results.  For example, the equity awards for Messrs. Boothby, Rathert and Packer, our most senior executive officers, are more heavily weighted towards performance-based vesting, with 50% of the estimated fair value of their annual equity awards being in the form of performance-based awards.  No less than 25% of the estimated fair value of the annual equity awards to each of our other officers will be in the form of performance-based awards.  The committee provides both time-vesting and performance-based vesting long-term equity awards to balance the retention incentive provided by the time-vesting awards with the strong tie to relative long-term stockholder return provided by the performance-based awards.  At the same time, the mix of our executive officers’ total annual compensation is shifted more heavily in favor of equity compensation.

Compensation Recommendations and Peer Comparisons.  The committee oversees the administration of the compensation programs applicable to our employees, including our executive officers.  Our Chief Executive Officer prepares an evaluation of each of the other executive officers, and makes compensation recommendations to the committee.  The committee has retained Hewitt Associates LLC as its consultant to assist the committee in compensation matters.  Hewitt reports exclusively to the committee, which has sole authority to retain any compensation consultant to be used by the committee to assist in the evaluation of compensation for our Chief Executive Officer and other executive officers, as well as our overall executive compensation structure.

Performance Considerations.  We generally take into account the following items of corporate performance in making compensation decisions for our executive officers:

•	our financial and operational performance for the year as compared to our budget, after taking into account industry conditions, and in comparison to our peers;

•	capital efficient growth of oil and natural gas reserves and production as measured against annual goals and objectives;

•	projected future growth through the development of existing projects, the creation and capture of new oil and gas plays and the potential for new transactions;

•	total return to our stockholders as compared to our peers;

•	leadership and representation of our company; and

•	contribution to the overall success of our company.

In assessing a specific executive officer’s impact during the year and his or her overall value to our company, we generally take into account long-term and current-year performance in the officer’s primary area of responsibility, strategic initiatives, leadership, the officer’s role in succession planning and development, and other intangible qualities that contribute to corporate and individual success.  See “Compensation Decisions” below.

Consultants.

Committee Consultant.  Hewitt assists the committee in developing a competitive total compensation program that is consistent with our philosophy of “pay for performance” and that will allow us to attract and retain top executives.  Hewitt’s services include providing an annual analysis of the compensation of our top executive officers and their counterparts at peer companies.  The analysis consists of a comparison of each element of compensation and a comparison of total compensation, which we consider to include salary, current and long-term cash incentive awards and long-term equity awards.  Hewitt also provides the committee with assistance in the redesign of compensation and benefit programs and ongoing support with respect to regulatory and other considerations impacting compensation and benefit programs, as requested by the committee.  For example, as described above, the committee retained Hewitt to assist with the committee’s in-depth assessment of our existing compensation programs to help the committee understand alternative compensation structures the company may want to consider.  This assessment extended beyond the traditional elements of total compensation analyzed by Hewitt annually and covered broader aspects of executive compensation structure, such as risks associated with different types of compensation, vesting periods for time-based and performance-based equity awards, the structure of change of control and severance benefits and stock ownership guidelines.  Hewitt attended or participated in five committee meetings during 2009.  Hewitt does not provide any other services for our company.

Management Consultant.  In response to the committee’s request for management to reassess our executive officer compensation programs and recommend improvements, in 2009 our Vice President of Human Resources retained Longnecker & Associates, an independent executive compensation consulting firm, to assist management.  Longnecker’s services included: evaluating the market competitiveness of, and providing recommendations for, the total direct compensation of our executive officers; reviewing market competitive practices regarding executive stock ownership guidelines; and providing information, guidance and advice to management on current market trends and human resources best practices with respect to compensation, benefits and perquisites.

Chief Executive Officer.  Annually, our Chief Executive Officer provides the committee with an evaluation of his performance that is based, in large part, upon the items listed above under “Performance Considerations,” as well as his broader leadership roles as a member of our Board of Directors and representing our company in the investment community.  The committee evaluates our Chief Executive Officer on these and other criteria.  The total compensation package for our Chief Executive Officer is determined based on the committee’s evaluation and input from Hewitt, and reflects his performance, the performance of our company and competitive industry practices.

David A. Trice retired as our Chief Executive Officer in May 2009, after serving as President after May 1999, as Chief Executive Officer since February 2000 and as Chairman since September 2004.  The committee, with the participation of the full Board of Directors, approved a Retirement Agreement for Mr. Trice in April 2009, as described below under “Compensation Decisions—David A. Trice Retirement Agreement.”

Lee K. Boothby succeeded Mr. Trice as our President and Chief Executive Officer.  Mr. Boothby’s incentive compensation award for 2008 and his annual base salary and equity awards for 2009 were determined in February 2009 prior to his promotion, using the same process as described for all other executive officers.  In May 2009, in connection with his promotion to Chief Executive Officer, the committee increased Mr. Boothby’s compensation as described below under “Compensation Decisions.”

Other Executive Officers.  Our Chief Executive Officer makes recommendations to the committee on all compensation actions (other than his own compensation) affecting our executive officers.  In developing his recommendation for an executive officer, our Chief Executive Officer considers the self-evaluation prepared by the executive officer, the recommendations of his executive team, input from Longnecker, as well as his own evaluation.  Our Chief Executive Officer’s evaluation includes an assessment of the impact that the executive officer has had on our company during the award year and the executive officer’s overall value to the company as a senior leader, taking into account the items listed above under “Performance Considerations.”

The committee is provided with our Chief Executive Officer’s evaluation of each officer’s performance and contributions to our company.  Hewitt reviews and provides comments to the committee on our Chief Executive Officer’s recommendations.  The committee considers the information and recommendations provided by our Chief Executive Officer and Hewitt when it establishes base salaries, current and long-term cash awards under our incentive compensation plan and grants of long-term equity awards.

Peer Groups.  In November 2008, Hewitt provided an analysis of Newfield’s 2008 compensation relative to prevailing compensation levels at industry peers, considering the relative enterprise value of Newfield among those peers.  The committee used this analysis in the February 2009 compensation review process where the committee determined base salaries and grants of long-term equity awards for 2009 and current and long-term cash awards under our incentive compensation plan for the 2008 performance period.  The peer companies used for the analysis were:

Hewitt Peer Group
Apache Corporation	Forest Oil Corporation	Pioneer Natural Resources Company
Cabot Oil & Gas Corporation	Murphy Oil Corporation	Plains Exploration & Production Company
Cimarex Energy Co.	Nexen Inc.	Range Resources Corporation
EOG Resources, Inc.	Noble Energy, Inc.	Southwestern Energy Company

The peer companies included in Hewitt’s November 2008 analysis were the same as those used in Hewitt’s November 2007 analysis, with the addition of Cimarex Energy Co., Range Resources Corporation and Southwestern Energy Company and the removal of Chesapeake Energy Corporation. The peer group was developed by Hewitt after considering other exploration and production companies.  The committee reviews the peer group with Hewitt periodically for reasonableness, considering peer company metrics such as asset size and enterprise value, comparability of asset portfolio and the availability of compensation data.  The committee and Hewitt have amended the list over time based on factors that either diminish or improve comparability to Newfield (such as business combinations, divestitures or changes in asset strategy).

For purposes of the February 2010 compensation review process, Hewitt provided its analysis to the committee in November 2009, using the same peer companies as used in Hewitt’s November 2008 analysis.  Hewitt compared Newfield’s 2009 compensation to the prevailing 2009 compensation of industry peers.  In addition, in November 2009, management provided the committee with a copy of the analysis that Longnecker prepared for management.  For its analysis, Longnecker used a different peer group, consisting of the following companies:

Longnecker Peer Group
Cabot Oil & Gas Corporation	Noble Energy Inc.	Range Resources Corporation
Cimarex Energy Co.	Petrohawk Energy Corporation	SandRidge Energy, Inc.
Denbury Resources Inc.	Pioneer Natural Resources Company	Southwestern Energy Company
EXCO Resources, Inc.	Plains Exploration & Production Company	Ultra Petroleum Corporation
Forest Oil Corporation

Longnecker consulted with management and developed this peer group by screening exploration and production companies primarily based upon revenues, market capitalization and asset size, but also considering the geographic location of the assets, the geographic location of the headquarters, the entrepreneurial culture and company performance.

Although the Longnecker peer group has a tighter range of peer company sizes (based upon revenues, market capitalization and asset size), there is overlap between the Longnecker and Hewitt peer groups and the two analyses generally yielded similar results, as described under “Compensation Decisions” below.

Elements of Compensation.  As described above under “Compensation Overview and Objectives,” our compensation program for executive officers has traditionally included a base salary, current and long-term cash awards under our incentive compensation plan and grants of long-term equity awards.  We do not offer defined pension benefits or significant perquisites to our executive officers.  We encourage our executive officers to save for retirement by matching (subject to the limits described below) each executive’s contribution to our 401(k) plan and deferred compensation plan for highly compensated employees.

Base Salary.  As described above under “Compensation Overview and Objectives,” historically, base salaries for most of our executive officers have been set below the median for comparable positions within our industry.  The committee generally increased executive base salaries in February 2010 to be more competitive with salaries for comparable positions within our industry.

Current and Long-Term Cash Awards Under Our Incentive Compensation Plan.  Substantially all of our employees, including the named executive officers, are participants in our incentive compensation plan.  Our incentive compensation plan provides for the creation each calendar year of an award pool that is based on our adjusted net income, as defined in the plan and described below under “Compensation Decisions—Incentive Compensation Awards.”  All awards under the plan are paid in cash.

In addition to providing a reward for our company’s profitability, we grant awards under our incentive compensation plan to reward individual performance that contributed to the performance of our company.  Historically, the vast majority of awards have consisted of both a current and a long-term portion.  Annual current awards generally have been set to bring total cash compensation to a competitive level for comparable positions within our industry as justified by performance.  A significant portion of the grants to our executive officers under the plan historically have been in the form of long-term awards designed to serve as retention incentives.  Long-term cash awards are paid in four annual installments, each installment consisting of 25% of the long-term award plus interest.  As described above under “Compensation Overview and Objectives,” beginning in February 2010, the committee restructured our executive compensation programs.  The new structure does not include long-term cash awards for executive officers and instead uses long-term equity awards to balance retention incentives with a strong tie to relative long-term stockholder return.

For additional information regarding our incentive compensation plan and the specific awards to our named executive officers, see “Compensation Decisions—Incentive Compensation Awards” below and “Summary Compensation Table” and “Nonqualified Deferred Compensation” beginning on pages 34 and 43, respectively, of this Proxy Statement.

Long-Term Equity Awards Under Our Omnibus Stock Plan.  Historically, we have provided equity-based compensation and incentives to our executive officers through different types of awards, as determined by the committee during its annual compensation review.  Long-term equity awards are granted to executive officers as a reward for performance and to align their interests with the long-term growth and profitability of our company while also serving as a retention incentive.  For information regarding the specific long-term equity awards to our named executive officers, see “Compensation Decisions—Stock Awards” below and “Summary Compensation Table,” “Grants of Plan-Based Equity Awards in 2009” and “Outstanding Equity Awards at December 31, 2009” beginning on pages 34, 37 and 39, respectively, of this Proxy Statement.

In February 2009, the committee and our Board approved a new omnibus stock plan for our employees, including our named executive officers, and the plan was approved by our stockholders at our 2009 annual meeting.  The new plan is substantially the same as our previous omnibus plans, but we added several additional stockholder-friendly features to the new omnibus stock plan, such as:

•
a fungible share pool design where the shares available for grant under the plan are reduced by 1.5 times the number of shares of restricted stock or restricted stock units awarded under the plan, and are reduced by 1 times the number of shares subject to stock options awarded under the plan;

•
the aggregate shares available under the plan will not be increased for shares that are tendered in payment of an option, shares withheld to satisfy tax withholding obligations or shares repurchased by us with option proceeds;

•
not less than three-year full vesting for awards that are not performance-based and not less than one-year full vesting for performance-based awards (with limited exceptions for up to 5% of the shares under the plan and for death, disability, retirement or change of control); and

•
any dividend payments on restricted stock (performance-based or time vesting) are withheld by us until the forfeiture restrictions on the restricted stock lapse, and participants do not have the right to receive dividends or dividend-equivalent payments on restricted stock units or options.

Our previous omnibus stock plans terminated upon approval of the new omnibus stock plan, such that new grants can no longer be made under our previous omnibus stock plans.

Employee Stock Purchase Plan.  In February 2010, the committee and our Board approved an employee stock purchase plan for our employees, including our named executive officers, and we are requesting that our stockholders approve the new plan at the annual meeting.  The plan approved in February 2010 will replace our existing plan.  No new options may be granted under our existing employee stock purchase plan after December 31, 2010 and, if the new plan is approved by our stockholders, the existing plan will terminate early such that no new options will be granted under our existing plan after June 30, 2010.  The new plan has substantially the same economic terms as our existing employee stock purchase plan.  We believe that, by providing our employees with an opportunity to purchase our common stock at a discount through an employee stock purchase plan, we further incent them to work for our continued success.  See “Approval of the Newfield Exploration Company 2010 Employee Stock Purchase Plan” beginning on page 56 of this Proxy Statement for a description of the terms of the new plan.

Savings/Deferred Compensation Plans.  Our 401(k) plan and deferred compensation plan for highly compensated employees allow an eligible executive to defer up to 90% of his or her salary and all of his or her bonus on an annual basis.  We make a matching contribution for up to 8% of the executive’s base salary.  Account balances under the 401(k) plan and the deferred compensation plan can be invested in substantially the same investment options, at the direction of the participant.  For additional information regarding our deferred compensation plan, see “Nonqualified Deferred Compensation” beginning on page 43 of this Proxy Statement.

Perquisites.  We do not provide significant perquisites to our executive officers.  For additional information regarding the nature of these benefits, see the All Other Compensation Table in footnote 6 to the Summary Compensation Table beginning on page 35 of this Proxy Statement.

Stock Ownership.  We do not have stock ownership requirements or guidelines for our executive officers.  However, the committee is considering the appropriateness of adopting such guidelines as part of its ongoing comprehensive assessment of our executive compensation programs.  All of our executive officers receive a significant amount of their total compensation in the form of grants of long-term equity awards.  Based on beneficial ownership as of March 1, 2010, as set forth under “Security Ownership of Certain Beneficial Owners and Management” beginning on page 10 of this Proxy Statement, and the March 1, 2010 closing price of our common stock, Messrs. Boothby, Rathert, Packer, Dunn and Schneider beneficially own shares of our common stock valued between nine and 28 times their respective base salaries.  Our employees and directors are prohibited from trading in any derivatives related to our stock, subject to limited exceptions for long-term “hedging” transactions by our officers and directors that are approved in advance by our Board.  None of our officers and directors has entered into hedging transactions involving our stock.  In addition, our insider trading policy prohibits our executive officers and directors from holding Newfield securities in a margin account or pledging Newfield securities as collateral for a loan.

Financial Restatements.  Although our Board has not adopted a formal policy regarding the effects of a financial restatement on prior awards, our incentive compensation plan does provide for adjustments to future award pools for financial restatements.  In addition, our employees generally are entitled to an installment of a long-term award under our incentive compensation plan only if they are still employed by us through the date of payment of the installment.  Even employees who generally are entitled to regular installments under the terms of our incentive compensation plan regardless of their employment status because they have been continuously employed by us since January 1, 1993 are not entitled to installments of their long-term awards if we terminate their employment for cause.

Change of Control Severance Agreements.  None of our named executive officers have employment contracts; however, we have entered into change of control severance agreements with our named executive officers.  The change of control severance agreements generally provide certain payments to the named executive officers if their employment is terminated during a two or three-year protected period after a change of control (depending on the officer). The agreements provide our named executive officers, whose jobs generally would be at the greatest risk in a change of control, with a greater level of financial security in a change of control.  This additional security helps ensure that these officers remain focused on our performance and the continued creation of stockholder value throughout the change of control transaction rather than on the potential uncertainties associated with their own employment.  The potential payments to our named executive officers upon a termination of employment or a change of control, as well as other information regarding the change of control definition and other material terms of the agreements, are disclosed under “Potential Payments Upon Termination or Change of Control” beginning on page 44 of this Proxy Statement.

Tax Deductibility Considerations.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation paid to its chief executive officer or any of its four other most highly compensated executive officers to the extent that the compensation of any of these officers exceeds $1 million in any calendar year.  Qualifying performance-based compensation is not subject to the deduction limit.

The committee’s primary goal is to design compensation strategies that the committee believes further the best interests of our company and our stockholders, and meet the compensation objectives described above.  The performance-based restricted stock awards that the committee began granting to executive officers in 2010 under our omnibus stock plan are designed to qualify as performance-based compensation for purposes of Section 162(m).  No other components of our compensation awarded in 2009 or 2010 currently qualify as performance-based compensation for purposes of Section 162(m).

Compensation Decisions.  In February 2009, the committee determined the 2009 annual base salaries, the 2009 long-term equity awards and the cash awards for the 2008 performance period for our executive officers.  In February 2010, the committee determined the 2010 annual base salaries, the 2010 long-term equity awards and the cash awards for the 2009 performance period for our executive officers.

Hewitt’s analysis for the committee provided valuable data points at both the February 2009 and February 2010 meetings, and Longnecker’s analysis for management provided additional data for the committee’s February 2010 meeting.  The consultants’ analyses aided in the committee’s consideration of the level of total compensation for our executive officers, allocations between current and long-term cash awards under our incentive compensation plan (for the 2008 performance period), allocations between cash compensation and long-term equity compensation and the types of long-term equity awards.

The committee’s review of Hewitt’s November 2008 market data illustrated that, for the named executive officers, total compensation for Messrs. Trice and Rathert approximated the 50th percentile among individuals in similar roles at our peers.  Total compensation for Mr. Boothby was slightly below the 25th percentile and for Messrs. Packer, Dunn and Schneider was above the 75th percentile among our peers.  The Hewitt November 2008 market data illustrated that base salaries for the named executive officers were near the 25th percentile among our peers, leaving a large portion of total compensation dependent upon performance.

As described above under “Compensation Overview and Objectives,” the committee began a comprehensive analysis of our executive compensation structure in mid-2009 and restructured our executive officers’ compensation beginning in 2010.  The committee decided to increase base salaries to a more competitive level, approximating the median for comparable positions at a selected group of peer companies.  To determine annual incentive payments for the 2009 performance period, the committee then considered performance and the committee’s desire to alter the mix of total annual compensation paid to our executive officers by reducing the percentage of total annual compensation paid to our executive officers in cash.  To facilitate the committee’s analysis, the Hewitt and Longnecker analyses included data regarding base salary, total cash compensation (base salaries plus cash incentive awards) and total compensation (base salaries plus cash incentive awards plus equity awards).

Using both the Hewitt and Longnecker analyses, the committee’s review of the November 2009 market data illustrated that the base salaries, total cash compensation and total annual compensation for Messrs. Boothby, Rathert and Packer were within the percentile ranges set forth below relative to their respective roles among industry peers in the peer groups:

Base Salary
Name	Longnecker	Hewitt
Mr. Boothby	< 25th	< 25th
Mr. Rathert	Slightly < 50th	25th – 50th
Mr. Packer	25th – 50th	< 25th

Total Cash Compensation
Name	Longnecker	Hewitt
Mr. Boothby	Slightly < 50th	Slightly < 50th
Mr. Rathert	> 75th	>75th
Mr. Packer	Slightly > 75th	>75th

Total Annual Compensation
Name	Longnecker	Hewitt
Mr. Boothby	Slightly > 25th	< 25th
Mr. Rathert	50th – 75th	Slightly < 50th
Mr. Packer	Slightly > 50th	Slightly > 50th

The executive officers who lead our business units, such as Messrs. Dunn and Schneider, have broad responsibilities for all aspects of the operations in their regional business units.  We consider their responsibilities to be similar to those of a chief executive officer or chief operating officer of a smaller company similar in size to our different business units.  As a result, we, Hewitt and Longnecker concluded that it was difficult to find comparable positions at peer companies against which to benchmark their compensation.  Accordingly, when determining their compensation, we reviewed compensation data for vice president positions at the Hewitt and Longnecker peer group companies, as well as compensation data for chief executive officers and chief operating officers of a variety of additional smaller energy companies similar in size to our different business units.  These additional companies included:

Smaller Company Comparisons
Atlas America, Inc.	Comstock Resources, Inc.	Mariner Energy, Inc.
ATP Oil & Gas Corporation	Concho Resources Inc.	Quicksilver Resources Inc.
Berry Petroleum Company	Continental Resources, Inc.	Stone Energy Corporation
Bill Barrett Corporation	Encore Acquisition Company	Swift Energy Company
Carrizo Oil & Gas, Inc.	Energy Partners, Ltd.	Venoco, Inc.
Clayton Williams Energy, Inc.

However, we did not use the data from the two peer groups or the additional smaller energy companies as a benchmark against which we would set a specific percentile of compensation for Messrs. Dunn and Schneider.  Rather, the committee used all of the available information as well as the committee’s knowledge of the broad responsibilities of our individual business unit leaders when making compensation decisions for our business unit leaders (including Messrs. Dunn and Schneider) in February 2010.

Since Mr. Trice retired in May 2009, the committee did not consider his compensation as part of its February 2010 review process.

Despite the adverse economic conditions in 2009 and the second half of 2008, we feel that our company performed extremely well operationally and financially.  We maintained a strong hedge position in both years, met our annual production guidance provided to investors and honored our commitment to carefully control our 2009 capital expenditures.  As compared to the companies in our peer groups:

•	Our stock price increased 144% during 2009, better than all but one of our peers;

•	Our 23% increase in proved reserves in 2009 ranked in the second quartile of our peers; and

•	Our 2009 production increased by 9% compared to 2008, in the top half of our initial production guidance and ranking in the second quartile of our peers.

In making compensation decisions, the committee specifically considered these factors as well as the successful transitions in leadership roles at our company during 2009, in addition to the information described above.

A description of the committee’s decisions and analyses relating to 2009 compensation, as well as its more recent decisions and analyses regarding 2010 compensation, is provided below.

Base Salary.  Although Hewitt’s November 2008 market data indicated that the base salaries of our named executive officers were near the 25th percentile among peers, in light of the significant decline in economic conditions and oil and gas prices, particularly during the second half of 2008, the committee did not increase the annual base salaries for our named executive officers at its February 2009 meeting.  In connection with Mr. Boothby’s promotion to Chief Executive Officer, Mr. Rathert’s promotion to Executive Vice President and Mr. Packer’s promotion to Executive Vice President and Chief Operating Officer and his relocation to our corporate headquarters in Houston, Texas, the committee increased their annual base salaries on May 7, 2009 as set forth below to reflect their additional responsibilities:

Name	Base Salary Prior to Promotion	Base Salary After Promotion
Lee K. Boothby	$325,000	$500,000
Gary D. Packer	$265,000	$400,000
Terry W. Rathert	$325,000	$400,000

Consistent with our pay for performance philosophy, the base salaries for our named executive officers represented between 11% and 24% of their total compensation for 2009, as set forth in the Summary Compensation Table on page 34 of this Proxy Statement (other than for Mr. Trice, whose base salary represented 3% of his total compensation for 2009 due to his additional compensation in connection with his Retirement Agreement, as described below).

As described above under “Compensation Overview and Objectives,” for 2010 the committee generally increased executive base salaries to be more competitive with salaries for comparable positions within our industry, providing a stable base of competitive cash compensation while rewarding performance through annual cash incentive awards and performance-based equity awards.  As mentioned above, the committee made this change from past practice as part of its effort to alter the overall mix of executive compensation.  At its February 2010 meeting, the committee increased the annual base salaries for our named executive officers (other than Mr. Trice, who retired in May 2009) between 2% and 30% compared to 2009 base salaries (30% for Mr. Boothby, 6% for Mr. Rathert, 13% for Mr. Packer, 2% for Mr. Dunn and 6% for Mr. Schneider).  The peer group information reviewed by the committee indicated that the base salaries for Messrs. Boothby, Rathert and Packer were below their peers, especially for Messrs. Boothby and Packer in their first year serving as our Chief Executive Officer and Chief Operating Officer, respectively.  The increases in February 2010 brought the base salaries for these three named executive officers closer to (but still below, in the cases of Messrs. Boothby and Packer) the median salaries for comparable positions at peer companies.  In addition to the peer group information (and, in the case of Messrs. Dunn and Schneider, the smaller energy company information), the increases also were based on general levels of market salary increases, cost of living adjustments, individual performance and our overall financial and operating results, without any specific relative weight assigned to any of these factors.

Incentive Compensation Awards.  Our incentive compensation plan provides the committee with the discretion to make adjustments to our adjusted net income, as defined in the plan, for purposes of determining the annual award pool.  Adjustments may be made for extraordinary or other unusual items or other items not contemplated at the time the plan was adopted, such as changes in generally accepted accounting principles, ceiling test writedowns or other non-recurring items.  The committee has used this discretion when determining the available award pool under the plan, and the impact of these decisions on the available award pool for the 2009 performance period is described below.  The committee also retains the discretion to grant awards outside of the plan, as described below.

North Sea Business Sale.  In 2007, we recognized a $341 million gain on the sale of our U.K. North Sea business.  Due to the extraordinary nature of the gain, the committee elected to defer approximately $9 million of the 2007 available award pool amount attributable to the gain on the sale of the U.K. North Sea business to future periods.  This deferral increased the available award pool for the 2009 performance period by approximately $4.5 million.  The committee made this decision to more closely match the periods when the operating results from this business would have been realized.

Crude Oil Hedge Unwind and Reset.  We unwound and reset our 2009 and 2010 crude oil hedge positions during 2008.  The transaction effectively moved the associated derivative liability on the balance sheet to long-term debt and had no impact on net income for 2008, as defined in the plan.  The committee decided to take the unwind and reset into consideration in determining net income for incentive compensation plan purposes for the 2009 and 2010 performance periods because to ignore it would overstate net income, as defined in the plan, for each of 2009 and 2010.  This had the effect of reducing the available award pool for the 2009 performance period by approximately $12.5 million.

Full Cost Ceiling Test Writedown Charges.  We had full cost ceiling test writedown charges in the fourth quarter of 2008 and the first quarter of 2009.  These charges were the result of a prescriptive test under the full cost accounting rules that measures the carrying value of our oil and gas assets using a point in time valuation of commodity prices and costs.  The committee felt that these charges were not representative of operating results in the 2008 and 2009 periods and, therefore, excluded the charges from the determination of net income, as defined in the plan.   For purposes of determining the available award pool under the incentive compensation plan in years after the respective 2008 and 2009 charges, the unit of production DD&A (depreciation, depletion and amortization) costs will be increased by such amounts until the charges are fully amortized by country – effectively reducing net income, as defined in the plan, until the full amount of the ceiling test charges are recovered.  This treatment is consistent with how the committee treated material full cost ceiling test writedowns of prior years and aligns the determination of net income for incentive compensation plan purposes with applicable period operating results.  This had the effect of reducing the available award pool for the 2009 performance period by approximately $12.4 million.

Goodwill Impairment.  Like the full cost ceiling test writedown charges described above, the committee felt that the year-end 2008 impairment of goodwill was not reflective of operating results in 2008.  The committee chose to amortize this expense evenly across the 2008-2010 performance periods, which had the effect of reducing the available award pool for the 2009 performance period by approximately $1 million.

Generally, the amount of each employee’s cash award was based upon the employee’s impact on our 2009 results and overall value to our company including consideration of future expectations, without any specific relative weight assigned to each of these factors.  The committee established awards for each of our named executive officers after considering the recommendations of our Chief Executive Officer (with respect to the other named executive officers), Mr. Boothby’s self-evaluation and Hewitt’s recommendations.  Mr. Trice was not eligible for an award with respect to 2009 performance pursuant to the terms of our incentive compensation plan due to his retirement in May 2009.  See “David A. Trice Retirement Agreement” below.

Our company performed well operationally and financially during 2009, even with the difficult economic conditions of 2009, and we believe the 144% increase in our stock price during 2009 is recognition of our strong performance.  For example:

•
our proved reserves increased 23% at year-end 2009 as compared to year-end 2008 and our proved reserve life index increased to approximately 14 years, reflecting our continued growth in longer-lived “resource plays;”

•
even after deferring approximately 3 Bcfe of production in our Mid-Continent division during the second half of 2009 due to low natural gas prices, our 2009 production was approximately 257 Bcfe, which is a 9% increase compared to 2008 production (with 26% growth in the Woodford Shale located in our Mid-Continent division, led by Mr. Dunn) and is in the upper-end of our initial production guidance of 250 - 260 Bcfe for 2009;

•
strong performance as compared to our peers in several key categories—our share price increase during 2009 exceeded all but one of our peers, our reserve growth in 2009 ranked in the second quartile of our peers and our production growth in 2009 ranked in the second quartile of our peers;

•
we added more than 500,000 net acres in domestic resource plays, including finalizing in early 2010 the acquisition of more than 300,000 net acres in southwest Texas in a transaction led by Messrs. Packer and Schneider late in 2009;

•
we upheld our commitment to investors to carefully control our capital expenditures during the difficult economic environment of 2009, spending within our 2009 capital budget and reducing outstanding borrowings under our credit arrangements by almost $200 million during 2009, under the leadership of Messrs. Mr. Rathert, Boothby and Packer;

•
we continued to have a strong balance sheet and have provided for future stability through our crude oil and natural gas hedging program, which had a mark-to-market value of almost $300 million at the end of 2009;

•	we continued our excellent health, safety and environmental performance in all categories during 2009; and

•
Messrs. Boothby and Packer provided strong leadership to our company during 2009 in their new roles as our Chief Executive Officer and Chief Operating Officer, respectively, as our company transitioned after Mr. Trice’s May 2009 retirement as our Chief Executive Officer, with critical financial leadership provided by Mr. Rathert–exhibiting the teamwork needed to plan for our future success even during the depressed economic environment in 2009.

As described above under “Compensation Overview and Objectives,” while not changing its philosophy regarding competitive levels of total compensation for our executive officers, the committee restructured our executive compensation programs beginning in February 2010 and altered the mix of total annual compensation paid to our executive officers by increasing base salaries while reducing the percentage of total annual compensation paid to our executive officers in cash and increasing the percentage of total annual compensation paid in equity.  The increase in base salaries in February 2010 to a more competitive level, combined with the committee’s desire to reduce the percentage of total annual compensation paid to our executive officers in cash, influenced the size of the cash incentive compensation awards to our executive officers in February 2010.  In addition, as part of the restructuring of our executive officers’ compensation, the committee is no longer providing long-term cash awards for our executive officers and long-term equity awards are being used to balance retention incentives with a strong tie to relative long-term stockholder return.  See “Stock Awards” below.

Incentive compensation award amounts for our named executive officers represented between 27% and 41% of their total compensation for 2009, as set forth in the Summary Compensation Table on page 34 of this Proxy Statement (other than for Mr. Trice, whose pro rated bonus for 2009 represented 7% of his total compensation due to his additional compensation in connection with his Retirement Agreement, as described below).  The cash incentive compensation awards granted to Messrs. Rathert, Packer, Dunn and Schneider for the 2009 performance period were reduced as compared to the 2008 performance period by between 15% and 53% (38% for Mr. Rathert, 15% for Mr. Packer and 53% for each of Messrs. Dunn and Schneider).  Mr. Boothby’s award for the 2009 performance period remained level with his award for the 2008 performance period.  The cash incentive award for the 2008 performance period consisted of both a current cash award and a long-term cash award and, as described above, the cash incentive award for the 2009 performance period included only a current cash award.  Accordingly, although our company performed well in 2009, the reduced awards for the 2009 performance period reflected the decision by the committee to alter the mix of total annual compensation paid to our executive officers and no longer provide long-term cash awards for executive officers.  With respect to Messrs. Boothby (whose award remained level), Packer and Rathert (whose awards decreased less than others), the decisions regarding their awards were made in recognition of the critical roles that they played during the leadership transition at our company after Mr. Trice’s retirement as our Chief Executive Officer in May 2009.  Specifically, in setting the award for Mr. Boothby, the committee recognized his strong overall corporate leadership in his first year serving as our Chief Executive Officer, including his success in his roles as a member of our Board of Directors and representing our company in the investment community, and provided his award with respect to the 2009 performance period outside of the incentive plan.  The committee also recognized the strong operational leadership role played by Mr. Packer in his first year serving as our Chief Operating Officer, including his role in several important transactions during 2009, and the strong financial leadership provided by Mr. Rathert during the difficult economic environment of 2009 and his support of the leadership transition.

Stock Awards.  In light of the significant decline in economic conditions and oil and gas prices during the second half of 2008, the committee substantially reduced the value of the long-term equity awards granted in February 2009.  The aggregate grant date fair market value of the February 2009 restricted stock awards to Messrs. Boothby, Rathert and Packer (33,600 shares each), Dunn (24,000 shares) and Schneider (19,200 shares) was approximately 38% less than the aggregate grant date fair market value of the equity awards provided to those officers in February 2008.

In conjunction with this reduction in long-term incentive value, and based on the recommendation of our Chief Executive Officer, the committee approved grants of time-vested restricted stock in February 2009 to provide a strong retention element and make our long-term equity program more competitive with peers in our industry.  In determining the size of the awards, the committee considered economic conditions at the time and the sharp decline in the economy and financial markets since the 2008 grants, the relative mix of performance-based vesting and time-vesting awards outstanding at the time, the significant portion of our named executive officers’ outstanding stock option awards that had exercise prices above the $19.75 per share closing price of our common stock on December 31, 2008 (preceding the grant date for the February 2009 awards), individual performance, industry trends, as well as corporate succession planning.  In addition, in view of the competitive conditions in our industry, all restricted stock unit awards granted in 2009 contained qualified retirement vesting provisions that are conditioned upon the signing of a non-compete agreement and providing a specific amount of advance notice before retirement to allow adequate time for a smooth transition.

Since Mr. Trice announced that he would be retiring as our Chief Executive Officer at our annual meeting on May 7, 2009, the committee did not grant Mr. Trice a long-term equity award in February 2009.  In connection with their promotions in May 2009, the committee granted Messrs. Boothby and Packer additional time-vesting restricted stock unit awards (40,000 and 28,000 units, respectively) in recognition of the additional responsibilities associated with their new positions.  For more information regarding the terms of the 2009 awards, as well as the fair value of the 2009 awards on their grant date, see “Grants of Plan-Based Equity Awards in 2009” beginning on page 37 of this Proxy Statement.

As described above under “Compensation Overview and Objectives,” beginning in February 2010, the committee restructured our executive compensation programs and altered the mix of compensation for our executive officers to increase the percentage of total annual compensation provided through equity awards and to include both time-vesting and performance-based long-term equity awards.  The ratio of time-vesting to performance-based vesting awards varied by officer, based on the officer’s ability to influence overall corporate results, with more senior executive officers’ awards being more heavily weighted toward awards with performance-based vesting.  By providing both types of awards each year, the committee feels it will be better able to consistently balance the retention incentive provided by the time-vesting awards with the strong tie to relative long-term stockholder return provided by the performance-based awards.

The February 2010 time-vesting awards vest in three equal annual installments, beginning on the first anniversary of the grant.  The February 2010 performance-based awards vest, if at all, based on our total stockholder return relative to a peer group.  The peer group for the performance-based awards includes the peer companies in the Longnecker November 2009 analysis, four additional companies with which we believe that we compete in the capital markets (Berry Petroleum Corporation, Chesapeake Energy Corporation, Comstock Resources, Inc. and Whiting Petroleum Corporation), as well as the Dow Jones Industrial Average Index and the S&P 500 Index.  Vesting under the performance-based awards has the possibility of occurring monthly from April 15, 2013 through April 15, 2015 based on our total stockholder return ranking, as measured at the end of each immediately preceding month, as follows:

Total stockholder return for a particular month means the rate of return (expressed as percentage) achieved with respect to our common stock, the primary common equity security of each other company and index in the peer group if: (1) $100 was invested in each security or index on the last day of March 2010 assuming a purchase price equal to the average closing price of the security or index for all of the trading days in March 2010; (2) if the record date for any dividend with respect to a particular security occurs during the period beginning March 31, 2010 and ending on the last day of the determination month, such dividend was reinvested in the security as of the record date for the dividend (using the closing price of the security on the record date); and (3) the valuation of such security or index at the end of the determination month is based on the average closing price for all of the trading days in the determination month.  In view of the competitive conditions in our industry, all restricted stock unit awards continue to contain qualified retirement vesting provisions that are conditioned upon the signing of a non-compete agreement and providing a specific amount of advance notice before retirement to allow adequate time for a smooth transition.

David A. Trice Retirement Agreement.  In anticipation of Mr. Trice’s May 2009 retirement, the committee and Board approved a Retirement Agreement with Mr. Trice in April 2009.  The Retirement Agreement contained a release of any claims and a two-year non-compete agreement by Mr. Trice and described (1) the regular separation benefits to which Mr. Trice was already entitled as a result of his employment at Newfield, regardless of the Retirement Agreement, and (2) the additional separation benefits to which Mr. Trice became entitled as a result of the Retirement Agreement.  The additional separation benefits included the acceleration of vesting of certain of his outstanding long-term equity awards, the extension of the post-retirement exercise period for his outstanding stock option awards and a pro rated bonus for the portion of 2009 during which he was a Newfield employee.  In considering Mr. Trice’s Retirement Agreement in total, the committee and Board took into account Mr. Trice’s overall contributions to our company during his 9-year tenure as Chief Executive Officer and his specific contributions during the leadership transition in 2009.  In deciding to award Mr. Trice a discretionary pro rated bonus in November 2009 (pursuant to the terms of his Retirement Agreement), the committee considered his performance during the portion of 2009 during which he was a Newfield employee, including his role in planning for his succession, assisting in the orderly transition in connection with his retirement, helping to develop our hedging strategy, our 2009 budget and our overall business strategy and his other actions to benefit our company during 2009.  The Board and committee also felt it was important for Mr. Trice to remain as Chairman for a transition period as Mr. Boothby assumed the role of Chief Executive Officer.  Accordingly, in connection with his Retirement Agreement, the committee granted Mr. Trice a new restricted stock unit award in recognition of his agreement to serve as non-executive Chairman of the Board until our 2010 annual meeting and his agreement to enter into the two-year non-compete agreement.  For a description of the terms of the Retirement Agreement, bonus and restricted stock unit award, see “Potential Payments Upon Termination or Change of Control—David A. Trice Retirement Agreement” beginning on page 44 of this Proxy Statement.

Summary Compensation Table

The following table sets forth information with respect to the compensation of our Chief Executive Officer, our Chief Financial Officer, our former Chief Executive Officer (who retired in May 2009) and our three other most highly compensated executive officers (referred to as our “named executive officers”) for the years ended December 31, 2009, 2008 and 2007.

			Bonus(1)(2)
Name and Principal Position	Year	Salary(1) ($)	Current ($)	Long-Term ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Lee K. Boothby President and Chief Executive Officer(7)	2009	439,018	1,200,000	―	2,035,256	―	19,428	223,722	3,917,424
	2008	320,833	400,000	800,000	484,450	489,000	4,719	56,611	2,555,613
	2007	254,583	575,000	575,000	1,726,412	―	4,760	98,751	3,234,506

Terry W. Rathert Executive Vice President and Chief Financial Officer(8)	2009	373,866	750,000	―	653,856	―	19,763	41,406	1,838,891
	2008	319,833	400,000	800,000	1,090,013	―	5,402	36,678	2,651,926
	2007	291,667	625,000	625,000	1,032,075	―	6,328	33,706	2,613,776

David A. Trice Chairman of the Board and Former Chief Executive Officer(9)	2009	261,250	600,000	―	4,550,121	1,244,405	40,588	2,371,017	9,067,381
	2008	587,500	900,000	1,600,000	968,900	2,200,500	12,594	58,990	6,328,484
	2007	520,833	1,350,000	1,350,000	2,293,504	―	18,692	53,117	5,586,146

Gary D. Packer Executive Vice President and Chief Operating Officer(10)	2009	352,957	850,000	―	1,620,836	―	16,360	271,957	3,112,110
	2008	258,333	335,000	665,000	847,788	407,500	4,167	28,614	2,546,402
	2007	223,333	550,000	550,000	688,050	―	4,096	25,584	2,041,063

George T. Dunn Vice President – Mid- Continent(11)	2009	265,002	375,000	―	467,040	―	12,887	89,918	1,209,847
	2008	260,333	264,000	536,000	339,115	293,400	3,179	59,181	1,755,208
	2007	226,333	350,000	350,000	1,171,100	―	4,353	31,652	2,133,438

William D. Schneider Vice President – Onshore Gulf Coast and International(12)	2009	250,002	375,000	―	373,632	―	13,656	29,558	1,041,848
	2008	245,833	264,000	536,000	581,340	―	4,044	27,356	1,658,573
	2007	223,333	500,000	500,000	688,050	―	4,880	24,624	1,940,887
________________
(1)	See “Compensation Discussion and Analysis—Compensation Decisions” beginning on page 27 of this Proxy Statement for an explanation of the amount of salary and bonus in proportion to total compensation.

(2)
For all named executive officers other than for Mr. Trice for 2009, the amounts shown reflect cash incentive compensation awards made in February 2010, 2009 and 2008, based upon performance in 2009, 2008 and 2007, respectively.  Long-term awards are paid in four annual installments, with each installment consisting of 25% of the award plus interest.  See “Compensation Discussion and Analysis—Compensation Decisions—Incentive Compensation Awards” beginning on page 29 of this Proxy Statement.  Mr. Trice was not eligible for an award for 2009 pursuant to the terms of our incentive compensation plan due to his retirement in May 2009.  The amount shown for Mr. Trice for 2009 reflects the discretionary cash bonus paid to Mr. Trice pursuant to his Retirement Agreement in recognition of his services to Newfield during 2009 before his May 2009 retirement.  For a description of Mr. Trice’s Retirement Agreement, see “Compensation Discussion and Analysis—Compensation Decisions—David A. Trice Retirement Agreement” and “Potential Payments Upon Termination or Change of Control—David A. Trice Retirement Agreement.”

(3)
The amounts shown in the Stock Awards column reflect the full grant date fair value of restricted stock and restricted stock units awarded in 2009, 2008 and 2007, respectively, computed in accordance with applicable accounting guidance, as required by new SEC regulations.  Amounts shown for 2008 and 2007 have been recalculated in accordance with the new SEC regulations and, therefore, differ from previously reported amounts.

During 2007, the named executive officers received annual grants of restricted stock that vest based on performance, which are considered market-based awards under the accounting guidance. For these market-based awards of restricted stock that vest based on performance, the grant date fair value was determined using a lattice-based option pricing model and the fair market value per share was $24.04.

During, 2007, 2008 and 2009, the named executive officers received annual grants of time-vested restricted stock or restricted stock units.  Messrs. Boothby and Dunn also received grants of time-vested restricted stock in October 2007 in connection with their 2007 promotions, and Messrs. Boothby and Packer received grants of time-vested restricted stock units in May 2009 in connection with their 2009 promotions.  Mr. Trice did not receive an annual grant in 2009; however, he received a time-vested grant of restricted stock units in 2009 in connection with his Retirement Agreement and his agreement to serve as non-executive Chairman of the Board until our 2010 annual meeting and his agreement to enter into a non-compete agreement.  For the time-vested restricted stock and restricted stock unit awards, the grant date fair value is based on the mean of the high and low sales prices of our common stock on the date of grant.

The amounts shown for Mr. Trice for 2009 also include the incremental fair value of certain of his outstanding awards, the terms of which were modified under his Retirement Agreement.  The fair value of the modified awards is based on the mean of the high and low sales prices of our common stock on May 29, 2009, the last trading day before the May 31, 2009 date of the modification.  For a description of the modifications, see “Potential Payments Upon Termination or Change of Control—David A. Trice Retirement Agreement” beginning on page 44.

For assumptions made in the valuation, see also Note 11, Stock-Based Compensation, to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2009 filed with the SEC.  See also “Compensation Discussion and Analysis—Compensation Decisions—Stock Awards” beginning on page 32, “Grants of Plan-Based Equity Awards in 2009” beginning on page 37 and “Outstanding Equity Awards at December 31, 2009” beginning on page 39 for a description of the awards.

(4)
The amounts shown in the Option Awards column for 2008 reflect the full grant date fair value of stock options awarded in 2008, computed in accordance with applicable accounting guidance, as required by new SEC regulations.  The amounts shown for 2008 have been recalculated in accordance with the new SEC regulations and, therefore, differ from previously reported amounts.  Stock options were not awarded in 2009 or 2007.  Accordingly, under new SEC regulations, no amounts are reported in the Option Awards column for those years, except for Mr. Trice in 2009, as described below in this note.

The fair value of each option award in 2008 was estimated, based on several assumptions, on the date of grant using a Black-Scholes option valuation model.  The fair value and assumptions used for the stock options awarded in 2008 are shown below:

Fair value per share of options granted	$16.30
Fair value assumptions:
Dividend yield	None
Expected volatility	31.70%
Risk-free interest rate	2.83%
Expected term, in years	5.2

For assumptions made in the valuation, see also Note 11, Stock-Based Compensation, to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

The amount shown for Mr. Trice in 2009 includes the incremental fair value of certain modifications made to his outstanding stock option awards under his Retirement Agreement during 2009.  The modifications were to stock option awards originally granted in 2000, 2001, 2002 and 2008.  The incremental fair value and assumptions used for Mr. Trice’s modified awards are shown below:

	Original Grant Date
	February 10, 2000	February 9, 2001	February 7, 2002	November 26, 2002	February 7, 2008
Fair value per share of options immediately after modification on May 31, 2009	$21.27	$19.56	$21.50	$21.19	$12.64
Fair value assumptions:
Dividend yield	None	None	None	None	None
Expected volatility	56.5%	55.5%	53.8%	53.8%	53.8%
Risk-free interest rate	0.20%	0.42%	0.62%	0.80%	1.74%
Expected term, in years	0.35	0.85	1.34	1.74	3.70

See also “Potential Payments Upon Termination or Change of Control” beginning on page 44 for a description of the stock options and the modifications to Mr. Trice’s stock options.

(5)
Reflects above-market interest (as defined in SEC regulations) earned in 2009, 2008 and 2007 on long-term cash awards under our incentive compensation plan.  See “Nonqualified Deferred Compensation” beginning on page 43 for a description of the incentive compensation plan.

(6)	For 2009, the All Other Compensation column reflects:

•	the amount we contributed under our deferred compensation plan or our 401(k) plan as a matching contribution for the benefit of each named executive officer;
•	the compensation cost computed in accordance with applicable accounting guidance attributable to each named executive officer’s participation in our employee stock purchase plan;
•	club dues paid by us;
•	premiums we paid with respect to term life insurance for the benefit of each named executive officer;
•	expenses paid in connection with officer relocations; and
•	in the case of Mr. Trice, the value of the vesting of his incentive compensation plan long-term awards pursuant to his Retirement Agreement.

See the All Other Compensation Table below for more information regarding these items for 2009.  See “Potential Payments Upon Termination or Change of Control—David A. Trice Retirement Agreement” for a description of Mr. Trice’s Retirement Agreement.

In October 2007, Mr. Boothby was promoted to Senior Vice President − Acquisitions and Business Development and relocated to our corporate headquarters in Houston, Texas, and Mr. Dunn was promoted to Vice President − Mid-Continent and relocated to our office in Tulsa, Oklahoma. In May 2009, Mr. Packer was promoted to Executive Vice President and Chief Operating Officer and relocated to our corporate headquarters in Houston, Texas.  During 2009, we paid certain expenses in connection with these officer relocations.  We engaged a relocation service to purchase and sell Mr. Boothby’s home in Oklahoma.  The relocation service purchased Mr. Boothby’s home in Oklahoma in January 2008 and sold the home to a third party in January 2009, resulting in a loss to us of $196,234 on the sale of the home.  With respect to Messrs. Dunn and Packer, we paid $59,100 and $233,695, respectively, in 2009 in connection with their relocations, which represents housing and car rental expenses and related allowances.

In addition, Newfield maintains season tickets to various sporting events, which primarily are used for business purposes.  However, to the extent that such tickets are not required for business purposes, all Newfield employees, including the named executive officers, are permitted to use the tickets.  There is no incremental cost to Newfield associated with any personal use of these tickets.

All Other Compensation Table

Name	Matching 401(k) or Deferral Plan Contribution ($)	Employee Stock Purchase Plan Compensation Cost ($)	Club Dues ($)	Life Insurance Premiums ($)	Expenses in Connection with Relocation ($)	Value of Vesting of Incentive Plan Upon Retirement ($)	Total ($)
Mr. Boothby	16,500	9,377	1,341	270	196,234	―	223,722
Mr. Rathert	29,909	9,772	1,455	270	―	―	41,406
Mr. Trice	24,375	―	404	270	―	2,345,968	2,371,017
Mr. Packer	27,601	9,583	808	270	233,695	―	271,957
Mr. Dunn	19,433	9,363	1,752	270	59,100	―	89,918
Mr. Schneider	20,000	9,288	―	270	―	―	29,558

(7)
Mr. Boothby was promoted to President on February 5, 2009 and to the additional role of Chief Executive Officer on May 7, 2009.  The summary compensation information presented above includes compensation paid to Mr. Boothby in those capacities from the indicated dates, in his capacity as Senior Vice President − Acquisitions and Business Development from October 1, 2007 until February 5, 2009 and in his capacity as Vice President − Mid-Continent prior thereto.

(8)
The summary compensation information presented above includes compensation paid to Mr. Rathert in his capacity as Executive Vice President and Chief Financial Officer since May 7, 2009, as Senior Vice President and Chief Financial Officer from May 1, 2008 until May 7, 2009 and in his capacity as Senior Vice President, Chief Financial Officer and Secretary prior thereto.

(9)
Mr. Trice ceased serving as our President on February 5, 2009 and as our Chief Executive Officer on May 7, 2009.  He retired as an employee of ours on May 31, 2009. The summary compensation information presented above includes compensation paid to Mr. Trice as our employee.  After his May 31, 2009 retirement as an employee, Mr. Trice continued to serve as Chairman of our Board and received cash payments for his service as a non-employee member of our Board.  See “Non-Employee Director Compensation” for Mr. Trice’s 2009 compensation for his service as a non-employee director after May 31, 2009.

(10)
Mr. Packer was promoted to the position of Executive Vice President and Chief Operating Officer on May 7, 2009.  The summary compensation information presented above includes compensation paid to Mr. Packer in that capacity since May 7, 2009 and in his capacity as Vice President − Rocky Mountains prior thereto.

(11)
The summary compensation information presented above includes compensation paid to Mr. Dunn in his capacity as Vice President − Mid-Continent since October 1, 2007 and in his capacity as Vice President − Gulf Coast prior thereto.

(12)
The summary compensation information presented above includes compensation paid to Mr. Schneider in his capacity as Vice President – Onshore Gulf Coast and International since December 9, 2008 and in his capacity as Vice President – International prior thereto.

Grants of Plan-Based Equity Awards in 2009

The following table contains information about grants of plan-based restricted stock and restricted stock units to our named executive officers during 2009.

Name		Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards(1) ($)
Mr. Boothby	(2)	02/04/09	33,600		653,856
	(3)	05/07/09	40,000		1,381,400
Mr. Rathert	(2)	02/04/09	33,600		653,856
Mr. Trice	(4)	04/20/09	100,000		2,709,500
	(5)	05/31/09	―	(5)	3,085,026
Mr. Packer	(2)	02/04/09	33,600		653,856
	(3)	05/07/09	28,000		966,980
Mr. Dunn	(2)	02/04/09	24,000		467,040
Mr. Schneider	(2)	02/04/09	19,200		373,632
___________________
(1)
Reflects the full grant date fair value of the equity awards computed in accordance with applicable accounting guidance.  For assumptions made in the valuation, see also Note 11, Stock-Based Compensation, to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2009 filed with the SEC and see “Summary Compensation Table” beginning on page 34 of this Proxy Statement.  For Mr. Trice, his award of May 31, 2009 reflects the incremental fair value of certain of his outstanding awards, the terms of which were modified under his Retirement Agreement as described in footnote 5 below and in “Potential Payments Upon Termination or Change of Control—David A. Trice Retirement Agreement” beginning on page 44 of this Proxy Statement.

(2)	Reflects time-vested restricted stock awarded under our 2004 omnibus stock plan.

(3)	Reflects time-vested restricted stock units awarded to Messrs. Boothby and Packer under our 2009 omnibus stock plan in connection with their promotions in May 2009.

(4)
Reflects time-vested restricted stock units awarded to Mr. Trice under our 2007 omnibus stock plan in connection with his Retirement Agreement in April 2009 in recognition of his agreement to serve as non-executive Chairman of the Board until our 2010 annual meeting and his agreement to enter into a non-compete agreement.

(5)
Reflects modifications to Mr. Trice’s outstanding equity awards on May 31, 2009 under his Retirement Agreement.  For a description of the modifications, see “Potential Payments Upon Termination or Change of Control—David A. Trice Retirement Agreement” beginning on page 44 of this Proxy Statement.  The modified awards were originally granted on the following dates, and the modification upon Mr. Trice’s May 31, 2009 retirement resulted in incremental fair value to Mr. Trice as follows:

Original Grant Date	Number of Shares of Stock or Units (#)		Number of Securities Underlying Options (#)	Fair Value of the Modification to the Award on May 31, 2009 ($)
02/10/00	―		60,000	3,714
02/09/01	―		40,000	97,923
02/07/02	―		40,000	89,791
11/26/02	―		40,000	116,028
02/12/03	66,667		―	1,461,777
02/08/05	―	(a)	―	―	(a)
02/07/08	―		72,000	499,706
02/07/08	―		63,000	437,243
02/07/08	20,000		―	378,844
				3,085,026

(a)
Under his Retirement Agreement, Mr. Trice forfeited 10,826 shares of restricted stock on May 31, 2009, his retirement date.  See “Potential Payments Upon Termination or Change of Control—David A. Trice Retirement Agreement” beginning on page 44 of this Proxy Statement.

The time-vested restricted stock granted to Messrs. Boothby, Rathert, Packer, Dunn and Schneider in February 2009 vests, subject to continuous employment, in three equal annual installments beginning on the second anniversary of the grant date.  Generally, upon death, disability (as defined in the award agreement) or a change of control (as defined in our 2004 omnibus stock plan), all of the restricted stock will vest.  In addition, if the executive’s employment with us is terminated due to a qualified retirement (as defined in the award agreement), a pro rata portion of the restricted stock not previously forfeited will vest and the remainder will be forfeited.  The pro rata portion that will vest is determined by multiplying the number of shares of restricted stock with respect to which forfeiture restrictions would otherwise have lapsed on the next anniversary of the grant date by the fraction that results from dividing (1) the number of days elapsed (excluding the retirement date) since the most recent anniversary date by (2) 365.  In order for the pro rata portion to vest on qualified retirement, the employee must meet the conditions in the award agreement by (1) providing the required notice, (2) having at least 10 years of qualified service and (3) if the employee is not at least 62 years old at the time of the retirement, signing a non-compete agreement until age 62.  See also “Potential Payments Upon Termination or Change of Control” beginning on page 44 of this Proxy Statement.

The time-vested restricted stock units granted to Messrs. Boothby and Packer in connection with their promotions in May 2009 vest, subject to continuous employment, in three equal annual installments beginning on the third anniversary of the grant date.  Generally, upon death, disability (as defined in and subject to the conditions contained in the award agreement) or a change of control (as defined in our 2009 omnibus stock plan and subject to the conditions contained in the award agreement), all of the restricted stock units will vest.  In addition, if the executive’s employment with us is terminated due to a qualified retirement (as defined in the award agreement), a pro rata portion of the restricted stock units not previously forfeited will vest and the remainder will be forfeited.  The pro rata portion that will vest is determined by multiplying the number of restricted stock units with respect to which forfeiture restrictions would otherwise have lapsed on the next anniversary of the grant date by the fraction that results from dividing (1) the number of days elapsed (excluding the retirement date) since the most recent anniversary date by (2) 365.  In order for the pro rata portion to vest on qualified retirement, the employee must meet the conditions in the award agreement by (1) providing the required notice, (2) having at least 10 years of qualified service and (3) if the employee is not at least 62 years old at the time of retirement, signing a non-compete agreement until age 62.  See also “Potential Payments Upon Termination or Change of Control” beginning on page 44 of this Proxy Statement.

Mr. Trice retired as an employee of ours in May 2009 and the Board and Compensation & Management Development Committee approved a Retirement Agreement with Mr. Trice in April 2009.  Mr. Trice was granted 100,000 restricted stock units in April 2009 in connection with his Retirement Agreement in recognition of his agreement to serve as non-executive Chairman of the Board until our 2010 annual meeting and his agreement to enter into a non-compete agreement lasting for 24 months after his retirement as an employee on May 31, 2009.  Under Mr. Trice’s Retirement Agreement, the Board and Compensation & Management Development Committee also modified certain of Mr. Trice’s outstanding equity awards.  For further details regarding the Retirement Agreement, Mr. Trice’s April 2009 restricted stock unit award and the modifications to Mr. Trice’s outstanding equity awards, see “Potential Payments Upon Termination or Change of Control—David A. Trice Retirement Agreement” beginning on page 44 of this Proxy Statement.

Outstanding Equity Awards at December 31, 2009

The following table contains information about our named executive officers’ outstanding equity awards at December 31, 2009.

		Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options(#)
Name	Grant Date	Exercisable		Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested (#)		Market Value of Shares of Stock or Units That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Mr. Boothby	02/12/03	―		―		―	―	16,001	(3)	771,728	―		―
	02/08/05	―		―		―	―	―		―	20,000	(4)	964,600
	02/14/07	―		―		―	―	5,556	(5)	267,966	33,334	(6)	1,607,699
	10/01/07	―		―		―	―	12,000	(5)	578,760	―		―
	02/07/08	6,000	(7)	24,000	(7)	48.45	02/07/18	10,000	(8)	482,300	―		―
	02/04/09	―		―		―	―	33,600	(9)	1,620,528	―		―
	05/07/09	―		―		―	―	40,000	(10)	1,929,200	―		―

Mr. Rathert	02/09/01	20,000		―		19.02	02/09/11	―		―	―		―
	02/07/02	30,000		―		16.87	02/07/12	―		―	―		―
	11/26/02	20,000		―		17.84	11/26/12	―		―	―		―
	02/12/03	―		―		―	―	40,001	(3)	1,929,248	―		―
	02/08/05	―		―		―	―	―		―	35,000	(4)	1,688,050
	02/14/07	―		―		―	―	5,000	(5)	241,150	30,000	(6)	1,446,900
	02/07/08	―		―		―	―	22,500	(8)	1,085,175	―		―
	02/04/09	―		―		―	―	33,600	(9)	1,620,528	―		―

Mr. Trice	02/09/01	40,000		―		19.02	02/09/11	―		―	―		―
	02/07/02	40,000		―		16.87	02/07/12	―		―	―		―
	11/26/02	40,000		―		17.84	11/26/12	―		―	―		―
	02/08/05	―		―		―	―	―		―	69,174	(4)	3,336,262
	02/14/07	―		―		―	―	―		―	66,668	(6)	3,215,398
	02/07/08	135,000	(7)	―		48.45	05/31/14	―		―	―		―
	04/20/09	―		―		―	―	100,000	(11)	4,823,000	―		―

Mr. Packer	02/09/01	5,000		―		19.02	02/09/11	―		―	―		―
	02/07/02	18,000		―		16.87	02/07/12	―		―	―		―
	08/14/02	15,000		―		16.25	08/14/12	―		―	―		―
	02/12/03	―		―		―	―	20,001	(3)	964,648	―		―
	02/08/05	―		―		―	―	―		―	20,000	(4)	964,600
	02/14/07	―		―		―	―	3,334	(5)	160,799	20,000	(6)	964,600
	02/07/08	5,000	(7)	20,000	(7)	48.45	02/07/18	17,500	(8)	844,025	―		―
	02/04/09	―		―		―	―	33,600	(9)	1,620,528	―		―
	05/07/09	―		―		―	―	28,000	(10)	1,350,440	―		―

Mr. Dunn	02/12/03	―		―		―	―	20,001	(3)	964,648	―		―
	02/08/05	―		―		―	―	―		―	20,000	(4)	964,600
	02/14/07	―		―		―	―	3,334	(5)	160,799	20,000	(6)	964,600
	10/01/07	―		―		―	―	10,000	(5)	482,300	―		―
	02/07/08	3,600	(7)	14,400	(7)	48.45	02/07/18	7,000	(8)	337,610	―		―
	02/04/09	―		―		―	―	24,000	(9)	1,157,520	―		―

Mr. Schneider	02/07/02	2,500		―		16.87	02/07/12	―		―	―		―
	11/26/02	10,000		―		17.84	11/26/12	―		―	―		―
	02/12/03	―		―		―	―	20,001	(3)	964,648	―		―
	02/08/05	―		―		―	―	―		―	20,000	(4)	964,600
	02/14/07	―		―		―	―	3,334	(5)	160,799	20,000	(6)	964,600
	02/07/08	―		―		―	―	12,000	(8)	578,760	―		―
	02/04/09	―		―		―	―	19,200	(9)	926,016	―		―
_____________
(1)	Calculated by multiplying the number of shares of restricted stock or restricted stock units that have not vested by the closing price of our common stock on the NYSE on December 31, 2009 of $48.23.
(2)	Reflects the maximum number of shares of restricted stock covered by each award.

(3)
Reflects shares of restricted stock that were awarded on February 12, 2003 under our 2000 omnibus stock plan.  Mr. Rathert was awarded 60,000 shares, Mr. Boothby was awarded 24,000 shares, and Messrs. Packer and Dunn each were awarded 30,000 shares.  The restricted stock vests on January 31, 2012.  However, the restricted stock may vest earlier, in accordance with the schedule listed below.  With respect to the measurement period ended January 31, 2006, 33⅓% of the restricted stock vested.  No restricted stock vested with respect to the measurement periods ended January 31, 2007, January 31, 2008, January 31, 2009 or January 31, 2010.  Upon death, disability or a change of control (as defined in our 2000 omnibus stock plan), the restricted stock will vest and become nonforfeitable.

Measurement period	TSR Rank	Percentage of Restricted Shares Remaining unvested that vest
36 Months Ending January 31, 2006	Top 25% Top 33⅓% Top 50% 50% or Below	100% 50% 33⅓% 0%
48 Months Ending January 31, 2007	Top 25% Top 33⅓% Top 50% 50% or Below	100% 80% 50% 0%
60 Months Ending January 31, 2008 72 Months Ending January 31, 2009 90 Months Ending January 31, 2010 102 Months Ending January 31, 2011	Top 25% Top 33⅓% Top 50% 50% or Below	100% 100% 50% 0%

“TSR Rank” means the result (expressed as a percentage) obtained by dividing (a) our rank from one, to one plus the number of Qualified Peer Companies for the relevant measurement period set forth in the schedule above, with us and each such other company ranked from best to worst based on each such company’s Total Stockholder Return for such measurement period by (b) one greater than the number of Qualified Peer Companies for such measurement period.

“Total Stockholder Return” for a particular measurement period means the rate of return (expressed as a percentage) achieved with respect to our common stock and the common stock of each Qualified Peer Company for such measurement period if (a) $100 were invested in the common stock of each such company at the beginning of such measurement period based on the closing price of the applicable common stock on January 31, 2003, (b) all dividends declared with respect to a particular common stock during such measurement period were reinvested in such common stock as of the payment date using the closing price on such date and (c) the per share valuation of such common stock at the end of such measurement period equaled the closing price on the last trading day occurring on or before the last January 31 of such measurement period.

“Qualified Peer Company” means each company included in the Initial Peer Group that (a) has been listed or traded on a national securities exchange or the NASDAQ National Market (or any successor thereto) throughout the relevant measurement period and (b) has not at any time during the relevant measurement period had a significant change in its capital structure or ownership as a result of a merger, consolidation, recapitalization, reorganization or similar transaction such that, in the discretion of the Compensation & Management Development Committee of our Board, such company should no longer be considered as one of our peers.  The following companies no longer meet the definition of a “Qualified Peer Company”: Pogo Producing Company; The Houston Exploration Company; Westport Resources Corporation; Tom Brown Inc.; Kerr-McGee Corporation; and Burlington Resources Inc.

“Initial Peer Group” means the following companies and their successors: Pogo Producing Company; Noble Energy, Inc.; The Houston Exploration Company; Stone Energy Corporation; XTO Energy Inc.; Westport Resources Corporation; Cabot Oil & Gas Corporation; EOG Resources, Inc.; Forest Oil Corporation; Chesapeake Energy Corporation; Swift Energy Company; St. Mary Land & Exploration Company; Pioneer Natural Resources Company; Tom Brown Inc.; Kerr-McGee Corporation; Apache Corporation; Burlington Resources Inc.; Anadarko Petroleum Corporation; Devon Energy Corporation; Murphy Oil Corporation; and any other companies designated by the Compensation & Management Development Committee from time to time.

(4)
Reflects performance-based shares of restricted stock that were granted on February 8, 2005 under our 2004 omnibus stock plan and vest in accordance with the schedule below.  No restricted stock vested with respect to the measurement periods ended January 31, 2008 or January 31, 2009.  Based on our TSR Rank, the restricted stock vested 100% on February 1, 2010, with respect to the measurement period ended January 31, 2010.

Measurement period	TSR Rank	Percentage of Restricted Shares Remaining unvested that vest
36 Months Ending January 31, 2008	Top 7 Top 10 Top 15 Below 15	100% 50% 33⅓% 0%
48 Months Ending January 31, 2009	Top 7 Top 10 Top 15 Below 15	100% 80% 50% 0%
60 Months Ending January 31, 2010	Top 7 Top 10 Top 15 Below 15	100% 100% 100% 0%

“TSR Rank” means our rank from one, to one plus the number of companies and indices comprising the Qualified Peer Group for the relevant measurement period set forth in the schedule above, with us, each such other company and each such index together ranked from best to worst based on our, each such other company’s and each such index’s Total Stockholder Return for such measurement period.

“Total Stockholder Return” for a particular measurement period means the rate of return (expressed as a percentage) achieved with respect to our common stock, the common stock of each company in the Qualified Peer Group and each index in the Qualified Peer Group for such measurement period if (a) $100 were invested in our common stock, the common stock of each such company and each such index at the beginning of such measurement period based on the closing price of the applicable common stock or index on January 31, 2005, (b) all dividends declared with respect to a particular common stock during such measurement period were reinvested in such common stock as of the payment date using the closing price on such date and (c) the per share valuation of such common stock or such index at the end of such measurement period equaled the average closing price for the last ten trading days occurring on or before the last January 31 of such measurement period.

“Qualified Peer Group” means the Dow Jones Industrial Average Index, the S&P 500 Index and each company included in the Initial Peer Group that has had its primary common equity security listed or traded on a national securities exchange or the NASDAQ National Market (or any successor thereto) throughout the relevant measurement period.  The following companies included in the “Initial Peer Group” no longer qualify for the “Qualified Peer Group”:  Burlington Resources Inc.; Kerr-McGee Corporation; Pogo Producing Company; Spinnaker Exploration Company; The Houston Exploration Company; Vintage Petroleum, Inc.; and Western Gas Resources, Inc.

“Initial Peer Group” means the following companies:  Apache Corporation; Anadarko Petroleum Corporation; Burlington Resources Inc.; Chesapeake Energy Corporation; Cabot Oil & Gas Corporation; Denbury Resources Inc.; Devon Energy Corporation; Encana Corporation; EOG Resources, Inc.; Forest Oil Corporation; Kerr-McGee Corporation; Murphy Oil Corporation; Nexen Inc.; Noble Energy, Inc.; Pioneer Natural Resources; Pogo Producing Company; Southwestern Energy Company; Spinnaker Exploration Company; St. Mary Land & Exploration Company; Stone Energy Corporation; Swift Energy Company; The Houston Exploration Company; Talisman Energy Inc.; Ultra Petroleum Corp.; Vintage Petroleum, Inc.; Western Gas Resources, Inc.; and XTO Energy Inc.

(5)
Reflects time-vested restricted stock units that were awarded to the named executive officers on February 14, 2007, 12,000 time-vested shares of restricted stock that were awarded to Mr. Boothby on October 1, 2007 and 10,000 time-vested shares of restricted stock that were awarded to Mr. Dunn on October 1, 2007, in each case, under our 2004 omnibus stock plan.  Subject to continuous employment, the time-vested shares of restricted stock granted to Mr. Boothby and Mr. Dunn in October 2007 vest on October 1, 2010.  The time-vested restricted stock units granted to our named executive officers in February 2007 vest, subject to continuous employment, in three equal annual installments beginning on the second anniversary of the grant date.  The first third vested on February 14, 2009, and the table reflects the remaining two-thirds of the restricted stock units granted in February 2007.  The restricted stock and restricted stock units will vest upon death or disability and the restricted stock units also will vest if the executive’s employment with us is terminated by reason of a qualified retirement (as defined in the award agreements).  In addition, upon a change of control (as defined in our 2004 omnibus stock plan), all of the restricted stock units and shares of restricted stock will vest.

(6)
Reflects performance-based shares of restricted stock that were awarded to the named executive officers on February 14, 2007 under our 2004 omnibus stock plan.  The restricted stock awarded to our named executive officers in February 2007 was divided equally between “Base Restricted Shares” and “Bonus Restricted Shares,” with forfeiture restrictions lapsing on March 1, 2010, in accordance with the schedule set forth below.  Based on our TSR Rank, 100% of the Base Restricted Shares and 50% of the Bonus Restricted Shares vested on March 1, 2010.  The remaining 50% of the Bonus Restricted Shares forfeited on March 1, 2010.

TSR Rank	Percentage of Base Restricted Shares as to Which Forfeiture Restrictions Lapse	Percentage of Bonus Restricted Shares as to Which Forfeiture Restrictions Lapse
Top 6 Top 7 Top 8 Top 9 Top 10 Top 11 Top 12 Top 13 Top 14 Top 15 Top 16 Top 17 Top 18 Top 19 Top 20 Below 20	100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 90% 80% 70% 60% 50% 0%	100% 87.5% 75% 62.5% 50% 40% 30% 20% 10% 0% 0% 0% 0% 0% 0% 0%

“TSR Rank” means our rank from one, to one plus the total number of companies and indices comprising the Qualified Peer Group, with us, each such other company and each such index together ranked from best to worst based on our, each such other company’s and each such index’s Total Stockholder Return.

“Total Stockholder Return” means the rate of return (expressed as a percentage) achieved with respect to our common stock, the primary common equity security of each company in the Qualified Peer Group and each index included in the Qualified Peer Group if (a) $100 was invested in each such security or index on the first day of the Measurement Period based on the average closing price of each such security or index for the 20 trading days immediately preceding such day, (b) if the record date for any dividend to be paid with respect to a particular security occurs during the Measurement Period, such dividend was reinvested in such security as of the record date for such dividend (using the closing price of such security on such record date) and (c) the valuation of such security or index at the end of the Measurement Period is based on the average closing price of each such security or index for the 20 trading days immediately preceding March 1, 2010.

“Qualified Peer Group” means (a) the Dow Jones Industrial Average Index, (b) the S&P 500 Index and (c) each company included in the Initial Peer Group that has had its primary common equity security listed or traded on a national securities exchange or the NASDAQ National Market (or any successor thereto) throughout the Measurement Period.  Pogo Producing Company was included in the “Initial Peer Group” but no longer qualifies for the “Qualified Peer Group.”

“Initial Peer Group” means the following companies:  Apache Corporation; Anadarko Petroleum Corporation; Berry Petroleum Company; Bill Barrett Corporation; Cabot Oil & Gas Corporation; Chesapeake Energy Corporation; Cimarex Energy Co.; Denbury Resources Inc.; Devon Energy Corporation; Encana Corporation; EOG Resources, Inc.; Forest Oil Corporation; Murphy Oil Corporation; Nexen Inc.; Noble Energy, Inc.; Pioneer Natural Resources; Pogo Producing Company; Questar Corporation; Range Resources Corporation; Southwestern Energy Company; St. Mary Land & Exploration Company; Stone Energy Corporation; Swift Energy Company; Talisman Energy Inc.; Ultra Petroleum Corp., Inc.; W&T Offshore, Inc.; and XTO Energy Inc.

“Measurement Period” means the period beginning on March 1, 2007 and ending on February 28, 2010.

(7)
Reflects stock options that were awarded to the named executive officers on February 7, 2008. All of the stock options were granted under our 2000 omnibus stock plan, with the exception of stock options covering 63,000 shares granted to Mr. Trice under our 2007 omnibus stock plan.  Since Mr. Trice’s employment with us terminated as a result of a qualified retirement, his stock options granted in February 2008 may be exercised in full at any time during the five-year period after his May 31, 2009 retirement as an employee of ours.  Subject to continuous employment, the stock options granted to Messrs. Boothby, Packer and Dunn in February 2008 vest in five equal annual installments beginning on the first anniversary of the grant date.  If their employment with us is terminated due to death or disability, the options may be exercised in full for one year after the termination, after which time the options will terminate.  If they terminate their respective employment with us voluntarily or if employment is terminated involuntarily for cause (as defined in the award agreement), the options will terminate immediately and not be exercisable.  Subject to earlier termination or expiration, if their respective employment with us terminates involuntarily other than for cause, the vested portion of the option may be exercised for 90 days after the termination (or for one year after death if the employee dies during the 90-day period).  Pursuant to the terms of the 2000 omnibus stock plan, their stock options will vest in full upon a change of control.

(8)
Reflects time-vested restricted stock units that were awarded to the named executive officers on February 7, 2008 under our 2007 omnibus stock plan.  Subject to continuous employment, the restricted stock units vest in three equal annual installments beginning on the second anniversary of the grant date.  The restricted stock units will vest upon death, disability or change of control (as defined in our 2007 omnibus stock plan).  In addition, if the executive’s employment with us is terminated due to a qualified retirement (as defined in the award agreement), a pro rata portion of the restricted stock units not previously forfeited will vest.  The pro rata portion that will vest is determined by multiplying the number of restricted stock units granted by the fraction that results from dividing (1) the number of days elapsed since the grant date by (2) the number of days from the grant date until the fourth anniversary of the grant date.

(9)
Reflects time-vested restricted stock that was awarded to Messrs. Boothby, Rathert, Packer, Dunn and Schneider on February 4, 2009 under our 2004 omnibus stock plan.  See “Grants of Plan-Based Equity Awards in 2009” above for the terms of these awards.

(10)
Reflects time-vested restricted stock units that were awarded to Messrs. Boothby and Packer on May 7, 2009 under our 2009 omnibus stock plan in connection with their promotions.  See “Grants of Plan-Based Equity Awards in 2009” above for the terms of these awards.

(11)
Reflects time-vested restricted stock units that were awarded to Mr. Trice on April 20, 2009 under our 2007 omnibus stock plan in connection with his Retirement Agreement in recognition of his agreement to serve as non-executive Chairman of the Board until our 2010 annual meeting and his agreement to enter into a non-compete agreement.  See “Potential Payments Upon Termination or Change of Control—David A. Trice Retirement Agreement” for the terms of this award.

Option Exercises and Stock Awards Vested in 2009

The following table contains information regarding the exercise of stock options by our named executive officers during 2009 and the vesting during 2009 of restricted stock and restricted stock units previously granted to our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting(4) ($)
Mr. Boothby	―	―	2,777	60,983
Mr. Rathert	20,000	363,952	2,500	54,900
Mr. Trice	60,000	1,521,970	103,333	3,880,194
Mr. Packer	10,000	310,085	1,666	36,585
Mr. Dunn	―	―	1,666	36,585
Mr. Schneider	―	―	1,666	36,585
________________
(1)	Represents the gross number of shares acquired upon exercise of vested options, without taking into account any shares withheld to cover the option exercise price or applicable tax obligations.

(2)
Represents the value of the exercised options, calculated by multiplying (a) the number of shares to which the option exercise related by (b) the difference between the actual market price of our common stock at the time of exercise and the option exercise price.

(3)	Represents the gross number of shares acquired upon vesting of restricted stock or restricted stock units, without taking into account any shares withheld to satisfy applicable tax obligations.

(4)
Represents the value of the vested restricted stock or restricted stock units, calculated by multiplying (a) the number of vested shares of restricted stock or restricted stock units by (b) the mean of the high and low sales prices of our common stock on the vesting date or, if the vesting date is not a trading day on the NYSE, the previous trading day.

Nonqualified Deferred Compensation

The following table contains information about our named executive officers’ nonqualified deferred compensation at December 31, 2009.

Name		Executive Contributions in 2009(1) ($)	Registrant Contributions in 2009(2) ($)	Aggregate Earnings in 2009 ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at December 31, 2009 ($)
Mr. Boothby	(4)	―	―	86,881	653,642	1,130,631
	(5)	135,867	―	48,714	―	439,501
Mr. Rathert	(4)	―	―	89,933	695,403	1,152,433
	(5)	235,274	13,409	260,761	―	1,187,223
Mr. Trice	(4)	―	―	191,065	1,587,674	2,353,565
	(5)	13,125	13,125	660,331	2,488,333	―
Mr. Packer	(4)	―	―	69,851	512,585	921,726
	(5)	11,736	11,736	10,639	―	66,667
Mr. Dunn	(4)	―	―	55,133	431,112	710,258
	(5)	4,700	4,700	9,063	―	43,988
Mr. Schneider	(4)	―	―	62,593	492,469	792,718
	(5)	3,500	3,500	15,054	―	79,333
_________________
(1)	All amounts are included in the Salary or Current Bonus columns for 2009 in the Summary Compensation Table.

(2)
Reflects amounts that we contributed under our deferred compensation plan as a matching contribution for the benefit of each named executive officer.  These amounts are included in the All Other Compensation column for 2009 in the Summary Compensation Table.

(3)
With the exception of Mr. Trice, all amounts reflect regularly scheduled installments of previous long-term cash awards pursuant to our incentive compensation plan.  Mr. Trice retired as an employee of ours during 2009 and received a lump sum distribution of his deferred compensation plan balance during 2009.  Mr. Trice will continue to receive regularly scheduled installments of his previous long-term cash awards pursuant to our incentive compensation plan.

(4)
Reflects long-term cash awards under our incentive compensation plan.  Of the amounts shown in the Aggregate Earnings in 2009 column, $19,428, $19,763, $40,588, $16,360, $12,887 and $13,656 also are reported for Messrs. Boothby,  Rathert, Trice, Packer, Dunn and Schneider, respectively, as above-market interest (as defined in SEC regulations) in the Nonqualified Deferred Compensation Earnings column for 2009 in the Summary Compensation Table.  Of the amounts shown in the Aggregate Balance at December 31, 2009 column, $1,063,178, $1,082,263, $2,203,088, $868,235, $668,012 and $743,781 for Messrs. Boothby, Rathert, Trice, Packer, Dunn and Schneider, respectively, also were included in the Summary Compensation Table for 2009 and prior years.

(5)
Reflects amounts relating to our deferred compensation plan.  Of the amounts shown in the Aggregate Balance at December 31, 2009 column, $412,354, $1,070,645, $63,571, $42,280 and $62,204 for Messrs. Boothby, Rathert, Packer, Dunn and Schneider, respectively, also were included in the Summary Compensation Table for 2009 and prior years.  Mr. Trice retired as an employee of ours during 2009 and received a lump sum distribution of his deferred compensation plan balance during 2009.  As a result, he did not have a balance as of December 31, 2009.

Incentive Compensation Plan.  Our incentive compensation plan provides for the creation each calendar year of an award pool that generally is equal to 5% of our adjusted net income (as defined in the plan) plus forfeitures of prior period awards.  All awards are paid in cash.  Awards may consist of both a current and a long-term portion.  Long-term cash awards are paid in four annual installments, each installment consisting of 25% of the award plus interest.  Long-term cash awards accrue interest at a rate of 6% per year, which may be adjusted by the Compensation & Management Development Committee of our Board from time to time.  Generally, employees are entitled to an installment of a long-term award only if they remain employed by us through the date of payment of the installment.  If employment is terminated due to a qualified retirement (as defined in the plan), however, the employee will be entitled to continue to receive regular installments of his or her outstanding long-term cash awards. Mr. Trice’s employment with us was considered to have terminated as a result of a qualified retirement under his Retirement Agreement.  Since they have been employed by us continuously since January 1, 1993, Messrs. Rathert, Dunn and Schneider are entitled to regular installments of their respective long-term cash awards regardless of their employment status with us unless they are terminated for cause (as defined in the plan).  If an employee dies or experiences a permanent disability (as defined in the plan), the full amount remaining of any long-term awards, plus interest, will be paid to the employee or his or her estate, as applicable, 90 days after the event.  Upon a change of control, employees will be paid their outstanding long-term awards, plus interest, at the time of the change of control.  See “Potential Payments Upon Termination or Change of Control” below.

Deferred Compensation Plan.  Our deferred compensation plan allows an eligible employee to defer up to 90% of his or her salary and all of his or her bonus on an annual basis.  We make a matching contribution for up to 8% of the employee’s salary.  Our contribution with respect to any particular employee under the deferred compensation plan is reduced to the extent that we make contributions to our 401(k) plan on behalf of that employee.  Effective January 1, 2007, we established an irrevocable rabbi trust to hold employee account balances under our deferred compensation plan.  Employee account balances reflect investments, at the direction of each employee, in substantially the same investment alternatives, including (as of November 6, 2008) our common stock, as are available under our 401(k) plan.  Accordingly, earnings on account balances are based upon the market returns on the investment alternatives selected by the employee participants.  Payments must begin at separation from service; however, officers must generally wait six months after separation from service for distributions to begin.  Upon separation from service, payments will be made in accordance with the participant’s elections.  Distributions due to financial hardship, as determined by the plan committee (as defined in the plan) are permitted, but other unscheduled withdrawals are not allowed.  In the event of a change of control, the Compensation & Management Development Committee has the authority to terminate the plan within the 30 days preceding or 12 months after a change of control and, in the event of such a termination, each participant’s account will be distributed within 12 months of the termination.  Mr. Trice retired as an employee of ours during 2009 and received a lump sum distribution of his deferred compensation plan balance during 2009.  See “Potential Payments Upon Termination or Change of Control” below.

Potential Payments Upon Termination or Change of Control

This section describes the potential payments or benefits upon termination, change of control or other post-employment scenarios for each of our named executive officers.  The payments and benefits with respect to Mr. Trice are described below separately from the potential payments and benefits for the other named executive officers in order to reflect the actual payments and benefits provided to Mr. Trice in connection with his retirement instead of an assumed December 31, 2009 termination date.

David A. Trice Retirement Agreement.  Mr. Trice retired as an employee of ours on May 31, 2009.  On April 20, 2009, our Compensation & Management Development Committee and Board of Directors approved a Retirement Agreement with Mr. Trice.  The Retirement Agreement contained a release of any claims and a two-year non-compete agreement by Mr. Trice and described (1) the regular separation benefits to which Mr. Trice was already entitled as a result of his employment at Newfield, regardless of the Retirement Agreement and (2) the additional separation benefits to which Mr. Trice became entitled as a result of the Retirement Agreement.  In addition, in recognition of Mr. Trice’s agreement to serve as non-executive Chairman of the Board until our 2010 annual meeting of stockholders and his agreement to enter into the non-compete agreement, on April 20, 2009, our Compensation & Management Development Committee granted Mr. Trice a new award of restricted stock units.  The material terms of the Retirement Agreement, including the release of any claims, the non-compete agreement, the additional separation benefits and the new grant of restricted stock units, are described below.

Release of Claims.  In consideration of the separation benefits and the award of restricted stock units described below, as part of the Retirement Agreement, Mr. Trice provided Newfield with an irrevocable and unconditional release and discharge of claims, if any.

Non-Compete Agreement.  As a condition to Mr. Trice being entitled to the separation benefits described in the Retirement Agreement, including the award of restricted stock units described below, Mr. Trice entered into a non-compete agreement where he agreed that, for the 24 month period beginning on May 31, 2009 (the date his employment terminated), he will not compete with us and he will not solicit or otherwise interfere with our relationships with our employees, agents or material customers or suppliers.

Stock Options.  A schedule of Mr. Trice’s nonqualified stock options outstanding as of the date of his Retirement Agreement is set forth below:

Grant Date	Shares Subject to Stock Option (#)	Exercise Price ($)	Original Expiration Date	Plan Name
02/10/00	60,000	14.91	02/10/10	2000 Omnibus Stock Plan
02/09/01	40,000	19.02	02/09/11	2000 Omnibus Stock Plan
02/07/02	40,000	16.87	02/07/12	2000 Omnibus Stock Plan
11/26/02	40,000	17.84	11/26/12	2000 Omnibus Stock Plan
02/07/08	72,000	48.45	02/07/18	2000 Omnibus Stock Plan
02/07/08	63,000	48.45	02/07/18	2007 Omnibus Stock Plan

Mr. Trice’s stock option awards granted on February 10, 2000, February 9, 2001, February 7, 2002 and November 26, 2002 (the “Vested Awards”) were 100% vested before his retirement, and the awards granted on February 7, 2008 were 33⅓% vested before his retirement.  Under the Retirement Agreement, we agreed that the Vested Awards would remain exercisable until their respective original expiration dates set forth in the table above. With respect to the awards granted on February 7, 2008, we agreed to deem Mr. Trice’s retirement on May 31, 2009 to be a “Qualified Retirement” under the award agreements.  As a result, the February 7, 2008 awards may be exercised in full by Mr. Trice anytime during the five-year period after his May 31, 2009 retirement date, as provided in the award agreements.

Restricted Stock.  On February 12, 2003, Mr. Trice was granted an award of 100,000 shares of restricted stock under the 2000 omnibus stock plan, 33,333 shares of which were already vested before his retirement.  Under the Retirement Agreement, we agreed that the remaining 66,667 shares subject to the award would vest on his May 31, 2009 retirement date.

On February 8, 2005, Mr. Trice was granted an award of 80,000 shares of restricted stock under the 2004 omnibus stock plan, subject to performance-based vesting criteria, which shares of restricted stock would vest or be forfeited on February 1, 2010 depending on our TSR rank as provided in the award agreement.  Under the Retirement Agreement, Mr. Trice forfeited 10,826 of the 80,000 shares on his May 31, 2009 retirement date (representing the pro rata portion of the performance period during which Mr. Trice would no longer be employed by us) and we agreed that Mr. Trice would not forfeit the remaining 69,174 shares.  Instead, those 69,174 shares continued in effect subject to the achievement of the performance goals specified in the February 8, 2005 award agreement, and vested on February 1, 2010 based on our TSR rank as provided in the award agreement.  See footnote 4 to the Outstanding Equity Awards at December 31, 2009 table beginning on page 40 of this Proxy Statement for a description of the performance goals and other terms specified in the February 8, 2005 award agreement.

Restricted Stock Units.  On February 7, 2008, Mr. Trice was awarded 20,000 time-vesting restricted stock units under the 2007 omnibus stock plan, all of which were unvested before his retirement.  Under the Retirement Agreement, we agreed that the award would vest on his May 31, 2009 retirement date with the shares under the award being settled in shares of our common stock on December 1, 2009 (the date six months after his separation from service).  Mr. Trice’s February 14, 2007 restricted stock unit award also was settled in shares of our common stock on December 1, 2009 (the unvested portion of which vested on his May 31, 2009 retirement date by the terms of the February 14, 2007 award agreement).

In recognition of Mr. Trice’s agreement to serve as non-executive Chairman of the Board until our 2010 annual meeting of stockholders and his agreement to enter into the non-compete agreement, on April 20, 2009 we also granted Mr. Trice an award of 100,000 restricted stock units under the 2007 omnibus stock plan.  The forfeiture restrictions on the restricted stock units will lapse on April 30, 2010 as long as Mr. Trice serves as Chairman of the Board until April 30, 2010.  If Mr. Trice dies or becomes permanently disabled before April 30, 2010 and while serving as Chairman of the Board, the forfeiture restrictions will lapse on the date he ceases to serve as Chairman of the Board due to death or disability (as defined in the award agreement).  If a change of control (as defined in the 2007 omnibus stock plan and subject to the conditions contained in the award agreement) occurs on or before April 30, 2010 and Mr. Trice does not cease to serve as Chairman of the Board before the change of control occurs, all remaining forfeiture restrictions will lapse on either the date of the change of control or April 30, 2010, as provided in the award agreement.  If the Board requests that Mr. Trice resign as Chairman of the Board before April 30, 2010, the forfeiture restrictions will lapse on April 30, 2010.  If Mr. Trice ceases to serve as Chairman of the Board before April 30, 2010 for any other reason, he would forfeit the restricted stock units under the award agreement.  Mr. Trice also would have forfeited the restricted stock units under the award agreement if he had not signed the Retirement Agreement or if he revoked the Retirement Agreement.

Incentive Compensation Plan and Discretionary Bonus.  Mr. Trice was not eligible to receive a current award (as defined in the plan) under Newfield’s incentive compensation plan with respect to the 2009 performance period.  Mr. Trice vested in the full amount (including interest to the date of payment) remaining in all of his deferred award accounts under the incentive compensation plan at his May 31, 2009 retirement date and those amounts will be paid to Mr. Trice at the same time that they would have been paid in the absence of his retirement.  See “Nonqualified Deferred Compensation” beginning on page 43 of this Proxy Statement.

Under the Retirement Agreement, we agreed that, during the fourth quarter of 2009, Mr. Trice would be eligible to be considered for a discretionary pro-rated bonus in recognition of his service to us during 2009, with the amount of the bonus, if any, to be determined in the sole discretion of the Compensation & Management Development Committee of our Board of Directors and paid on December 1, 2009 (the date six months after the date of Mr. Trice’s separation from service).  Mr. Trice was paid a $600,000 bonus on December 1, 2009 under this provision of the Retirement Agreement, as determined by the Compensation & Management Development Committee.

Deferred Compensation Plan.  Upon termination of employment with us, our named executive officers are entitled to full payment of their balances in our deferral plan.  Mr. Trice received a lump sum distribution of his deferred compensation plan balance during 2009.  See “Nonqualified Deferred Compensation” beginning on page 43 of this Proxy Statement.

Indemnity.  In view of the uncertainties concerning the application of Section 409A of the Internal Revenue Code of 1986, as amended, if any compensatory payments received or to be received by Mr. Trice under agreements and arrangements with us (the “Total Payments”) will be subject to an additional tax under Section 409A, we agreed in the Retirement Agreement to pay Mr. Trice an additional indemnity amount so that the net amount retained after the deduction of any additional tax under Section 409A on the Total Payments and any federal income and employment taxes on the indemnity will be equal to the Total Payments.  The purpose of the indemnity is to put Mr. Trice in the same economic position he would have been in had no additional tax under Section 409A been imposed with respect to the Total Payments.

Other Named Executive Officer Post-Employment Arrangements

Change of Control Severance Agreements.  None of our named executive officers have employment contracts; however, we have entered into change of control severance agreements with our named executive officers. As a result of Mr. Trice’s retirement during 2009, he is not eligible for any potential future payments under his previous change of control severance agreement.

The agreements have an initial term of either two or three years (depending on the officer), with automatic daily extensions unless our Board takes action to cease the automatic extensions.  The agreements currently are in the extension periods and will remain in effect for either two or three years (depending on the officer) after the Board provides the officer notice of termination of his agreement.  The agreements generally provide for a severance protection period that begins on the date of a change of control of our company and ends on either the second or third anniversary of that date, depending on the officer (certain circumstances may cause an extension of the period).  During the protected period, if the executive’s employment is terminated by us without cause or by the executive for good reason, the agreements provide for the following severance benefits:

•
a lump sum cash payment equal to either two or three times the sum of (a) the greater of the executive’s base salary prior to the change of control or at any time thereafter and (b) one-half of the greater of the executive’s cash bonus compensation for the two years ending prior to the change of control or for the two years ending prior to the executive’s termination of employment;

•
full vesting of restricted stock (other than the Bonus Restricted Shares granted in February 2007), restricted stock units and stock options (vesting of restricted stock, restricted stock units and stock options also is covered under our omnibus stock plans);

•
health coverage at active benefit levels for either two or three years (health benefits are to be offset by any health benefits the executive receives from subsequent employment and a cash payment may be made by us in lieu of providing coverage if the executive is not eligible for the coverage or if the health benefits provided would be taxable to the executive); and

•	outplacement services for either two or three years (or until the executive begins full-time employment with a new employer, if earlier) in an amount not exceeding $30,000.

 If the executive is terminated by us for failure to perform the executive’s duties for at least 180 days due to physical or mental illness, the severance benefits do not apply.

A “change of control” means:

•	we are not the survivor in any merger, consolidation or other reorganization (or survive only as a subsidiary);
•	the consummation of a merger or consolidation with another entity pursuant to which less than 50% of the outstanding voting securities of the survivor will be issued in respect of our capital stock;
•	we sell, lease or exchange all or substantially all of our assets;
•	we are to be dissolved and liquidated;
•	any person acquires ownership or control (including the power to vote) of more than 50% of the shares of our voting stock (based upon voting power); or
•	as a result of or in connection with a contested election of directors, the persons who were our directors before the election cease to constitute a majority of our Board.

However, a change of control does not include any merger, consolidation, reorganization, sale, lease, exchange, or similar transaction solely between us and one or more entities that were wholly owned by us immediately prior to the event.

“Good reason” means:

•
a material reduction in the executive’s authority, duties, titles, status or responsibilities or the assignment to the executive of duties or responsibilities inconsistent in any material respect from those previously in effect;

•	any reduction in the executive’s base salary;
•
any failure to provide the executive with a combined total of base salary and bonus compensation at a level at least equal to the combined total of (a) the executive’s base salary immediately prior to the change of control and (b) one-half of the total of all cash bonuses (current and long-term) awarded to the executive for the two most recent years ending prior to the change of control;

•	we fail to obtain a written agreement from any successor to assume and perform the agreements; or
•	relocation of our principal executive offices by more than 50 miles or the executive is based at any office other than our principal executive offices.

“Cause” means:

•	willful and continued failure to substantially perform duties;
•	conviction of or plea of nolo contendre to a felony or a misdemeanor involving moral turpitude;
•	willful engagement in gross misconduct materially and demonstrably injurious to us;
•	material violation of any of our material policies; or
•	the executive is the subject of an order obtained or issued by the SEC for any securities violation involving fraud.

If the payment of benefits under the agreement or otherwise results in the executive being subject to parachute payment excise taxes, we must make an additional payment to the executive in an amount such that after the payment of all income and excise taxes, the executive will be in the same net after-tax position as if no parachute payment excise taxes had been imposed.  Receipt of benefits under the agreement (other than the vesting of stock awards) is subject to the executive’s execution of a comprehensive release, which contains non-disparagement provisions and a confidentiality agreement.  If a dispute arises, the agreement provides for binding arbitration at our expense (unless the arbitrator provides otherwise with respect to the executive’s expenses).

Omnibus Stock Plans.  Under our 2000, 2004, 2007 and 2009 omnibus stock plans, stock options will fully vest and shares of restricted stock and restricted stock units (other than the Bonus Restricted Shares granted in February 2007) will fully vest and become nonforfeitable upon a change of control (as defined in the plans).  For purposes of the 2000, 2004, 2007 and 2009 omnibus stock plans, the definition of change of control is substantially the same as the definition under the change of control severance agreements described above.  If a change of control had occurred after March 1, 2009 and before the March 1, 2010 expiration of the awards, the forfeiture restrictions with respect to the Bonus Restricted Shares awarded in February 2007 would have lapsed in accordance with the schedule set forth in footnote 6 to the Outstanding Equity Awards at December 31, 2009 table beginning on page 41 of this Proxy Statement, assuming the Measurement Period had ended on the day immediately prior to the day on which the change of control occurred.  Based on our TSR Rank, 100% of the Base Restricted Shares and 50% of the Bonus Restricted Shares vested on March 1, 2010, and the remaining Bonus Restricted Shares forfeited on March 1, 2010.

In the case of death or disability, stock options will fully vest and remain exercisable for one year, and shares of restricted stock and restricted stock units (other than the restricted stock granted in February 2007) will fully vest and become nonforfeitable.  If death or disability had occurred before the March 1, 2010 expiration of the February 2007 restricted stock awards, the awards would have remained restricted and continued subject to the terms of the award agreements.  Based on our TSR Rank, 100% of the Base Restricted Shares and 50% of the Bonus Restricted Shares awarded in February 2007 vested on March 1, 2010, and the remaining Bonus Restricted Shares forfeited on March 1, 2010.

Subject to earlier termination or expiration, in the case of a termination of employment by us other than for cause (as defined in the award agreements), stock options generally will remain exercisable for three months after the termination to the extent then exercisable.  The definitions of cause in the award agreements are comparable to the definition under the change of control severance agreements described above.  In the case of the stock options granted in 2000, 2001 and 2002, if employment is terminated voluntarily by the employee with our prior written consent, the stock options also will remain exercisable for three months after the termination to the extent then exercisable.

In the case of any other termination, unexercised stock options and unvested shares of restricted stock and restricted stock units will be forfeited except as described below in the case of a qualified retirement (as defined in the award agreements).  For purposes of the February 2007 restricted stock awards and the February 2007 restricted stock unit awards, qualified retirement generally is defined as retirement with at least 60 years of age and 10 years of continuous service.  For purposes of the February 2008 restricted stock unit awards, the February 2009 restricted stock awards and the May 2009 restricted stock unit awards, qualified retirement generally is defined as an executive retiring (1) with at least 10 years of continuous service or service credit, (2) providing at least 6 months prior written notice to our Board and (3) either being (a) at least 60 years of age and signing a non-compete agreement that remains effective until reaching age 62 or (b) at least 62 years of age.  If a qualified retirement had occurred before the March 1, 2010 expiration of the February 2007 restricted stock awards, the awards would have remained restricted and continued subject to the terms of the award agreements.  Based on our TSR Rank, 100% of the Base Restricted Shares and 50% of the Bonus Restricted Shares awarded in February 2007 vested on March 1, 2010, and the remaining Bonus Restricted Shares forfeited on March 1, 2010.  The restricted stock units granted in February 2007, a pro rata portion of the restricted stock units granted in each of February 2008 and May 2009 and a pro rata portion of the restricted stock granted in February 2009 will vest and become nonforfeitable upon a qualified retirement.  For the restricted stock units granted in February 2008, the pro rata portion that will vest is determined by multiplying the number of restricted stock units granted by the fraction that results from dividing (1) the number of days elapsed since the grant date by (2) the number of days from the grant date until the fourth anniversary of the grant date.  For the restricted stock granted in February 2009 and the restricted stock units granted in May 2009, the pro rata portion that will vest is determined by multiplying the number of shares of restricted stock or the number of restricted stock units, as applicable, with respect to which forfeiture restrictions would otherwise have lapsed on the next anniversary of the grant date by the fraction that results from dividing (1) the number of days elapsed (excluding the retirement date) since the most recent anniversary date by (2) 365.

Incentive Compensation Plan.  Except as described below, named executive officers forfeit unpaid installments of long-term cash awards upon termination of employment.  Under our incentive compensation plan, unpaid installments of long-term cash awards will fully vest and the named executive officers will be paid their aggregate balance in our incentive compensation plan upon such a change of control (as defined in the plan).  The definition of change of control under the incentive compensation plan is substantially the same as the definition under the change of control severance agreements described above.  Upon death or disability, the aggregate balance under the plan will be paid in a lump sum.  The named executive officers are entitled to continue to receive regular installments of their outstanding long-term cash awards if employment is terminated due to a qualified retirement (defined as being at least age 55, with 10 years of continuous service or service credit and providing at least 6 months prior written notice to our Board). Since they have been employed by us continuously since January 1, 1993, Messrs. Rathert, Dunn and Schneider are entitled to regular installments of their respective long-term cash awards regardless of their employment status with us unless they are terminated for cause (as defined in the plan).  The definition of cause is comparable to the definition under the change of control severance agreements described above.  See “Nonqualified Deferred Compensation” beginning on page 43 of this Proxy Statement.

Deferred Compensation Plan.  Upon termination of employment with us, our named executive officers are entitled to full payment of their balances in our deferred compensation plan.  See “Nonqualified Deferred Compensation” beginning on page 43 of this Proxy Statement.

Post-Employment Tables.  The following tables describe potential payments or benefits upon termination, change of control or other post-employment scenarios for each of the named executive officers and describe Mr. Trice’s actual payments and benefits in connection with his retirement.  The following tables generally do not include amounts payable pursuant to plans that are available generally to all salaried employees.  The amounts in the tables show only the value of amounts payable or benefits due to enhancements in connection with each scenario, and do not reflect amounts otherwise payable or benefits otherwise due as a result of employment.  With the exception of an involuntary resignation by Mr. Trice as Chairman of the Board, as described above under “David A. Trice Retirement Agreement,” there would be no amounts payable or benefits due to enhancements in connection with (1) an involuntary termination for cause, (2) an involuntary termination not for cause or (3) a voluntary termination of a non-retirement eligible executive.  Accordingly, no amounts are shown for those scenarios (other than an involuntary resignation by Mr. Trice as Chairman of the Board).  The actual amounts to be paid out in any scenario can only be determined at the time of such executive officer’s separation from Newfield.

The following assumptions apply to the tables:

•
For all scenarios other than Mr. Trice’s retirement, the trigger event is assumed to be December 31, 2009.  In the case of Mr. Trice’s retirement, actual trigger dates are used in the calculations, as described under “David A. Trice Retirement Agreement” above.

•
“Cash Severance Payment” only includes the cash payment based on base salary and bonus, as described under “Change of Control Severance Agreements” above.  All other amounts and adjustments mandated  by the change of control severance agreements are shown in connection with the associated other benefits included in the tables.

•	Vested stock options, restricted stock and restricted stock units are not included in these tables since they are already vested.

•	The amounts for long-term cash awards that are unvested and accelerated represent each executive’s account balance and, where applicable, interest payable to each executive.

•
For all scenarios other than Mr. Trice’s retirement, the amounts for restricted stock and restricted stock units that are unvested and accelerated are calculated by multiplying the number of unvested shares of restricted stock or unvested restricted stock units by $48.23 (the closing price of our common stock on the NYSE on December 31, 2009).  For Mr. Trice’s retirement, a stock price of $36.12 (the closing price of our common stock on the NYSE on May 29, 2009 (the last trading day before Mr. Trice’s May 31, 2009 retirement)) is used.

•
For all scenarios other than Mr. Trice’s retirement, no amount was included for stock options that are unvested and accelerated since the exercise price of those unvested stock options exceeded the $48.23 closing price of our common stock on December 31, 2009.  For Mr. Trice’s retirement, no amount was included for stock options that are unvested and accelerated since the exercise price of those unvested stock options exceeded the $36.12 closing price of our common stock on May 29, 2009 (the last trading day before his actual May 31, 2009 retirement).  Similarly, no amount was included for the extension of the post-retirement exercise period for Mr. Trice’s outstanding options, as described under “David A. Trice Retirement Agreement” above.

•
The amounts for health coverage are the estimated cost to us to provide existing medical and dental benefits to each eligible executive for either the two-year or three-year time period specified in the executive’s change of control severance agreement if both a change of control and a termination occur as required by the change of control severance agreements.  As of December 31, 2009, Messrs. Rathert and Schneider were retirement eligible under the terms of our medical plan.  Mr. Trice was retirement eligible under the terms of our medical plan on the date of his actual retirement.  Accordingly, their amounts are net of the retiree medical benefits available to all retirement eligible employees.

•	The placement services amounts represent the maximum benefits available to each eligible executive under their change of control severance agreements.

Deferred Compensation Plan amounts payable in connection with the various scenarios are not shown in the tables below because these amounts are disclosed earlier in the Nonqualified Deferred Compensation table on page 43.

Mr. Boothby	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	N/A	―	―	5,025,000	―
Long-Term Cash Awards Unvested and Accelerated	N/A	1,132,106	1,132,106	1,132,106	1,132,106
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	8,222,781	8,222,781	7,579,682	7,579,682
Option Awards Unvested and Accelerated	N/A	―	―	―	―
Health Coverage	N/A	―	―	77,441	―
Placement Services	N/A	―	―	30,000	―
Excise Tax Gross-Up(4)	N/A	N/A	N/A	3,553,107	1,196,073
Total	N/A	9,354,887	9,354,887	17,397,336	9,907,861

Mr. Rathert	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	―	―	―	4,875,000	―
Long-Term Cash Awards Unvested and Accelerated(2)	―	―	―	―	―
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	8,011,051	8,011,051	7,432,291	7,432,291
Option Awards Unvested and Accelerated	N/A	―	―	―	―
Health Coverage(3)	―	―	―	9,657	―
Placement Services	―	―	―	30,000	―
Excise Tax Gross-Up(4)	N/A	N/A	N/A	2,864,668	―
Total	―	8,011,051	8,011,051	15,211,616	7,432,291

Mr. Trice	Actual Retirement(1) ($)	Involuntary Resignation as Chairman of the Board ($)	Long-Term Disability ($)	Death ($)	Change of Control ($)
Cash Severance Payment	―	―	―	―	―
Pro-Rata Bonus	600,000	―	―	―	―
Long-Term Cash Awards Unvested and Accelerated(2)	2,345,968	―	―	―	―
Restricted Stock and Restricted Stock Units Unvested and Accelerated	5,939,826	4,823,000	8,159,262	8,159,262	8,159,262
Option Awards Unvested and Accelerated	―	―	―	―	―
Health Coverage(3)	―	―	―	―	―
Placement Services	―	―	―	―	―
Excise Tax Gross-Up(4)	N/A	N/A	N/A	N/A	N/A
Total	8,885,794	4,823,000	8,159,262	8,159,262	8,159,262

Mr. Packer	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	N/A	―	―	4,350,000	―
Long-Term Cash Awards Unvested and Accelerated	N/A	920,473	920,473	920,473	920,473
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	6,869,640	6,869,640	6,483,800	6,483,800
Option Awards Unvested and Accelerated	N/A	―	―	―	―
Health Coverage	N/A	―	―	82,840	―
Placement Services	N/A	―	―	30,000	―
Excise Tax Gross-Up(4)	N/A	N/A	N/A	3,192,761	―
Total	N/A	7,790,113	7,790,113	15,059,874	7,404,273

Mr. Dunn	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	N/A	―	―	3,045,000	―
Long-Term Cash Awards Unvested and Accelerated(2)	N/A	―	―	―	―
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	5,032,077	5,032,077	4,646,237	4,646,237
Option Awards Unvested and Accelerated	N/A	―	―	―	―
Health Coverage	N/A	―	―	77,441	―
Placement Services	N/A	―	―	30,000	―
Excise Tax Gross-Up(4)	N/A	N/A	N/A	―	―
Total	N/A	5,032,077	5,032,077	7,798,678	4,646,237

Mr. Schneider	Retirement ($)	Long-Term Disability ($)	Death ($)	Change of Control (With Involuntary Termination or Voluntary Termination For Good Reason) ($)	Change of Control (No Termination) ($)
Cash Severance Payment	―	―	―	2,300,000	―
Long-Term Cash Awards Unvested and Accelerated(2)	―	―	―	―	―
Restricted Stock and Restricted Stock Units Unvested and Accelerated	N/A	4,559,423	4,559,423	4,173,583	4,173,583
Option Awards Unvested and Accelerated	N/A	―	―	―	―
Health Coverage(3)	―	―	―	6,230	―
Placement Services	―	―	―	30,000	―
Excise Tax Gross-Up(4)	N/A	N/A	N/A	―	―
Total	―	4,559,423	4,559,423	6,509,813	4,173,583
___________________
(1)
Mr. Trice retired as an employee of ours on May 31, 2009.  As a result, the payments and benefits shown for Mr. Trice under the Actual Retirement column in his table above reflect the actual payments and benefits provided to Mr. Trice in connection with his May 31, 2009 retirement instead of an assumed December 31, 2009 termination date.

(2)
Since they have been employed by us continuously since January 1, 1993, Messrs. Rathert, Dunn and Schneider were vested in their respective unpaid long-term cash awards at the time of grant.  Accordingly, long-term cash award amounts for those individuals are not reflected in the tables since they receive no incremental benefit with respect to their long-term cash awards.  Mr. Trice vested in his unpaid long-term cash awards upon his actual retirement.  Accordingly, long-term cash award amounts are only shown for Mr. Trice under the Actual Retirement column in his table above.

(3)
Messrs. Rathert and Schneider are the only named executive officers who were retirement eligible under the medical plan as of December 31, 2009.  Mr. Trice was retirement eligible under the medical plan on the date of his actual retirement.

(4)
The gross-up for the excise tax is with respect to the cash severance payment, the long-term cash awards that become vested upon change of control, the restricted stock and restricted stock units that become vested upon change of control, the continued health coverage and the outplacement services, all assuming a change of control occurred on December 31, 2009.  As a result of Mr. Trice’s retirement on May 31, 2009, he is not eligible for any potential future payments under his previous change of control severance agreement and is not eligible for an excise tax gross-up payment.  The 20% excise tax is only triggered if the present value of the listed benefits is equal to or greater than three times the average of the prior five years W-2 pay, and the excise tax is then imposed on the total amount of the benefits listed that are in excess of the average of the prior five years W-2 pay.  Accordingly, the amounts are shown only for the named executive officers whose benefits trigger the 20% excise tax.  To determine the appropriate gross-up for excise tax, for Messrs. Boothby and Rathert (named executive officers without a state income tax), the following tax rates were used:  35% federal, 0% state, 20% excise and 1.45% Medicare.  For Mr. Packer, the following tax rates were used:  35% federal, 4.63% state, 20% excise and 1.45% Medicare.  Messrs. Dunn’s and Schneider’s payments would not trigger a gross-up for excise tax.

NON-EMPLOYEE DIRECTOR COMPENSATION

Only non-employee directors are compensated for serving as directors. Currently, Mr. Boothby, our President and Chief Executive Officer, is the only Board member who is an employee of ours, and his compensation as an employee is included in the Summary Compensation Table beginning on page 34 of this Proxy Statement.  Mr. Trice currently serves as Chairman of our Board.  Mr. Trice previously served as our President and Chief Executive Officer and retired as an employee of ours on May 31, 2009.  Mr. Trice’s compensation for his service as a non-employee director after his May 31, 2009 retirement is reflected in the table below, and his compensation as an employee of ours is included in the Summary Compensation Table beginning on page 34 of this Proxy Statement.

The following table contains information about our non-employee directors’ 2009 compensation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Philip J. Burguieres	67,250	99,968	―	167,218
Pamela J. Gardner	65,750	99,968	―	165,718
Dennis R. Hendrix	67,250	99,968	―	167,218
John Randolph Kemp III	71,000	99,968	―	170,968
J. Michael Lacey	66,500	99,968	1,000	167,468
Joseph H. Netherland	65,000	99,968	―	164,968
Howard H. Newman	60,500	99,968	―	160,468
Thomas G. Ricks	81,500	99,968	―	181,468
Juanita F. Romans	65,750	99,968	―	165,718
C. E. (Chuck) Shultz	88,250	99,968	1,000	189,218
J. Terry Strange	64,250	99,968	―	164,218
David A. Trice(3)	34,417	―	1,000	35,417
___________________
(1)
Reflects the full grant date fair value of the 2009 restricted stock awards to our non-employee directors, computed in accordance with applicable accounting guidance, as required by new SEC regulations.  The grant date fair value of the 2009 award was $99,968, based on the closing price of our common stock on the grant date.  See also Note 11, Stock-Based Compensation, to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2009 filed with the SEC. As of December 31, 2009, there were 33,363 shares of restricted stock outstanding under our non-employee director restricted stock plan, which reflects the 3,033 restricted shares granted to each of our 11 non-employee directors who were eligible for an award under the plan on May 7, 2009 (the date of our 2009 annual meeting of stockholders).  Mr. Trice did not receive an award on May 7, 2009 because he was not eligible under the plan.

(2)
Reflects charitable contributions with respect to 2009 pursuant to our matching gift program for non-employee directors.  Under this program, we match our non-employee directors’ charitable contributions up to $1,000 per year.

(3)
Reflects Mr. Trice’s compensation as a non-employee director after his retirement as a Newfield employee on May 31, 2009.  Mr. Trice is not eligible for awards of restricted stock as a non-employee director for purposes of our non-employee director restricted stock plan.

Non-Employee Director Compensation Program for 2009

Cash Fees.  For purposes of the annual fees for our non-employee directors, an annual period begins on the date of our annual meeting of stockholders and ends on the day before our next annual meeting.  For the annual period beginning with our May 7, 2009 annual meeting, our non-employee directors are paid the following cash fees:

•	an annual fee of $50,000;

•	an additional $15,000 annual fee for our Lead Director;

•
additional annual fees of $15,000 for the chairpersons of the Audit Committee and Compensation & Management Development Committee, and an additional annual fee of $6,000 for the chairperson of the Nominating & Corporate Governance Committee; and

•
a meeting fee of $1,500 for each Board and committee meeting not held on the same day as another Board or committee meeting ($750 if the meeting is telephonic), and a meeting fee of $1,000 for each committee meeting held on the same day as a Board meeting if the committee meeting lasts for a substantial period of time.

As set forth in the table above, our non-employee directors earned $1,900,065 in the aggregate ($797,417 of which was paid in cash) during the year ended December 31, 2009 as compensation for serving as directors.  Non-employee directors also are reimbursed for out-of-pocket expenses incurred to attend Board and committee meetings.  Mr. Boothby, as our President and Chief Executive Officer, is not eligible to receive compensation for his service as a director.  Although he did not receive compensation for his service as a director while he served as our President and Chief Executive Officer, when Mr. Trice retired as a Newfield employee on May 31, 2009, he became eligible to receive the above-described cash fees as a non-employee director.

Restricted Stock Awards.  Annual restricted stock awards are granted pursuant to our non-employee director restricted stock plan.  Each non-employee director who is in office immediately after an annual meeting of stockholders is granted shares of restricted stock with a specified market value.  The number of shares of restricted stock granted is determined by dividing that market value by the closing sales price of our common stock on the date of the annual meeting.  In addition, each non-employee director who is appointed by our Board (not in connection with an annual meeting of stockholders) is granted shares of restricted stock with the same market value as used for the previous annual meeting, with the number of shares of restricted stock determined by dividing the market value by the closing sales price of our common stock on the date of appointment.  With respect to grants made on the date of our 2009 annual meeting of stockholders, the market value of the award to non-employee directors was $100,000.  With respect to each annual meeting after our 2009 annual meeting, the Nominating & Corporate Governance Committee of our Board will determine the market value of the award by resolution in advance of the meeting.  If the Chairman of the Board is a non-employee director, the award amount may be greater than the award amount for the other non-employee directors.  If a non-employee director Chairman of the Board is appointed not in connection with an annual meeting, the award amount will be determined by the Nominating & Corporate Governance Committee on the date of appointment.  Restrictions on shares granted pursuant to the plan generally lapse on the day before the first annual meeting of stockholders after the date of grant.

An aggregate of 200,000 shares of restricted stock were initially available for issuance pursuant to our non-employee director restricted stock plan.  As of March 1, 2010, there were 166,637 shares of restricted stock available for grant and 33,363 shares of restricted stock outstanding under our non-employee director restricted stock plan.  If there are insufficient shares remaining under the plan to grant restricted stock as provided in the plan, then the non-employee directors entitled to a grant will share pro rata in the shares available for grant under the plan.  Mr. Boothby is a current employee of our company and Mr. Trice was an employee of our company until his May 31, 2009 retirement and, as a result, they are not eligible to receive a grant under our non-employee director restricted stock plan.

Non-Employee Director Compensation Program for 2010

In considering non-employee director compensation for the annual period beginning with our 2010 annual meeting of stockholders, the Nominating & Corporate Governance Committee retained Longnecker & Associates to provide the committee with industry data regarding director compensation to assist the committee with its evaluation of whether our non-employee director compensation is commensurate with peer companies in our industry and is adequate compensation for service on our Board.  Longnecker & Associates used the same peer group for their review of non-employee director compensation as they used for their executive compensation services discussed in “Executive Compensation—Compensation Discussion and Analysis” beginning on page 20 of this Proxy Statement.  As a result of the committee’s evaluation, for the annual period beginning with our May 7, 2010 annual meeting, the committee made the following changes to our non-employee director compensation program:

•	eliminated Board and committee meeting fees;

•	increased the annual fee for the chairperson of the Nominating & Corporate Governance Committee from $6,000 to $7,500;

•	increased the value of the annual restricted stock award from $100,000 to $150,000; and

•	increased the annual fee for the Lead Director from $15,000 to $30,000.

The changes are designed to: simplify the overall non-employee director compensation program by removing the meeting attendance fees; provide a level of total compensation that approximates the 50th percentile of non-employee director compensation at our peer companies; and further align director compensation with company performance by increasing the portion of total compensation that is provided through an annual equity award rather than annual cash fees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Burguieres, Hendrix, Kemp, Lacey, Netherland and Shultz (chairman) served on the Compensation & Management Development Committee of our Board through May 7, 2009.  Ms. Gardner and Messrs. Burguieres, Kemp (chairman), Netherland and Newman served on the committee thereafter.  There were no “interlocks” among any of the directors who served as members of the committee during 2009 and any of our executive officers.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

We have not formally adopted policies or procedures for approval of related party transactions.  The Nominating & Corporate Governance Committee and our Board annually review related party transactions with respect to directors (including the transaction described below and those described above under “Corporate Governance−Board of Directors”) as part of their annual assessment of director independence and the director nomination process, as provided in our written corporate governance guidelines and the written charter of our Nominating & Corporate Governance Committee.  Other related party transactions are disclosed to our Board or a Board committee and are addressed on a case-by-case basis.

David A. Trice, our Chairman and former Chief Executive Officer, and Susan G. Riggs, our Treasurer, are minority owners of Huffco International L.L.C.  In May 1997, before Mr. Trice and Ms. Riggs joined Newfield, we acquired from Huffco an entity now known as Newfield China, LDC, the owner of a 12% interest in a three field unit located on Blocks 04/36 and 05/36 in Bohai Bay, offshore China.  Huffco retained preferred shares of Newfield China that provide for an aggregate dividend equal to 10% of the excess of proceeds received by Newfield China from the sale of oil, gas and other minerals over all costs incurred with respect to exploration and production in Block 05/36, plus the cash purchase price we paid Huffco for Newfield China ($6 million).  During 2009, Newfield China paid $2 million of dividends to Huffco on the preferred shares of Newfield China.  Based on our estimate of the net present value of the proved reserves associated with Block 05/36, the indirect interests (through Huffco) in Newfield China’s preferred shares held by Mr. Trice and Ms. Riggs had a net present value of approximately $405,000 and $156,000, respectively, at December 31, 2009.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information relating to our equity compensation plans as of December 31, 2009.  All of our equity compensation plans have been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (3) (#)
Equity compensation plans approved by security holders	3,611,728	24.28	2,772,588
Equity compensation plans not approved by security holders	―	―	―
Total	3,611,728	24.28	2,772,588
___________________
(1)
Of the 3,611,728 shares shown in the table above as securities to be issued upon exercise of outstanding options, warrants and rights, 2,940,621 were subject to outstanding stock option awards and 671,107 were subject to outstanding restricted stock unit awards as of December 31, 2009.

(2)
The $24.28 weighted-average exercise price shown in the table above includes awards of restricted stock units that do not have an exercise price.  Without those awards, the weighted-average exercise price per share would be $29.82.

(3)
Of the 2,772,588 shares remaining available for issuance as of December 31, 2009 reflected in the table above: 358,651 of those shares are under our existing employee stock purchase plan (approximately 48,821 of which are estimated to be issued in the current purchase period); 166,637 of those shares are under our non-employee director restricted stock plan; and the remaining 2,247,300 shares are under our 2009 omnibus stock plan.

Under our 2009 omnibus stock plan, the number of shares available for issuance is reduced by 1.5 times the number of shares subject to restricted stock and restricted stock unit awards, and is reduced by 1 times the number of shares subject to option awards.  The 2,247,300 shares available for grant under our 2009 omnibus stock plan assumes that all future awards under the plan will be stock options.  Only 1,498,200 shares would be available for grant under our 2009 omnibus stock plan if all future awards under the plan are restricted stock or restricted stock units.  Thus far, all awards under the 2009 omnibus stock plan have been restricted stock unit awards.

If our 2010 employee stock purchase plan is approved by stockholders at the annual meeting, our existing employee stock purchase plan will be terminated and no further options will be granted under that plan after June 30, 2010.  See “Approval of the Newfield Exploration Company 2010 Employee Stock Purchase Plan” below.

APPROVAL OF THE NEWFIELD EXPLORATION COMPANY
2010 EMPLOYEE STOCK PURCHASE PLAN

Proposal 2 on Proxy Card

On February 5, 2010, the Board of Directors adopted the Newfield Exploration Company 2010 Employee Stock Purchase Plan (the “New Plan”) and directed that the New Plan be presented to our stockholders for approval at the annual meeting.  If the New Plan is approved by stockholders:

•	the New Plan will be effective as of July 1, 2010;

•
options under the New Plan will be granted on July 1, 2010 and thereafter on the first day of each successive July and January while the plan is in effect, unless the grant dates are changed by the administrative committee for the New Plan; and

•	no options will be granted pursuant to the Newfield Exploration Company 2001 Employee Stock Purchase Plan (the “Existing Plan”) after June 30, 2010.

As of March 1, 2010, 458 employees participated in the Existing Plan and there were 358,651 shares of our common stock available for issuance pursuant to the Existing Plan (approximately 48,821 of which are estimated to be issued in the current purchase period).  As of March 1, 2010, we had approximately 1,050 employees that would be eligible to participate in the New Plan.  The closing price of our common stock on the NYSE on March 1, 2010 was $52.14.

Summary of the Plan

The full text of the New Plan is included in this Proxy Statement as Appendix A.  The following summary is qualified in its entirety by reference to the full text of the New Plan.

Purpose. The purpose of the plan is to provide employees of our company and certain related corporations with an opportunity to purchase our common stock at a discount so as to further incent them to work for the continued success of our company and our related corporations.

Eligibility.  Each employee of our company or any present or future parent or subsidiary corporation of our company that has been designated by the Compensation & Management Development Committee of our Board or the administrative committee for the New Plan as a “participating corporation” as of a date of grant of options pursuant to the New Plan is eligible to participate in the plan as of such date, except for:

•	an employee whose employment is 20 hours or less per week as of the grant date;

•	an employee whose customary employment is for not more than five months in any calendar year as of the grant date;

•
an employee who is a resident of a foreign jurisdiction if (1) the grant of an option under the New Plan to a citizen of the foreign jurisdiction is prohibited under the laws of that jurisdiction or (2) compliance with the laws of that jurisdiction would cause the offering to violate the requirements of Section 423 of the Internal Revenue Code; or

•
an employee who would own (directly or indirectly) 5% or more of the total combined voting power of all classes of stock of our company or any of our related corporations, taking into account options to purchase stock.

The New Plan also provides the administrative committee for the plan with the ability to designate in writing that the following categories of employees will be ineligible to participate in the New Plan, as long as the exclusion is applied in an identical manner to all employees of all participating corporations whose employees are granted options in the offering:

•	employees who have been employed less than two years (or a lesser period of time) as of the grant date; or

•	certain highly compensated employees.

Shares Available. The number of shares of our common stock that may be purchased by participating employees under the New Plan may not exceed 1,000,000 shares, which may be originally issued or reacquired shares, including shares bought on the market or otherwise for purposes of the plan.  If any option granted under the New Plan expires or terminates before its exercise in full, the shares subject to that option may again be subject to an option granted under the New Plan.  The number of shares that may be purchased pursuant to the New Plan is subject to adjustment in the event of a change in our common stock as a result of a stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar change.  Upon any such event, the maximum number of shares that may be subject to any option, the number and purchase price of shares subject to options outstanding under the New Plan and/or the consideration to be received upon exercise of each option will be appropriately adjusted by our Compensation & Management Development Committee or the administrative committee for the New Plan.

Participation. An eligible employee may elect to participate in the New Plan on July 1, 2010 and on the first day of each successive July and January thereafter, unless the New Plan is earlier terminated or the administrative committee for the New Plan changes the offering periods under the New Plan, by designating a portion of the employee’s eligible compensation to be deducted for each pay period and paid into the New Plan for the employee’s account.  An eligible employee may participate in the New Plan only by means of payroll deduction.  No employee will be granted an option under the New Plan that permits the employee’s rights to purchase our common stock to accrue at a rate that exceeds $25,000 of fair market value of our common stock (determined at the time the option is granted) for each calendar year in which the option is outstanding.  Unless the employee’s payroll deductions are withdrawn, the aggregate payroll deductions credited to the employee’s account will be used to purchase shares of our common stock at the end of the six-month period beginning on a grant date (an “option period”).  However, the maximum number of shares of our common stock that may be purchased by a participant during an option period may not exceed 500 (subject to adjustment in the event of a change in our common stock, as described above under “Shares Available”).  The per share purchase price of our common stock under the New Plan will be 85% of the lesser of  the fair market value of our common stock on (1) the grant date or (2) the last day of the option period (the “date of exercise”).  For all purposes under the New Plan, the fair market value of a share of our common stock on a particular date will be equal to the closing price of our common stock on the NYSE on that date.  Payroll deductions will be included in the general funds of our company, free of any trust or other arrangement and may be used for any corporate purpose.  No interest will be paid or credited to any participant.

Change in and Withdrawal of Payroll Deductions.  A participant has the right to discontinue payroll deductions or to withdraw in whole from the New Plan, but not in part, at any time on or before 15 days prior to the date of exercise relating to a particular option period.  Upon withdrawal, our company will refund to the participant as soon as administratively feasible the amount of the participant's payroll deductions under the plan that have not been otherwise returned or used upon exercise of options and, thereafter, the participant's payroll deduction authorization and interests in unexercised options under the New Plan will terminate.

Issuance of Shares. The administrative committee for the New Plan may determine in its discretion the manner of delivery of shares of our common stock purchased under the New Plan, which may be electronic account entry into new or existing accounts, delivery of certificates for shares of our common stock or any other means that the administrative committee deems appropriate, in its discretion.

Termination of Employment. If the employment of a participant terminates for any reason, then the participant’s participation in the New Plan will cease and our company will refund as soon as administratively feasible the amount of funds credited to the participant’s account.  If a participant is on an authorized leave of absence under the New Plan, the participant’s employment will be deemed to terminate on the later of the 91st day of the leave or the date through which the participant’s employment is guaranteed either by statute or contract.  If the employment of a participant terminates due to death, the participant will be refunded all of the funds credited to the participant’s account as of the date of the participant’s death.

Restrictions Upon Transfer of Options. An option granted under the New Plan may not be transferred other than by will or the laws of descent and distribution.  Each option is exercisable, during the employee's lifetime, only by the employee to whom granted.

Administration, Amendments and Termination.  The New Plan is to be administered and interpreted by a committee appointed by the Compensation & Management Development Committee of our Board from time to time.  The New Plan may be amended from time to time by the Board or the Compensation & Management Development Committee provided that no change in any option previously granted may be made that would impair the rights of a participant without the consent of that participant. The Board or the Compensation & Management Development Committee may in its discretion terminate the New Plan at any time and for any reason except with respect to options then outstanding under the New Plan, unless the participants otherwise agree.

Tax Withholding.  Our company or participating corporations will have the right to deduct applicable taxes with respect to the grant or exercise of any option, or the sale of stock acquired under any option, at the time applicable law requires, or to take such other action as may be necessary in the opinion of our company to satisfy all obligations for withholding of those taxes.

U.S. Federal Income Tax Consequences. The New Plan is intended to qualify as an “employee stock purchase plan” under the provisions of section 423 of the Internal Revenue Code. A participant’s payroll contributions are made on an after-tax basis, but the grant of the option and the purchase of shares on the date of exercise are not taxable events for the participant. However, a participant may become liable for income tax upon dispositions of shares acquired under the New Plan, and the tax consequences will depend on how long a participant has held the shares prior to the disposition.

If a participant disposes of the shares in a “qualifying disposition”—a disposition of the shares that occurs (1) at least two years after the date of grant, which is the first day of the offering period, and (2) at least one year after the date of exercise, which is the date shares are purchased under the New Plan (or if the participant dies while owning the shares), the participant will have the following tax consequences.  In the year of the disposition (or death), the participant will include in his or her taxable ordinary income the lesser of (1) the excess of fair market value of the shares at the date of grant of the option over the purchase price paid under the option, or (2) the excess of the fair market value of the shares at the time of the disposition (or death) over the purchase price paid under the option.  The excess of the fair market value of our common stock upon the disposition over its adjusted basis (the sum of the amount paid under the option plus the amount included in income as compensation) will generally be taxed as long-term capital gain.  If the shares are sold at a price that is less than the purchase price paid under the option, the difference would be a long-term capital loss for the participant.  No deduction is allowed to our company or other participating corporation upon a qualifying disposition.

When shares are disposed of before the expiration of either the two-year or one-year holding period described above (unless the participant dies while owning the shares), the disposition is a “disqualifying disposition.”  In the year of the disqualifying disposition, the participant will include in his or her taxable ordinary income the amount by which the fair market value of the shares on the date of exercise exceeds the purchase price paid under the option.  This excess amount is taxable to the participant even if no gain is realized on the disposition and even if the shares are disposed of for less than the fair market value on the date of exercise.  The excess of the amount realized upon the disposition of our common stock over its adjusted basis (the sum of the amount paid under the option plus the amount included in gross income as compensation) is a capital gain.  The participant will have capital loss if the shares are sold for an amount that is less than the fair market value on the date of exercise.  The capital gain or capital loss will be a short-term or long-term capital gain or loss depending on the period of time that the participant held the shares.  In the event of a disqualifying disposition, our company or other participating corporation will generally be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the participant disposing of the shares.

Currently, our company and other participating corporations are not required to withhold federal employment or income taxes upon the exercise of options under the New Plan.

Other Information.  No person has or may create, under the New Plan or pursuant to any contract in connection therewith, a lien on any funds, securities or other property held under the New Plan. The New Plan is not a contract giving any person the right to be employed by our company or any of its affiliates. No person will have any rights as a stockholder of our company as a result of the grant of an option until he or she acquires shares as provided in the New Plan.

New Plan Benefits.  To date, no options have been awarded under the New Plan, and participation in the New Plan by participants is voluntary.  Our non-employee directors are not eligible to participate in the New Plan and, if our executive officers choose to participate in the New Plan, they will participate on the same basis as all other eligible employees.

AUDIT COMMITTEE REPORT

The Audit Committee of the Newfield Board of Directors currently consists of the six directors whose names appear below.  Each member of the committee is “independent” as defined in the NYSE’s listing standards.  The primary purposes of the committee are to assist the Board in monitoring:

•	the integrity of Newfield’s financial statements and financial reporting processes and systems of internal control;

•	the qualifications and independence of Newfield’s independent auditors;

•	the performance of Newfield’s internal audit function and independent auditors; and

•	Newfield’s compliance with legal and regulatory requirements.

The committee is responsible for appointing, retaining and terminating Newfield’s independent auditors and also performs the specific functions set forth in its charter, which is available on our website.  Go to http://www.newfield.com and then to the “Corporate Governance—Overview” tab.

The committee held seven meetings in person or by telephone conference during 2009.  The meetings were designed to facilitate and encourage communication between the Audit Committee and Newfield’s internal auditors and independent auditors.

The committee has reviewed and discussed with Newfield’s management and PricewaterhouseCoopers LLP, Newfield’s independent auditors, the audited financial statements of Newfield included in its annual report on Form 10-K for the year ended December 31, 2009.

The committee also has discussed with Newfield’s independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the committee concerning independence, and has discussed with PricewaterhouseCoopers LLP such independent auditors’ independence.  The committee also has considered whether the provision of non-audit services to Newfield by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the committee recommended to Newfield’s Board of Directors that the audited financial statements be included in Newfield’s annual report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

This report is submitted on behalf of the Audit Committee.

       Thomas G. Ricks, Chairman
       Dennis R. Hendrix
       J. Michael Lacey
       Juanita F. Romans
       C. E. (Chuck) Shultz
       J. Terry Strange

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 3 on Proxy Card

The Audit Committee of our Board has appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the year ending December 31, 2010.  If the appointment is not ratified, the Audit Committee will consider the appointment of a different independent registered public accounting firm.  A representative of PricewaterhouseCoopers is expected to be present at the annual meeting, will be offered the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered to us by PricewaterhouseCoopers LLP for the years ended December 31, 2008 and 2009 were:

Category of Service	2008	2009
Audit fees	$1,593,500	$1,644,000
Audit-related fees	—	15,000
Tax fees	52,800	123,000
All other fees	—	—
Total	$1,646,300	$1,782,000

The audit fees for 2008 and 2009 were for professional services rendered in connection with the audits of our consolidated financial statements and reviews of our quarterly consolidated financial statements within such years.  These fees also include the statutory audit fees in Malaysia for 2008 and 2009, and issuance of comfort letters, consents and assistance with review of various documents filed with the SEC in 2008 and 2009.

Audit-related fees for 2009 were for consulting on new reporting and filing requirements issued by the SEC.

Tax fees for 2008 and 2009 were for services related to tax compliance, including the preparation of international tax returns and tax planning advice.

The Audit Committee reviews and pre-approves audit and non-audit services performed by our independent auditors as well as the fees charged for these services.  The Audit Committee may delegate pre-approval authority for these services to one or more members, whose decisions are then presented to the full Audit Committee at its next scheduled meeting.  In its review of all non-audit service fees, the Audit Committee considers, among other things, the possible effect of these services on the independence of our independent auditors.

OTHER BUSINESS

Our Board does not know of any other matters that are to be presented for action at the meeting.  If any other matters are brought before the meeting, the proxy holders will vote as recommended by our Board.  If no recommendation is given, the proxy holders will vote in their discretion.

PROXY SOLICITATION

The expense of soliciting proxies will be paid by Newfield.  Newfield has retained Morrow & Co., LLC, Stamford, CT, to assist with the solicitation of proxies at an estimated fee of $6,500 plus expenses.  Some of the executive officers and other employees of Newfield also may solicit proxies personally, by telephone, mail, facsimile, or other means of communication, if deemed appropriate.  Newfield will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Newfield’s common stock.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING AND DIRECTOR NOMINATIONS

Under SEC regulations, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for our 2011 annual meeting of stockholders, our Secretary must receive the proposal at our principal executive offices at 363 N. Sam Houston Parkway E., Suite 100, Houston, Texas 77060 by November 24, 2010.

Under our Bylaws, and as SEC regulations permit, stockholders must follow certain procedures to nominate a person for election as a director or to introduce an item of business at a meeting of our stockholders.  Under these procedures, stockholders must submit the proposed nominee or item of business by delivering notice to our Secretary at our principal executive offices at the address set forth above.  We must receive notice as follows:

•
Normally, for an annual meeting we must receive the notice not less than 75 days or more than 120 days before the first anniversary of the prior year’s meeting.  For our 2011 annual meeting, we must receive notice no earlier than January 6, 2011 and no later than February 21, 2011.

•
However, if we hold the annual meeting on a date that is more than 15 days before or 30 days after such anniversary date, we must receive the notice by the later of (1) 75 days before the annual meeting and (2) 10 days after the day on which public announcement of the date of the meeting is first made.

•
If we hold a special meeting, we must receive the notice by the later of (1) 75 days before the special meeting and (2) 10 days after the day on which public announcement of the date of the meeting is first made.

The notice is required to contain certain information set forth in our Bylaws about both the nominee or proposed business, as applicable, and the stockholder making the nomination or proposal.  A nomination or proposal that does not comply with these requirements will be disregarded.

ADDITIONAL INFORMATION AVAILABLE

A copy of our Annual Report for the year ended December 31, 2009 (which includes our annual report on Form 10-K for the year ended December 31, 2009) accompanies this Proxy Statement.  None of the information contained in our Annual Report is proxy solicitation material.

Copies of our annual report on Form 10-K for the year ended December 31, 2009, as filed with the SEC, are available on our website, or you may request a copy of the annual report on Form 10-K (without exhibits), without charge, by writing to our Investor Relations Department at 363 N. Sam Houston Parkway E., Suite 100, Houston, Texas 77060.

APPENDIX A

NEWFIELD EXPLORATION COMPANY
2010 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Newfield Exploration Company, a Delaware corporation (the “Company”) desires to establish the Employee Stock Purchase Plan (the “Plan”) to provide employees of the Company and employees of related corporations designated by the Company with an opportunity to purchase common stock of the Company through offerings of options at a discount so as to further incent them to work for the continued success of the Company and its related corporations;

NOW THEREFORE, the Plan is hereby established as follows, effective July 1, 2010, provided that the stockholders of the Company approve of the adoption of the Plan within 12 months after the date on which the Board of Directors of the Company adopts the Plan.

Section
ARTICLE I - PURPOSE, SHARE COMMITMENT AND INTENT
Purpose	1.1
Share Commitment	1.2
Intent	1.3
ARTICLE II - DEFINITIONS
Account	2.1
Administrative Committee	2.2
Authorized Leave of Absence	2.3
Base Compensation	2.4
Beneficiary	2.5
Board	2.6
Code	2.7
Company	2.8
Compensation & Management Development Committee	2.9
Corporation	2.10
Employee	2.11
Employer Corporation	2.12
Exercise Date	2.13
Fair Market Value	2.14
Five Percent Owner	2.15
Grant Date	2.16
Highly Compensated Employee	2.17
Offering	2.18
Offering Period	2.19
Option	2.20
Option Price	2.21
Parent Corporation	2.22
Participant	2.23
Participating Corporation	2.24
Plan	2.25
Qualified Employee Stock Purchase Plan	2.26
Related Corporation	2.27
Stock	2.28
Subsidiary Corporation	2.29
Trading Day	2.30
ARTICLE III - ELIGIBILITY
General Requirements	3.1
Exclusions From Participation	3.2
Limitations Upon Participation by Certain Stockholders	3.3
ARTICLE IV - OPTIONS
Terms of an Offering	4.1
Grant of Option	4.2
Maximum Number of Shares Subject to Option	4.3
Formula or Specific Share Limitation Established by the Company	4.4
Annual $25,000 Limitation	4.5
Equal Rights and Privileges	4.6
Adjustments of Options	4.7
Insufficient Number of Shares	4.8

Section
ARTICLE V – PAYROLL DEDUCTIONS
Authorization of Payroll Deductions	5.1
Right to Stop Payroll Deductions	5.2
Accounting for Funds	5.3
Participating Corporation's Use of Funds	5.4
Return of Funds	5.5
ARTICLE VI - IN SERVICE WITHDRAWAL, TERMINATION OR DEATH
In Service Withdrawal	6.1
Termination of Employment Prior to the Exercise Date	6.2
Death	6.3
ARTICLE VII - EXERCISE OF OPTION
Purchase of Shares of Stock	7.1
Accounting for Shares of Stock	7.2
Issuance of Shares of Stock	7.3
ARTICLE VIII - ADMINISTRATION
Powers	8.1
Quorum and Majority Action	8.2
Standard of Judicial Review of Committee Actions	8.3
ARTICLE IX – PARTICIPATION IN PLAN BY OTHER RELATED CORPORATIONS
Participation Procedure	9.1
No Joint Venture Implied	9.2
ARTICLE X - TERMINATION AND AMENDMENT OF THE PLAN
Termination	10.1
Amendment	10.2
ARTICLE XI - MISCELLANEOUS
Plan Not An Employment Contract	11.1
Options Are Not Transferable	11.2
Voting of Shares of Stock	11.3
No Rights of Shareholder	11.4
Governmental Regulations	11.5
Notices	11.6
Indemnification of the Administrative Committee, the Compensation & Management Development Committee and the Board	11.7
Tax Withholding	11.8
Gender and Number	11.9
Data Privacy	11.10
Notice of Disposition	11.11
Dispositions in Compliance with Securities Laws	11.12
Beneficiary(ies)	11.13
Severability	11.14
Binding Effect	11.15
Limitation on Liability	11.16
Arbitration	11.17
Governing Law	11.18

ARTICLE I

PURPOSE, SHARE COMMITMENT AND INTENT

1.1                 Purpose.  The purpose of the Plan is to provide Employees of the Company and its Related Corporations that are selected by the Company to participate in the Plan pursuant to Article IX an opportunity to purchase shares of Stock through periodic offerings of options to purchase shares of Stock at a discount and thus develop a stronger incentive to work for the continued success of the Company and its Related Corporations.

1.2                 Share Commitment.  The aggregate number of shares of Stock authorized to be sold pursuant to Options granted under the Plan is 1,000,000 subject to adjustment as provided in Section 4.7.   The shares of Stock authorized to be sold pursuant to Options granted under the Plan may be unissued shares or reacquired shares, including shares bought on the open market or otherwise for purposes of the Plan. In computing the number of shares of Stock available for grant, any shares of Stock relating to Options which are granted, but which subsequently lapse, are cancelled or are otherwise not exercised by the final date for exercise, shall be available for future grants of Options.

1.3                 Intent.  It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under section 423 of the Code.  Therefore, the provisions of the Plan are to be construed in a manner that is consistent with the requirements of section 423 of the Code.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out in these definitions throughout the Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.

2.1                 “Account” means the bookkeeping account maintained by the Administrative Committee that reflects the amount of payroll deductions credited on behalf of a Participant under the Plan.

2.2                 “Administrative Committee” means the committee appointed by the Compensation & Management Development Committee to administer the Plan.

2.3                 “Authorized Leave of Absence” means a bona fide leave of absence from service with the Company or a Related Corporation if the period of the leave does not exceed 90 days, or, if longer, so long as the individual’s right to reemployment with the Company or a Related Corporation is guaranteed either by statute or contract.

2.4                 “Base Compensation” means regular straight-time earnings or base salary, excluding payments for overtime, shift differentials, incentive compensation, bonuses, and other special payments, fees, allowances or extraordinary compensation.

2.5                 “Beneficiary” means the person who is entitled to receive amounts under the Plan upon the death of a Participant as determined under Section 11.13.

2.6                 “Board” means the board of directors of the Company.

2.7                 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.8                 “Company” means Newfield Exploration Company, a Delaware corporation.

2.9                 “Compensation & Management Development Committee” means the Compensation & Management Development Committee of the Board or a successor committee appointed by the Board.

2.10               “Corporation” has the meaning prescribed by section 7701(a)(3) of the Code and Department of  Treasury Regulation section 301.7701-2(b).  For example, the term “Corporation” includes a foreign corporation (as defined in section 7701(a)(5) of the Code) and a limited liability company that is treated as a corporation for all United States Federal income tax purposes.

2.11               “Employee” means any person who is a common-law employee of a Participating Corporation.

2.12               “Employer Corporation” means a Corporation that is, at the time the Option is granted, the employer of the Employee.

2.13               “Exercise Date” means the last Trading Day of each Offering Period, which is the day that all Options that eligible Employees have elected to exercise are to be exercised.

2.14               “Fair Market Value” of one share of Stock as of a particular date means the mean of the reported high and low sales prices of the Stock on the New York Stock Exchange composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low prices of Stock on the most recent date on which the Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of fair market value shall be made by the Administrative Committee in such manner as it deems appropriate.

2.15               “Five Percent Owner” means an owner of five percent or more of the total combined voting power of all classes of stock of the Employer Corporation or of any Related Corporation.  An individual is considered to own any stock that is owned directly or indirectly by or for his brothers and sisters (whether by whole or half-blood), spouse, ancestors and lineal descendants.  For purposes of determining whether an Employee is a Five Percent Owner, an Employee is considered to own stock that the Employee may purchase under outstanding options (including incentive stock options, nonqualified stock options, options granted under the Plan or any other stock options). Further, for purposes of determining whether an Employee is a Five Percent Owner, the rules of section 424 of the Code (relating to attribution of stock ownership) shall apply. Accordingly, for purposes of determining whether an Employee is a Five Percent Owner, (i) the Employee is considered as owning the stock owned, directly or indirectly, by or for the Employee’s brothers or sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants and (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust is considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.  The determination of the percentage of the total combined voting power of all classes of stock of the Company or any Related Corporation that is owned by an individual is made by comparing the voting power or value of the shares owned (or treated as owned) by the individual to the aggregate voting power of all shares actually issued and outstanding immediately after the grant of the Option to the individual.  The aggregate voting power or value of all shares actually issued and outstanding immediately after the grant of the Option does not include the voting power or value of treasury shares or shares authorized for issue under outstanding options held by the individual or any other person.

2.16               “Grant Date” means the first day of each Offering Period, which is the day all eligible Employees are granted an Option under the Plan.

2.17               “Highly Compensated Employee” has the meaning specified in section 414(q) of the Code.

2.18               “Offering” means a given offering of Options under a Plan.

2.19               “Offering Period” means, with respect to a given Offering, the period beginning on the Grant Date and ending on the Exercise Date.  The Offering Periods shall begin and end at such times as are specified by the Administrative Committee. Unless and until the Administrative Committee specifies different Offering Periods in writing, there shall be two Offering Periods during a calendar year, the first of which  commences on January 1 and ends on June 30 and the second on which begins on July 1 and ends on December 31.  In no event shall an Offering Period exceed 27 months.

2.20               “Option” means an option granted under the Plan to purchase shares of Stock at the Option Price on the Exercise Date.

2.21               “Option Price” means the price per share of Stock to be paid by each Participant Stock upon exercise of an Option, which, subject to the following sentence, shall be 85 percent of the lesser of (a) the Fair Market Value of a share of Stock on the Grant Date or (b) the Fair Market Value of a share of Stock on the Exercise Date. Prior to the commencement of an Offering Period, the Board, the Compensation & Management Development Committee or the Administrative Committee may, in lieu of the Option Price specified in the preceding sentence, establish in writing an Option Price for an Offering that is greater than the amount specified in the preceding sentence. The Option Price may be stated as either a percentage or as a dollar amount. The Option Price shall be subject to adjustment under Section 4.7.

 2.22              “Parent Corporation” means any Corporation (other than the Employer Corporation) in an unbroken chain of Corporations ending with the Employer Corporation if, at the time of the granting of the Option, each of the Corporations other than the Employer Corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other Corporations in such chain.

2.23               “Participant” means a person who is eligible to be granted an Option under the Plan for the applicable Offering.

2.24               “Participating Corporation” means the Company and/or any of its Related Corporations that is selected for participation in the applicable Offering pursuant to Article IX.

2.25               “Plan” means the Newfield Exploration Company 2010 Employee Stock Purchase Plan, as set out in this document and as it may be amended from time to time.

2.26               “Qualified Employee Stock Purchase Plan” means a stock purchase plan to the extent that section 423 of the Code applies to the plan.

2.27               “Related Corporation” means a Corporation that is either a Parent Corporation or a Subsidiary Corporation with respect to the Company on the Grant Date of an Option.

2.28               “Stock” means the common stock of the Company, $.01 par value per share, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of shares or securities of the Company or another corporation, that other share or security.  Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

2.29               “Subsidiary Corporation” means any Corporation (other than the Employer Corporation) in an unbroken chain of Corporations beginning with the Employer Corporation if, at the  time of the granting of the Option, each of the Corporations other than the last Corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other Corporations in the chain.

2.30               “Trading Day” means a day on which the principal securities exchange on which the shares of Stock are listed is open for trading.

ARTICLE III

ELIGIBILITY

3.1                 General Requirements.  Subject to Section 3.3, each Employee of each Participating Corporation who is not excluded from participation pursuant to Section 3.2 is eligible to participate in a given Offering if the individual is in the employ of a Participating Corporation on the Grant Date.  For purposes of this Section 3.1, the existence of the employment relationship between an individual and a Participating Corporation will be determined under Department of Treasury Regulation section 1.421-1(h). Participation in the Plan by any Employee is voluntary.

3.2                 Exclusions From Participation.  Subject to Section 3.3, under each Offering Options will be granted to all Employees of all Participating Corporations, except that one or more of the following categories of Employees may be excluded from coverage under an Offering:

(a)                 Persons Employed Less Than Two Years. Employees who have been employed less than two years (or a lesser period of time) as of the Grant Date may be excluded from an Offering provided that the exclusion is applied in an identical manner to all Employees of every Participating Corporation whose Employees are granted Options under the Offering.

(b)                 Persons Customarily Employed Less Than 20 Hours Per Week. Employees whose customary employment is 20 hours or less per week (or a lesser number of hours per week as may be specified in writing by the Administrative Committee) as of the Grant Date may be excluded from an Offering provided that the exclusion is applied in an identical manner to all Employees of every Participating Corporation whose Employees are granted Options under the Offering.

(c)                 Persons Customarily Employed for Not More Than Five Months During a Calendar Year. Employees whose customary employment is for not more than five months in any calendar year as of the Grant Date (or a lesser number of months as may be specified in writing by the Administrative Committee) may be excluded from an Offering, provided that the exclusion is applied in an identical manner to all Employees of every Participating Corporation whose Employees are granted Options under the Offering.

(d)                 Persons Who Are Highly Compensated Employees.  Employees who are Highly Compensated Employees as of the Grant Date may be excluded from an Offering. Alternatively, Employees who are Highly Compensated Employees with compensation above a certain level as of the Grant Date may be excluded from an Offering.  Alternatively, Employees who are both Highly Compensated Employees and officers or subject to the disclosure requirements of section 16(a) of the Securities Exchange Act of 1934 as of the Grant Date may be excluded from an Offering. Any exclusion relating to Highly Compensated Employees must be applied in an identical manner to all Highly Compensated Employees of all Participating Corporations.

 (e)                 Certain Residents of Foreign Jurisdictions. Employees who are residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of section 7701(b)(1)(A) of the Code) may be excluded from an Offering if (1) the grant of an Option under the Offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (2) compliance with the laws of the foreign jurisdiction would cause the Offering to violate the requirements of section 423 of the Code.

(f)                  Default Exclusions From Participation.  Unless the Administrative Committee specifies in writing different exclusions are applicable with respect to a given Offering, the following persons shall be excluded from participation in an Offering: (1) Employees whose customary employment is 20 hours or less per week as of the Grant Date, (2) Employees whose customary employment is for not more than five months in any calendar year as of the Grant Date, and (3) Employees who are residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of section 7701(b)(1)(A) of the Code) if (a) the grant of an Option under the Offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Offering to violate the requirements of section 423 of the Code.

(g)                 Use of Exclusions Other Than Default Exclusions From Participation.  If the Administrative Committee determines to apply exclusions from participation with respect to a given Offering that are different than the default exclusions specified in paragraph (f) of this Section 3.2, such exclusions shall be specified in writing. Any such exclusions from participation shall be consistent with the provisions of this Section 3.2.

3.3                 Limitations Upon Participation by Certain Stockholders.  No Employee shall be granted an Option to the extent that the Option would cause the Employee to be a Five Percent Owner immediately after the grant. Accordingly, an Employee who is a Five Percent Owner immediately prior to the Date of Grant for an Offering shall not be granted an Option for such Offering.  An Employee who would become a Five Percent Owner immediately after the grant of an Option only as a result of the grant of the Option shall be granted an Option to purchase no more than the number of whole shares of Stock as would not cause him to become a Five Percent Owner.

ARTICLE IV

OPTIONS

4.1                 Terms of an Offering.  The terms of an Offering shall be established by the Administrative Committee.  The terms shall be set forth in writing and communicated to eligible Employees prior to the Grant Date for the Offering. The terms of an Offering shall include (1) a designation of the Participating Corporations, (2) the identification of any exclusions from participation applicable to the Offering (which exclusions must be permitted under Section 3.2), (3) the Option Period, and (4) the Option Price. Offerings may be consecutive and overlapping, and the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy the requirements of this Section 4.1 and Department of Treasury Regulations issued under Section 423 of the Code.

4.2                 Grant of Option.  Effective as of the Grant Date of each Offering, the Company shall grant an Option to each Participant which shall be exercisable on the Exercise Date through funds accumulated by the Participant through payroll deductions made during the Offering Period.  Each Option grant is subject to the availability of a sufficient number of shares of Common Stock reserved for purchase under the Plan.  In the event there is an insufficient number of shares reserved for purchase under the Plan, the number of shares purchased shall be adjusted as provided in Section 4.8.

4.3                 Maximum Number of Shares Subject to Option. An Option granted to an Employee for any Offering shall be for that number of whole shares of Stock equal to the least of the number of whole shares of Stock that may be purchased during the Offering Period (1) at the Option Price with the amount credited to the Participant’s Account on the Exercise Date, (2) under limitations established by the Administrative Committee or the Compensation & Management Development Committee pursuant to Section 4.4, (3) under the limitation set forth in Section 4.5 or (4) without causing the Employee to become a Five Percent Owner.  The number of shares of Stock that may be purchased under an Option shall be subject to adjustment under Sections 4.7 and 4.8.

4.4                 Formula or Specific Share Limitation Established by the Company. The Administrative Committee shall establish and announce to Participants prior to an Offering a maximum number of shares of Stock that may be purchased by a Participant during the Offering Period.  The Administrative Committee or the Compensation & Management Development Committee may specify that the maximum amount of Stock that a Participant may purchase under an Offering is determined on the basis of a uniform relationship to the total compensation or the basic or regular rate of compensation, of all Employees. Notwithstanding any other provision of the Plan, unless the Administrative Committee, with the advance approval of the Compensation & Management Development Committee, determines otherwise with respect to an Offering the maximum number of shares of Common Stock that that a Participant shall be permitted to purchase during an Option Period is 500 shares.

4.5                 Annual $25,000 Limitation. No Employee will be permitted to purchase shares of Stock under all Qualified Employee Stock Purchase Plans of the Employer Corporation and its Related Corporations at a rate which exceeds $25,000 in Fair Market Value of the shares of Stock (determined at the time the Option is granted) for each calendar year in which any option granted to the Employee is outstanding at any time. This limitation shall be applied taking into account the rules set forth in Department of Treasury Regulation section 1.423-2(i) (or a successor regulation). Accordingly, in applying the limitation set forth in this Section 4.5, (1) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (2) the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year and (3) a right to purchase stock that has accrued under one option granted pursuant to the plan may not be carried over to any other option.

4.6                 Equal Rights and Privileges.  All Employees who are granted Options under an Offering must have equal rights and privileges within the meaning of section 423 of the Code and Department of Treasury Regulation section 1.423-2(f).  An Offering will not fail to satisfy the requirements of this Section 4.6 if, in order to comply with the laws of a foreign jurisdiction, the terms of an Option granted under the Offering to citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens within the meaning of section 7701(b)(1)(A) of the Code) are less favorable than the terms of Options granted under the Offering to Employees who are resident in the United States.

4.7                 Adjustments of Options.  In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares shall be issued in respect of the outstanding shares of Stock, or the shares of Stock shall be changed into the same or a different number of the same or another class of stock, the total number of shares of Stock authorized to be committed to the Plan, the number of shares of Stock subject to each outstanding Option, the Option Price applicable to each Option, and/or the consideration to be received upon exercise of each Option shall be appropriately adjusted by the Administrative Committee or the Compensation & Management Development Committee.  In addition, the Compensation & Management Development Committee shall, in its sole discretion, have authority to provide for (a) the acceleration of the Exercise Date of outstanding Options or (b) the conversion of outstanding Options into cash or other property to be received in certain of the transactions specified in this paragraph above upon the completion of the transaction.

4.8                 Insufficient Number of Shares.  If the number of shares of Common Stock reserved for purchase for any Option Period is insufficient to cover the number of shares which Participants elect to purchase during such Option Period, then the number of shares of Common Stock which each Participant has a right to purchase on the Exercise Date shall be reduced to the number of shares of Common Stock which the Administrative Committee shall determine by multiplying the number of shares of Common Stock reserved under the Plan for such Option Period by a fraction, the numerator of which shall be the number of shares of Common Stock which the Participant elected to purchase during the Option Period and the denominator of which shall be the total number of shares of Common Stock which all Participants elected to purchase during such Option Period.

ARTICLE V

PAYROLL DEDUCTIONS

5.1                 Authorization of Payroll Deductions. For an Employee to participate during a given Offering Period, he must elect to participate in the Offering by authorizing deductions from his Base Compensation prior to the beginning of the Offering Period in accordance with procedures established by the Administrative Committee or the Compensation & Management Development Committee.  Unless the Participant changes the rate of the Participant’s payroll deductions, the Participant’s payroll deductions shall continue through the last pay date prior to the Exercise Date.  A Participant may not make additional payments to the Participant’s Account. An Employee who does not authorize payroll deductions from his Base Compensation with respect to a given Offering shall be deemed to have elected to not participate in the Offering.

5.2                 Right to Stop Payroll Deductions.  A Participant shall have the right to discontinue the Participant’s payroll deduction authorization in accordance with procedures established by the Administrative Committee or the Compensation & Management Development Committee.

5.3                 Accounting for Funds.  As of each payroll deduction period, the Participating Corporation shall cause to be credited to the Participant’s Account in a ledger established for that purpose the funds withheld from and attributable to the Participant’s cash compensation for that period.  No interest shall be credited to the Participant’s Account at any time.  The obligation of the Participating Corporation to the Participant for this Account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Participating Corporation.

5.4                 Participating Corporation’s Use of Funds.  All payroll deductions received or held by a Participating Corporation may be used by the Participating Corporation for any corporate purpose, and the Participating Corporation shall not be obligated to segregate such payroll deductions.

5.5                 Return of Funds.  Except as specified herein, as soon as administratively practicable after the expiration of an Offering Period, payroll deductions that are not used to purchase Stock during such Offering Period will be refunded to the Participants without interest.  In accordance with procedures established by the Administrative Committee or the Compensation & Management Development Committee, a Participating Corporation may be permitted to apply a Participant’s unused payroll deductions to purchase additional shares of Stock during a subsequent Offering Period, but only if the amount so applied does not exceed the value of a fractional share that the Participant could not purchase during the preceding Offering Period (because purchases of fractional shares are not permitted under the Plan).

ARTICLE VI

IN SERVICE WITHDRAWAL, TERMINATION OR DEATH

6.1                 In Service Withdrawal.  A Participant may, at any time on or before 15 days prior to the Exercise Date, or such other date as shall be selected by the Administrative Committee or the Compensation & Management Development Committee from time to time, elect to withdraw all of the funds then credited to the Participant’s Account by giving notice in accordance with the rules established by the Administrative Committee or the Compensation & Management Development Committee.  The amount elected to be withdrawn by the Participant shall be paid to the Participant as soon as administratively feasible.  Any election by a Participant to withdraw the Participant’s cash balance under the Plan terminates the Participant’s right to exercise the Participant’s Option on the Exercise Date and the Participant’s entitlement to elect any further payroll deductions for the then-current Offering Period.  If the Participant wishes to participate in any future Offering Period, he must file a new payroll deduction election within the time frame required by the Administrative Committee or the Compensation & Management Development Committee for participation for that Offering Period.

6.2                 Termination of Employment Prior to the Exercise Date.  If a Participant’s employment with the Company and all Related Corporations is terminated for any reason prior to the Exercise Date, the Option granted to the Participant for that Offering Period shall lapse.  If a Participant is on an Authorized Leave of Absence, for purposes of the Plan, the Participant’s employment with the Company and all Related Corporations shall be deemed to be terminated on the later of the 91st day of such leave or the date through which the Participant’s employment is guaranteed either by statute or contract.  The Participant’s funds then credited to the Participant’s Account shall be returned to the Participant as soon as administratively feasible.

6.3                 Death.  If a Participant’s employment with the Company and all Related Corporations is terminated due to death, the Participant’s Beneficiary shall be refunded all of the funds then credited to the Participant’s Account as of the date of the Participant’s death.

ARTICLE VII

EXERCISE OF OPTION

7.1                 Purchase of Shares of Stock.  Subject to the provisions of the Plan, on the Exercise Date of the applicable Offering Period for an Offering, each Participant’s Account shall be used to purchase the maximum number of whole shares of Stock that can be purchased at the Option Price for that Offering.  If in any Offering the total number of shares of Stock to be purchased by all Participants exceeds the number of shares of Stock committed to the Plan, then each Participant shall be entitled to purchase only the Participant’s pro rata portion of the shares of Stock remaining available under the Plan based on the balances in each Participant’s Account as of the Exercise Date.  After the purchase of all shares of Stock available on the Exercise Date, all Options granted for the Offering to the extent not used are terminated because no Option shall remain exercisable after the Exercise Date.

7.2                 Accounting for Shares of Stock.  After the Exercise Date of each Offering, a report shall be given to each Participant stating the amount of the Participant’s Account, the number of shares of Stock purchased and the Option Price.

7.3                 Issuance of Shares of Stock.   The Administrative Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of shares of Stock certificates or any other means as the Administrative Committee, in its discretion, deems appropriate.  The Administrative Committee may, in its discretion, hold the shares of Stock certificate for any shares of Stock or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction, or should the shares of Stock be represented by book or electronic account entry rather than a certificate, the Administrative Committee may take such steps to restrict transfer of the shares of Stock as the Administrative Committee considers necessary or advisable to comply with applicable law.

ARTICLE VIII

ADMINISTRATION

8.1                 Powers.  The Administrative Committee has the responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

(a)                 to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

(b)                 to construe all provisions of the Plan;

(c)                 to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

(d)                 to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Administrative Committee believes necessary or advisable for the proper administration of the Plan;

(e)                 to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants’ entitlement to benefits;

(f)                 to determine all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between a Participating Corporation and a Participant, and any questions it believes advisable for the proper administration of the Plan; and

(g)                 to delegate any clerical or recordation duties of the Administrative Committee as the Administrative Committee believes is advisable to properly administer the Plan.

8.2                 Quorum and Majority Action.  A majority of the Administrative Committee constitutes a quorum for the transaction of business.  The vote of a majority of the members present at any meeting shall decide any question brought before that meeting.  In addition, the Administrative Committee may decide any question by a vote, taken without a meeting, of a majority of its members via telephone, computer, fax or any other media of communication.

8.3                 Standard of Judicial Review of Committee Actions.  The Administrative Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan.  Notwithstanding anything to the contrary, any action taken, or ruling or decision made by the Administrative Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Company, including without limitation all Participants and their beneficiaries, regardless of whether the Administrative Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision.  No final action, ruling, or decision of the Administrative Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Administrative Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

ARTICLE IX

PARTICIPATION IN PLAN BY OTHER RELATED CORPORATIONS

9.1                 Participation Procedure.  The Company, acting through the Compensation & Management Development Committee or the Administrative Committee, shall designate the Related Corporations of the Company that may participate in a given Offering. A Related Corporation that is selected to participate in an Offering shall provide the Company all information required by the Company in order to administer the Plan.

9.2                 No Joint Venture Implied.  Neither the participation in the Plan or an Offering by a Related Corporation nor any act performed by it in relation to the Plan shall create a joint venture or partnership relation between it and the Company or any other Related Corporation.

ARTICLE X

TERMINATION AND AMENDMENT OF THE PLAN

10.1               Termination.  The Company may, by action of the Board or the Compensation & Management Development Committee, terminate the Plan at any time and for any reason.  The Plan shall automatically terminate upon the purchase by Participants of all shares of Stock committed to the Plan, unless the number of shares of Stock committed to the Plan is increased by the Board and approved by the shareholders of the Company.  Upon termination of the Plan, as soon as administratively feasible there shall be refunded to each Participant the remaining funds in the Participant’s Account.  The termination of the Plan shall not affect the current Options already outstanding under the Plan to the extent there are shares of Stock committed, unless the Participants agree otherwise.

10.2               Amendment.  The Board or the Compensation & Management Development Committee has the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment to the Plan deemed necessary to ensure compliance with section 423 of the Code.  The Board or the Compensation & Management Development Committee may suspend the operation of the Plan for any period as it may deem advisable.  However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participant’s Account, reduce a Participant’s rights with respect to shares of Stock previously purchased and held on the Participant’s behalf under the Plan or adversely affect the current Option a Participant already has outstanding under the Plan without the Participant’s agreement.  Any amendment changing the aggregate number of shares of Stock to be committed to the Plan and any other change for which stockholder approval is required under regulations issued by the Department of Treasury must be approved by the stockholders of the Company in order to be effective.

ARTICLE XI

MISCELLANEOUS

11.1               Plan Not An Employment Contract.  The adoption and maintenance of the Plan is not a contract between any Participating Corporation and its Employees which gives any Employee the right to be retained in its employment.  Likewise, it is not intended to interfere with the rights of any Participating Corporation to discharge any Employee at any time or to interfere with the Employee’s right to terminate the Employee’s employment at any time.

11.2               Options Are Not Transferable.  No Option granted a Participant under the Plan is transferable by the Participant other than by will or the laws of descent and distribution, and must be exercisable, during the Participant’s lifetime, only by the Participant.  In the event any Participant attempts to violate the terms of this Section, any Option held by the Participant shall be terminated by the Company and, upon return to the Participant of the remaining funds in the Participant’s Account, all of the Participant’s rights under the Plan will terminate.

11.3               Voting of Shares of Stock.  Shares of Stock held under the Plan for the account of each Participant shall be voted by the holder of record of those shares of Stock in accordance with the Participant’s instructions.

11.4               No Rights of Shareholder.  No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a shareholder of the Company until he acquires shares of Stock as provided in the Plan.

11.5               Governmental Regulations.  The obligation to sell or deliver the shares of Stock under the Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of the shares of Stock.

11.6               Notices.  All notices and other communication in connection with the Plan shall be in the form specified by the Administrative Committee and shall be deemed to have been duly given when sent to the Participant at the Participant’s last known address or to the Participant’s designated personal representative or beneficiary, or to the Participating Corporation or its designated representative, as the case may be.

11.7               Indemnification of the Administrative Committee, the Compensation & Management Development Committee and the Board.  In addition to all other rights of indemnification as they may have as directors or as members of the Administrative Committee or the Compensation & Management Development Committee, the members of the Administrative Committee and the Compensation & Management Development Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Administrative Committee or Compensation & Management Development Committee member is liable for gross negligence or willful misconduct in the performance of his duties.

11.8               Tax Withholding.  At the time a Participant’s Option is granted or exercised or at the time a Participant disposes of some or all of the shares of Stock purchased under the Plan, the Participant must make adequate provision for the Participating Corporation’s federal, state, foreign or other tax withholding obligations, if any, which arise upon the grant or exercise of the Option or the disposition of the shares of Stock.  At any time, the Participating Corporation may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Participating Corporation to meet applicable withholding obligations.

11.9               Gender and Number.  If the context requires it, words of one gender when used in the Plan shall include the other genders, and words used in the singular or plural shall include the other.

11.10             Data Privacy.  By participating in the Plan, each Participant agrees to the collection, processing, use and transfer of personal information by the Participating Corporation that employs the Participant, the Company, the Administrative Committee and the Compensation & Management Development Committee in order to administer the Plan.

11.11             Notice of Disposition.  By becoming a Participant in the Plan, each Participant agrees to promptly give the Administrative Committee or its delegee notice of any shares of Common Stock disposed of by the Participant. The notice shall include the number of shares of Common Stock disposed of, the Exercise Date and the Date of Grant for the Common Stock.

11.12             Dispositions in Compliance with Securities Laws.  By becoming a Participant in the Plan, each Participant agrees that any dispositions of shares of Common Stock by such Participant shall be in compliance with the provisions of federal, state and foreign securities laws, including the provisions of Section 16(b) of the Exchange Act.

11.13             Beneficiary(ies).  At the time of the Participant’s or former Participant’s death, (a) any cash in the Plan or (b) any cash and shares of Common Stock in the Account shall be distributed to such Participant’s or former Participant’s (1) executor or administrator or (2) his heirs at law, if there is no administration of such Participant’s or former Participant’s estate.  The Participant’s or former Participant’s executor or administrator or heirs at law, if there is no administration of such Participant’s or former Participant’s estate, shall be such Participant’s or former Participant’s Beneficiaries.  Before any distribution is made, the Administrative Committee may require appropriate written documentation of (a) the appointment of the personal representative of the Participant’s estate or (b) heirship.

11.14             Severability.  Each provision of this Agreement may be severed.  If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

11.15              Binding Effect.  This Agreement shall be binding upon any successor of the Company.

11.16              Limitation on Liability.  Under no circumstances shall the Company incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to this Plan or the Company’s role as Plan sponsor.

11.17              Arbitration.  Any controversy arising out of or relating to the Plan, including without limitation, any and all disputes, claims (whether in tort, contract, statutory or otherwise) or disagreements concerning the interpretation or application of the provisions of the Plan, Employer Corporation’s employment of Participant and the termination of that employment, shall be resolved by arbitration in accordance with the Employee Benefit Plan Claims Arbitration Rules of the American Arbitration Association (the “AAA”) then in effect.  Within ten (10) business days of the initiation of an arbitration hereunder, the Company and the Participant will each separately designate an arbitrator, and within twenty (20) business days of selection, the appointed arbitrators will appoint a neutral arbitrator from the AAA National Panel of Employee Benefit Plan Claims Arbitrators.  The arbitrators shall issue their written decision (including a statement of finding of facts) within thirty (30) days from the date of the close of the arbitration hearing.  The decision of the arbitrators selected hereunder will be final and binding on both parties.  This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (or replacement or successor statute).  Pursuant to Section 9 of the Federal Arbitration Act, the Company and any Participant agrees that any judgment of the United States District Court for the District in which the headquarters of the Company is located at the time of initiation of an arbitration hereunder shall be entered upon the award made pursuant to the arbitration.  Nothing in this Section 11.17 shall be construed, in any way, to limit the scope and effect of Article 8.  In any arbitration proceeding full effect shall be given to the rights, powers, and authorities of the Administrative Committee under Article 8.

11.18              Governing Law.  All provisions of the Plan shall be construed in accordance with the laws of State of Texas, except to the extent preempted by federal law and except to the extent that the conflicts of laws provisions of the State of Texas would require the application of the relevant law of another jurisdiction, in which event the relevant law of the State of Texas will nonetheless apply, with venue for litigation being in Houston, Texas.

SUBMIT A PROXY BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 6, 2010 (other than 401(k) plan participants).  Have your proxy card in hand when  you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

NEWFIELD EXPLORATION COMPANY 363 N. SAM HOUSTON PKWY E. SUITE 100 HOUSTON, TX 77060
SUBMIT A PROXY BY PHONE - 1-800-690-6903
Use any touch-tone  telephone to transmit your voting instructions up until
11:59 P.M. Eastern Daylight Time on May 6, 2010 (other than 401(k) plan participants).  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
401(K) PLAN PARTICIPANTS All votes by 401(k) plan participants submitted over the Internet, by phone or mail must be received by 11:59 P.M. Eastern Daylight Time on May 3, 2010.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements,   proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ _

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NEWFIELD EXPLORATION COMPANY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3.
1.	ELECTION OF DIRECTORS	For	Against	Abstain
Nominees:
	1a. Lee K. Boothby	☐	☐	☐			For	Against	Abstain
	1b. Philip J. Burguieres	☐	☐	☐
	1c. Pamela J. Gardner	☐	☐	☐		1j. C. E. (Chuck) Shultz	☐	☐	☐
	1d. John Randolph Kemp III	☐	☐	☐		1k. J. Terry Strange	☐	☐	☐
	1e. J. Michael Lacey 1f. Joseph H. Netherland	☐ ☐	☐ ☐	☐ ☐	2.	Proposal to approve the Newfield Exploration Company 2010 Employee Stock Purchase Plan.	☐	☐	☐
	1g. Howard H. Newman 1h. Thomas G. Ricks 1i. Juanita F. Romans	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, as independent auditors for the year ending December 31, 2010.	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.				☐	4.	In their discretion, the Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
Please indicate if you plan to attend this meeting.			☐ Yes	☐ No

Please sign your name exactly as it appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our 2009 Annual Report (which includes our annual report on Form 10-K for the year ended December 31, 2009) are available at
http://phx.corporate-ir.net/phoenix.zhtml?c=63798&p=proxy.

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NEWFIELD EXPLORATION COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 7, 2010

The undersigned stockholder of Newfield Exploration Company (herein, the "Company") hereby makes, constitutes and appoints Terry W. Rathert, Brian L. Rickmers and John D. Marziotti, and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in name, place and stead of the undersigned to vote the number of shares of Company Common Stock that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held in the 19th Floor Front Range Room of the Company’s Rocky Mountains office located at 1001 Seventeenth Street, Denver, Colorado on May 7, 2010, at 8:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, on the matters set forth on the reverse side.

This proxy, when properly executed or submitted over the Internet or by telephone, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR items 1, 2 and 3 (other than 401(k) plan participants discussed below). If any other matters properly come before the meeting, the Proxies will vote as recommended by our Board or, if there is no recommendation, in their discretion.

If shares of Company Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a"Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Company Common Stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at the annual meeting and at any adjournments or postponements thereof, on all matters properly coming before the annual meeting, including but not limited to the matters set forth on the reverse side. The plan administrator for the Company’s 401(k) plan will direct the trustee to vote shares as to which no instructions are received in proportion to voting directions received by the trustee from all participants who vote.

This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the Delaware General Corporation Law and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto.

Address Changes/Comments:                                                                                                                                                                                                                         ___________________________________________________________________________________________________________________
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE